As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3937434
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York 10016
(212) 697-1111
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Christopher C. Cambria, Esq.
600 Third Avenue
New York, New York 10016
(212) 697-1111
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Vincent Pagano, Esq.
Avrohom J. Kess, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      __________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

(Continued on following page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
3.00% Convertible Contingent Debt Securities (CODES) due 2035	$700,000,000(1)	100%(2	)(3)	$700,000,000	(2)	$82,390.00
Common Stock, par value $.01 per share	6,841,884 shares(4)		(5)		(5)		(5)
Subsidiary Guarantees of 3.00% Convertible Contingent Debt Securities (CODES) due 2035	N/A		(6)		(6)		(6)

(1)	Includes $600,000,000 aggregate principal amount of CODES offered in an initial offering and $100,000,000 aggregate principal amount of CODES offered upon the exercise in full of the initial purchasers' option to purchase additional CODES.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) of the Securities Act of 1933.

(3)	Exclusive of accrued interest and distributions, if any.

(4)	Represents the number of shares of our common stock that are initially issuable upon conversion of the CODES registered hereby. The estimated number of shares of common stock to be issued upon conversion of the CODES is based on a conversion price of $102.31 per share of common stock and assumes conversion of all of the CODES into shares of our common stock. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered includes an indeterminate number of shares of our common stock issuable upon conversion of the CODES, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(5)	We will not receive additional consideration in connection with the conversion into our common stock by the holders of the CODES, and therefore, no registration fee is required pursuant to Rule 457(i).

(6)	No separate consideration will be received for the Subsidiary Guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933 there is no filing fee with respect to the Subsidiary Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
L-3 Communications Corporation	Delaware	13-3937436	600 Third Avenue New York, NY 10016 (212) 697-1111
Apcom, Inc.	Maryland	52-1291447	600 Third Avenue New York, NY 10016 (212) 697-1111
Broadcast Sports Inc.	Delaware	52-1977327	600 Third Avenue New York, NY 10016 (212) 697-1111
D.P. Associates Inc.	Virginia	54-1389520	600 Third Avenue New York, NY 10016 (212) 697-1111
Electrodynamics, Inc.	Arizona	36-3140903	600 Third Avenue New York, NY 10016 (212) 697-1111
Henschel Inc.	Delaware	23-2554418	600 Third Avenue New York, NY 10016 (212) 697-1111
Hygienetics Environmental Services, Inc.	Delaware	13-3992505	600 Third Avenue New York, NY 10016 (212) 697-1111
Intelligence Data Systems, Inc.	Virginia	54-1867272	600 Third Avenue New York, NY 10016 (212) 697-1111
International Systems, LLC	California	33-0700074	600 Third Avenue New York, NY 10016 (212) 697-1111
Interstate Electronics Corporation	California	95-1912832	600 Third Avenue New York, NY 10016 (212) 697-1111
KDI Precision Products, Inc.	Delaware	31-0740721	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida	59-2808669	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Aeromet, Inc.	Oregon	73-1291165	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications AIS GP Corporation	Delaware	13-4137187	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Avionics Systems, Inc.	Delaware	38-1865601	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Avysis Corporation	Texas	74-2616165	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Aydin Corporation	Delaware	23-1686808	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications CE Holdings, Inc.	Delaware	54-1098648	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Cincinnati Electronics Corporation	Ohio	31-0826926	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications CSI, Inc.	California	77-0365380	600 Third Avenue New York, NY 10016 (212) 697-1111

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
L-3 Communications EO/IR, Inc.	Florida	59-3316817	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Electron Technologies, Inc.	Delaware	91-2046609	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications ESSCO, Inc.	Delaware	04-2281486	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Flight Capital LLC	Delaware	75-3089735	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Flight International Aviation LLC	Delaware	02-0654591	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Government Services, Inc.	Virginia	54-1349668	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications ILEX Systems, Inc.	Delaware	13-3992952	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications InfraredVision Technology Corporation	California	77-0534649	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Integrated Systems L.P.	Delaware	03-0391841	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Investments Inc.	Delaware	51-0260723	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Klein Associates, Inc.	Delaware	02-0277515	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications MAS (US) Corporation	Delaware	55-0765280	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Mobile-Vision, Inc.	New Jersey	22-2893537	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Security and Detection Systems, Inc.	Delaware	04-3054475	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Sonoma EO, Inc.	California	68-0439616	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Titan Corporation	Delaware	95-2588754	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communicatons Vector International Aviation LLC	Delaware	42-1569647	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Vertex Aerospace LLC	Delaware	64-0941176	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Westwood Corporation	Nevada	87-0430944	600 Third Avenue New York, NY 10016 (212) 697-1111
Lincom Wireless, Inc.	Delaware	95-4832760	600 Third Avenue New York, NY 10016 (212) 697-1111

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
MCTI Acquisition Corporation	Maryland	13-4109777	600 Third Avenue New York, NY 10016 (212) 697-1111
Microdyne Communications Technologies Incorporated	Maryland	59-3500774	600 Third Avenue New York, NY 10016 (212) 697-1111
Microdyne Corporation	Maryland	52-0856493	600 Third Avenue New York, NY 10016 (212) 697-1111
Microdyne Outsourcing Incorporated	Maryland	33-0797639	600 Third Avenue New York, NY 10016 (212) 697-1111
MPRI, Inc.	Delaware	54-1439937	600 Third Avenue New York, NY 10016 (212) 697-1111
Pac Ord Inc.	Delaware	23-2523436	600 Third Avenue New York, NY 10016 (212) 697-1111
Power Paragon, Inc.	Delaware	33-0638510	600 Third Avenue New York, NY 10016 (212) 697-1111
ProCom Services, Inc.	California	33-0427938	600 Third Avenue New York, NY 10016 (212) 697-1111
Shellco, Inc.	Delaware	33-0931737	600 Third Avenue New York, NY 10016 (212) 697-1111
SPD Electrical Systems, Inc.	Delaware	23-2457758	600 Third Avenue New York, NY 10016 (212) 697-1111
SPD Switchgear, Inc.	Delaware	23-2510039	600 Third Avenue New York, NY 10016 (212) 697-1111
SYColeman Corporation	Florida	59-2039476	600 Third Avenue New York, NY 10016 (212) 697-1111
Titan Facilities, Inc.	Virginia	54-0918681	600 Third Avenue New York, NY 10016 (212) 697-1111
Titan Scan Technologies Corporation	Delaware	33-0937905	600 Third Avenue New York, NY 10016 (212) 697-1111
Troll Technology Corporation	California	95-4552257	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Air Ops Inc.	Delaware	52-2304424	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Air Ops LLC	Delaware	52-2295476	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Holdings (US) Inc.	Delaware	51-0376332	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam LLC	Delaware	91-2077866	600 Third Avenue New York, NY 10016 (212) 697-1111
Wolf Coach, Inc.	Massachusetts	04-2482502	600 Third Avenue New York, NY 10016 (212) 697-1111

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 23, 2005.

PROSPECTUS

$700,000,000

L-3 COMMUNICATIONS HOLDINGS, INC.
3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035
and 6,841,884 Shares of Common Stock
Issuable Upon Conversion of the CODES

This prospectus relates to:

— $700,000,000 in aggregate principal amount of 3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035;

— The shares of our common stock issuable upon conversion of the CODES; and

— The subsidiary guarantees of the CODES on behalf of each of our subsidiary guarantors.

The CODES, the shares of our common stock and the subsidiary guarantees are offered for resale in this prospectus for the accounts of their holders at market prices prevailing at the time of sale or at privately negotiated prices. The holders may sell the CODES or the shares of our common stock obtained through conversion of the CODES directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

The CODES will be convertible, at your option, into cash and shares of our common stock initially based on a conversion rate of 9.7741 shares of common stock per $1,000 principal amount of the CODES converted (equivalent to an initial conversion price of $102.31 per share), subject to adjustment as described in this prospectus, at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the circumstances described in this prospectus.

Upon conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value, determined in the manner set forth in this prospectus, of the principal amount of the CODES converted. If the conversion value exceeds the principal amount of the CODES converted, we will also deliver, at our election, cash or common stock or a combination of cash and common stock in an amount equal to the excess of the conversion value over the principal amount of the CODES converted. In the event of certain types of fundamental changes, we will increase the conversion rate or, in lieu thereof, we may elect to adjust the conversion obligation and conversion rate so that the CODES are convertible into cash and shares of the acquiring or surviving company, in each case as described herein.

The CODES bear interest at a rate of 3.00% per year. Beginning with the six-month period commencing February 1, 2011, we will also pay contingent interest during any six-month period in which the trading price of the CODES, measured over a specified number of trading days, is 120% or more of the principal amount of the CODES. Interest on the CODES is payable on February 1 and August 1 of each year, commencing on February 1, 2006. The CODES mature on August 1, 2035.

The CODES are subject to special United States federal and state income tax rules. For a discussion of the special tax regulations governing contingent payment debt instruments, see "Certain United States Federal Income and Estate Tax Considerations."

We may redeem some or all of the CODES on or after February 1, 2011 for cash at a redemption price equal to 100% of the principal amount of CODES redeemed, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the redemption date.

You may require us to repurchase all or a portion of your CODES on February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031 at a cash repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date. In addition, you may require us to repurchase all or a portion of your CODES upon a fundamental change at a cash repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date.

Shares of our common stock are quoted on the New York Stock Exchange under the symbol "LLL." The last reported sale price of the shares on November 22, 2005 was $74.50 per share.

Investing in the CODES involves risks. Risk Factors begin on page 10.

The proceeds from the sale of the securities offered by this prospectus are solely for the security holders who own and are selling the securities. We will not receive any of the proceeds from the sale of these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

"Convertible Contingent Debt Securities" and "CODES" are service marks of Lehman Brothers Inc.

                             , 2005

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus, including information incorporated herein by reference.

"L-3 Holdings" refers to L-3 Communications Holdings, Inc., as issuer of the CODES, and "L-3 Communications" refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings and one of the guarantors of the CODES. "Guarantors" refers to certain direct and indirect domestic subsidiaries of L-3 Holdings, including L-3 Communications, which guarantee the obligations of L-3 Holdings under the CODES. The obligations of the Guarantors are referred to herein as the "Guarantees." "L-3," "we," "us" and "our" refer to L-3 Holdings and its subsidiaries, including L-3 Communications. "Senior credit facility" refers to the amended and restated senior credit facility of L-3 Communications, which consists of a five-year revolving facility and a five-year term loan facility. Other than the CODES, L-3 Holdings has no assets or liabilities and conducts no operations other than through L-3 Communications. L-3 Holdings has guaranteed the senior credit facility.

The Company

We are a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. We also are a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communications products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. We also are a prime system contractor for aircraft modernization and operations & maintenance (O&M), Command, Control and Communications (C3), Intelligence, Surveillance and Reconnaissance (ISR) collection systems and services, training and simulation, intelligence services and government support services. Our customers include the U.S. Department of Defense (DoD) and its prime contractors, the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies.

On July 29, 2005, we acquired all of the outstanding shares of The Titan Corporation (Titan) for $23.10 per share in cash, or approximately $2,754.3 million, including the assumption of approximately $626.0 million of Titan's debt, net of cash acquired of $25.3 million (the "Titan acquisition"). Concurrent with the Titan acquisition, we repaid or redeemed all of Titan's outstanding debt. The Titan acquisition was financed using: (1) approximately $355.5 million of cash on hand, (2) $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, (3) net proceeds from the issuance by L-3 Holdings of $700.0 million of the CODES and (4) net proceeds from the issuance by L-3 Communications of $1,000.0 million of 6 3/8% senior subordinated notes. These transactions are collectively referred to as the "Acquisition Financing."

For the year ended December 31, 2004, we generated sales of $6,897.0 million and operating income of $748.6 million. For the nine months ended September 30, 2005, we had sales of $6,544.5 million and operating income of $690.6 million. For the year ended December 31, 2004, Titan had sales of $2,046.5 million and operating income of $70.9 million.

We have four reportable segments. During the third quarter of 2005 we renamed three of our four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same.

In addition, during the third quarter of 2005 we revised the aggregation of our operating segments within our four reportable segments in connection with the Titan acquisition to provide a more clearly defined presentation of our businesses, focused on customers, markets, products and services and independent research and development. Consequently, we have restated our reportable segments by reclassifying into the Specialized Products reportable segment the following: (i) our aviation products operating segments, which were previously included within the Aircraft Modernization and Maintenance reportable segment and (ii) our Link Training and Microdyne Outsourcing operating segments, which were previously included within the Government Services reportable segment. Prior period reportable segment data incorporated by reference herein have been restated to conform to the current period presentation.

We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is (212) 697-1111. Our internet address is www.L-3com.com. L-3com.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

The Offering

Issuer	L-3 Communications Holdings, Inc.

Securities Offered	$600,000,000 in aggregate principal amount of 3.00% Convertible Contingent Debt Securities due 2035 (the "CODES") issued to the initial purchasers in an offering on July 29, 2005 (the "Initial Offering") and $100,000,000 aggregate principal amount of CODES issued upon the initial purchasers' exercise of their option to purchase additional CODES on August 4, 2005. The initial purchasers resold the CODES pursuant to Rule 144A under the Securities Act of 1933.

Offering Price	Each CODES was issued at a price of 100% of its principal amount plus accrued interest, if any, from July 29, 2005.

Maturity	August 1, 2035, unless earlier converted, redeemed or repurchased.

Interest Rate	3.00% per year. Interest is payable in cash on February 1 and August 1 of each year, commencing February 1, 2006.

Contingent Interest	Beginning with the six-month interest period commencing February 1, 2011, we will pay contingent interest in cash during any six-month interest period in which the trading price of the CODES for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the CODES.

During any interest period when contingent interest is payable, the contingent interest payable per $1,000 principal amount of CODES will equal 0.25% of the average trading price of $1,000 principal amount of the CODES during the five trading days immediately ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

Ranking	The CODES are L-3 Holdings' senior unsecured obligations and rank equal in right of payment with all of L-3 Holdings' existing and future senior unsecured indebtedness and senior to all of L-3 Holdings' future senior subordinated indebtedness, if any. The CODES are effectively subordinated to L-3 Holdings' secured indebtedness, if any, to the extent of the value of the related collateral.

As of September 30, 2005, L-3 Holdings had $700.0 million of senior indebtedness outstanding and its only other obligation was its guarantee of L-3 Communications' senior credit facility. As of September 30, 2005, L-3

Communications had $750.0 million of borrowings under the senior credit facility and the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million).

Guarantees	The CODES are jointly and severally guaranteed on a senior subordinated basis by all of the existing and future domestic subsidiaries of L-3 Holdings, including Titan and certain of its subsidiaries, that guarantee any other indebtedness of L-3 Holdings or any of its domestic subsidiaries, as described under "Description of the CODES — The Subsidiary Guarantees."

The guarantees of the CODES are subordinated in right of payment to all existing and future senior debt of the guarantors. The guarantees are pari passu with other senior subordinated indebtedness of the guarantors, including the 7 5/8% Senior Subordinated Notes due 2012, the 6 1/8% Senior Subordinated Notes due 2013, the 6 1/8% Senior Subordinated Notes due 2014, the 5 7/8% Senior Subordinated Notes due 2015 and the 6 3/8% Senior Subordinated Notes due 2015, in each case, issued by L-3 Communications and guaranteed by the other guarantors. Information regarding the guarantors is included in the notes to the financial statements of each of L-3 Communications and Titan incorporated by reference herein.

As of September 30, 2005, the guarantors had approximately $4,650.0 million in aggregate principal amount of indebtedness outstanding, of which $750.0 million was senior debt. In addition, as of September 30, 2005, L-3 Communications, one of the guarantors, would have had the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million) under its senior credit facility, all of which if borrowed or drawn upon would be senior debt and would be guaranteed on a senior basis by the guarantors.

See "Description of the CODES — The Subsidiary Guarantees" and "— Subordination."

Conversion Rights	You may convert your CODES into cash and shares of our common stock at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:

•	prior to August 1, 2033, on any date during any fiscal quarter beginning after September 30, 2005 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

•	on or after August 1, 2033, at all times on or after any date on which the closing sale price of our common stock is more than 120% of the then current conversion price of the CODES;

•	with respect to any CODES called for redemption, until the close of business on the business day prior to the redemption date;

•	if we distribute to all holders of our common stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution;

•	if we distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

•	during a specified period if a fundamental change occurs; or

•	during the five consecutive business-day period following any five consecutive trading-day period in which the average trading price for the CODES was less than 98% of the average of the closing sale price of our common stock during such five trading-day period multiplied by the then current conversion rate.

The CODES will be convertible based on an initial conversion rate of 9.7741 shares of common stock per $1,000 principal amount of the CODES (equivalent to an initial conversion price of approximately $102.31 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under "Description of the CODES — Conversion Rights — Conversion Rate Adjustments."

Upon a conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value, calculated as described under "Description of the CODES — Conversion Rights — Settlement Upon Conversion," of the principal amount of the CODES converted. If the conversion value exceeds the principal amount of the CODES converted, we will also deliver, at our election, cash or common stock or a combination of cash and common stock in an amount equal to the excess of the conversion value over the principal amount of the CODES converted. See "Description of the CODES — Conversion Rights — Settlement Upon Conversion."

Upon any conversion, subject to certain exceptions, you will not receive any separate cash payment representing accrued and unpaid interest (including contingent interest and additional interest, if any). See "Description of the CODES — Conversion Rights."

Adjustment to conversion rate upon a non-stock change of control	Prior to February 1, 2011, if and only to the extent holders elect to convert the CODES in connection with a transaction described under clause (1) or clause (4) of the definition of fundamental change as described in "Description of the CODES — Repurchase at the Option of the Holder — Fundamental Change Put" pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) consists of cash or securities (or other property) that are not shares of common stock, depository receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, which we refer to as a "non-stock change of control," we will increase the conversion rate by a number of additional shares as described below under "Description of the CODES — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control," based on the effective date and the price paid per share of our common stock in such non-stock change of control.

If holders of our common stock receive only cash in the type of transaction described above, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control.

Conversion after a public acquirer change of control	In the case of a non-stock change of control constituting a public acquirer change of control (as defined below under the caption "Description of the CODES"), we may, in lieu of issuing additional shares upon conversion as described in "Description of the CODES — Conversion Rights — Conversion After a Public Acquirer Change of Control," elect to adjust the conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the CODES will be entitled to convert their CODES (subject to the satisfaction of certain conditions) into cash and, to the extent the conversion value exceeds the principal amount of CODES converted, shares of public acquirer common stock, and the conversion rate in effect immediately before the public acquirer change of control will be adjusted by multiplying it by a fraction:

•	the numerator of which will be: (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock, or (ii) in the case of any other public acquirer change of control, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

Sinking Fund	None.

Optional Redemption by L-3 Holdings	At any time on or after February 1, 2011, we may redeem all or a part of the CODES for cash at a redemption price equal to 100% of the principal amount of the CODES being redeemed, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the redemption date.

Optional Repurchase Right of Holders	You may require us to repurchase all or a portion of your CODES on February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031 at a cash repurchase price equal to 100% of the principal amount of the CODES, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date.

Fundamental Change Repurchase Right of Holders	If we undergo a fundamental change (as defined in this prospectus) prior to maturity, you will have the right, at your option, to require us to repurchase for cash some or all of your CODES at a repurchase price equal to 100% of the principal amount of the CODES being repurchased, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date. See "Description of the CODES — Repurchase at the Option of the Holder — Fundamental Change Put."

Events of Default	If an event of default on the CODES occurs, the principal amount of the CODES, plus accrued and unpaid interest (including contingent interest and additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving L-3 Holdings or certain of its subsidiaries.

Form, Denomination and Registration	The CODES are issued in fully registered form and without interest coupons. The CODES are issued in denominations of $1,000 principal amount and integral multiples of $1,000.

Except as described in this prospectus, the CODES are issued in fully registered book-entry form and are represented by one or more global CODES deposited with the trustee as custodian for DTC (The Depository Trust Company) and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global CODES are shown on, and any transfers will be effected only through, records maintained by DTC and its participants.

See "Description of the CODES — Form, Denomination and Registration."

Use of Proceeds	We will not receive any of the proceeds from this offering. See "Use of Proceeds."

Registration Rights	We have filed with the SEC a registration statement, of which this prospectus forms a part, for the resale of the CODES, the Guarantees and the common stock issuable upon conversion. We have agreed to keep the registration statement effective until the earliest of two years after the latest date on which we issue CODES in this offering, expiration of the resale restriction provisions of Rule 144 under the Securities Act or the date when all of the CODES, Guarantees and common stock into which the CODES are convertible are registered under the registration statement and sold in accordance with it. If we do not comply with these and other registration obligations, we will be required to pay additional interest to the holders of the CODES or the common stock issuable upon conversion. See "Description of the CODES — Registration Rights."

Absence of a Public Market for the CODES	The CODES are a new issue of securities. We do not intend to list the CODES on any national market or exchange. Although the initial purchasers of the CODES have advised us that they currently intend to make a market into the CODES, they are not obligated to do so. Therefore, we cannot assure you of the liquidity of the trading market for the CODES. See "Plan of Distribution."

NYSE Symbol for our Common Stock	Our common stock is traded on the New York Stock Exchange under the symbol "LLL."

Taxation	The CODES and the common stock issuable upon conversion of the CODES are subject to special and complex United States federal income tax rules. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the CODES and common stock issuable upon conversion of the CODES. See "Certain United States Federal Income and Estate Tax Considerations."

RISK FACTORS

You should carefully consider the following factors and other information contained or incorporated by reference in this prospectus before deciding to invest in the CODES or the shares of our common stock issuable upon conversion of the CODES. Any of these risks could materially adversely affect our business, financial condition, results of operations and cash flow, which could in turn materially adversely affect the price of the CODES and the common stock issuable upon conversion of the CODES.

Risks Related to L-3

Our significant level of debt may adversely affect our financial and operating activity.

We have incurred substantial indebtedness to finance our business acquisitions, including indebtedness incurred in connection with the Titan acquisition. At September 30, 2005, we had approximately $4,650.0 million in aggregate principal amount of outstanding debt, excluding outstanding letters of credit (which aggregated approximately $113.3 million) under our senior credit facility. In addition, we had available additional borrowings under our senior credit facility, after reductions for outstanding letters of credit, of approximately $886.7 million at September 30, 2005. In the future, we may borrow more money, subject to limitations imposed on us by our debt agreements.

Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We may not be able to do so or do so without additional expense.

Our level of indebtedness has important consequences to you and your investment in the CODES and, upon conversion, in our common stock. These consequences may include:

•	requiring a substantial portion of our net cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes, including capital expenditures, research and development and other investments;

•	limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

•	higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

•	heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

•	covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness.

Additionally, on December 31, 2004, we had $3,825.4 million of contractual obligations (including outstanding indebtedness) and Titan had $1,003.7 million of contractual obligations (including outstanding indebtedness).

Our business acquisition strategy involves risks, and we may not successfully implement our strategy.

We seek to acquire companies that complement our existing businesses. We may not be able to continue to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we may not realize the benefits anticipated from these acquisitions, including cost synergies and improving margins. Furthermore, we may not be able to obtain additional financing for acquisitions, since such additional financing could be restricted by the terms of our debt agreements.

The process of integrating the operations of acquired businesses, including Titan and other recent business acquisitions, into our existing operations may result in unforeseen difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense and contingent liabilities, each of which could result in an increase to our already significant level of outstanding debt. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, and, except as disclosed herein or in the documents incorporated herein by reference, we have not entered into any agreements with respect to any material transactions.

We rely on sales to U.S. Government entities, and the loss of such contracts would have a material adverse effect on our results of operations and cash flows.

Our sales are predominantly derived from contracts (revenue arrangements) with agencies of, and prime contractors to, the U.S. Government. Approximately 80.3%, or $5,538.9 million, of our sales for the year ended December 31, 2004 were made directly or indirectly to U.S. Government agencies, including the DoD. On a pro forma basis after giving effect to the Titan acquisition, but not giving pro forma effect to all other business acquisitions completed between January 1, 2004 and September 30, 2005, approximately 84.1%, or approximately $7,524.0 million, of our $8,943.5 million of pro forma sales for the year ended December 31, 2004 would have been directly or indirectly to U.S. Government agencies, including the DoD. For the year ended December 31, 2004, our largest contract represented 4.6% of our sales, and sales from our five largest programs amounted to $1,189.4 million, or 17.2% of our sales. On a pro forma basis after giving effect to the Titan acquisition, our largest contract would have represented 3.5% of our sales. The loss of all or a substantial portion of our sales to the U.S. Government would have a material adverse effect on our results of operations and cash flows.

Our results of operations and cash flows, as well as our valuation of contracts in process are substantially affected by our fixed-price and cost reimbursable contracts.

The majority of our contracts (revenue arrangements) require us to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications. These sales are transacted using written revenue arrangements, or contracts, for which the determination of the sales price is generally either fixed-price, cost-reimbursable or time and material. These contracts (revenue arrangements) are covered by the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1) and Accounting Research Bulletin No. 45, Long-term Construction-Type Contracts (ARB 45). In addition, our cost-reimbursable type contracts are also specifically within the scope of Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Additionally, certain fixed-price, cost-reimbursable and time-and-material type contracts require us to perform services that are not related to production or construction of tangible assets, and are recognized in accordance with SAB 104, Revenue Recognition. For the year ended December 31, 2004, approximately 60.6% of our sales were generated from fixed-price type contracts, approximately 26.9% of our sales were generated from cost-reimbursable type contracts and approximately 12.5% of our sales were generated from time-and-material type contracts. On a pro forma basis after giving effect to the Titan acquisition, but not giving pro forma effect to all other business acquisitions completed between January 1, 2004 and September 30, 2005, for the year ended December 31, 2004, approximately 50.2% of our sales would have been generated from fixed-price type contracts, approximately 31.7% of our sales would have been generated from cost-reimbursable type contracts and approximately 18.1% of our sales would have been generated from time-and-material type contracts. Substantially all of our cost-reimbursable and time-and-material type contracts are with the U.S. Government, primarily with the DoD. Substantially all of our sales to commercial customers are transacted under fixed-price sales arrangements, and are included in our fixed-price type contract sales.

On a fixed-price type contract (revenue arrangement), we agree to perform the contractual statement of work for a predetermined contract price. Although a fixed-price type contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Accounting for the sales on a fixed-price type contract requires the preparation of estimates of (1) the total contract revenue, (2) the total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract's statement of work, and (3) the measurement of progress towards completion. Adjustments to original estimates for a contract's revenue, estimated costs at completion and estimated total profit or loss are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications occur.

On a cost-reimbursable type contract (revenue arrangement), we are paid our allowable incurred costs plus a profit which can be fixed or variable depending on the contract's fee arrangement up to predetermined funding levels determined by our customers. On a time-and-materials type contract (revenue arrangement), we are paid on the basis of direct labor hours expended at specified fixed-price hourly rates (that include wages, overhead, general and administrative expenses and profit) and materials at cost. Therefore, on cost-reimbursable type and time-and-material type contracts we do not bear the risks of unexpected cost overruns, provided that we do not incur costs that exceed the predetermined funded amounts.

The impact of revisions in profit (loss) estimates for all types of contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Provisions for anticipated losses on contracts are recorded in the period in which they become evident. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. The revisions in contract estimates, if significant, can materially affect our results of operations and cash flows, as well as our valuations of contracts in process.

Our government contracts entail certain risks.

•	Government contracts are dependent upon the U.S. defense budget.

The DoD budget has increased for each fiscal year from fiscal year 1997 to fiscal year 2005 and, based on the Bush Administration's current Future Year Defense Plan (FYDP), the DoD budget would continue to increase through fiscal 2009. However, the future DoD budgets after fiscal year 2005 could be negatively impacted by several factors, including, but not limited to, the U.S. Government's budget deficits and spending priorities and the costs of sustaining the U.S. military operations in Iraq and Afghanistan, which could cause the DoD budget to remain unchanged or to decline. A significant decline in U.S. military expenditures in the future could result in a material decrease to our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also result in a material decrease to our future sales, earnings and cash flows and thus limit our ability to satisfy our financial obligations, including those relating to the CODES. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

•	Government contracts contain unfavorable termination provisions and are subject to audit and modification.

Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

•	suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	terminate existing contracts;

•	reduce the value of existing contracts;

•	audit our contract-related costs and fees, including allocated indirect costs; and

•	control and potentially prohibit the export of our products.

All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

•	Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

We obtain many of our U.S. Government contracts through a competitive bidding process. We may not be able to continue to win competitively awarded contracts. In addition, awarded contracts may not generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

•	the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

•	the substantial time and effort required to prepare bids and proposals for competitively awarded contracts that may not be awarded to us;

•	design complexity and rapid technological obsolescence; and

•	the constant need for design improvement.

In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. Failure to receive required licenses would eliminate our ability to sell our products outside the United States. Furthermore, in connection with a plea agreement with the Department of Justice (DOJ) regarding Titan's alleged violations of the Foreign Corrupt Practices Act (FCPA), Titan is currently unable to obtain new export licenses for items regulated by the U.S. Department of State and Titan may not be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. See "—Risks Related to the Titan Acquisition."

•	Current governmental investigations.

We are from time to time subject to governmental investigations relating to our operations. We are currently cooperating with the U.S. Government on several investigations, including but not limited to, an investigation regarding the Combat Survivor/Evader Locator (CSEL) program (which is discussed below). Under U.S. Government procurement regulations, an indictment by a federal grand jury could result in us being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

Our Interstate Electronics Corporation subsidiary (IEC) is under criminal investigation by the United States Army Criminal Investigation Command. The investigation relates to IEC's role on the CSEL program, on which IEC is a subcontractor to The Boeing Company (Boeing). IEC provides the global positioning system (GPS) modules to Boeing for the CSEL program. The GPS module includes a complex printed wiring board (PWB) that IEC purchased from two suppliers. The investigation appears to be focused on alleged manufacturing deficiencies in the PWBs and IEC's actions when it became aware of the potential manufacturing problems of the suppliers. We have conducted an internal investigation of this matter using outside counsel and currently believe that no criminal activity occurred. We are cooperating fully with the investigation and have voluntarily recalled all the PWBs and are repairing them as they are received. The outcome of our current (or future) governmental investigations cannot, however, be predicted, and any indictment, conviction or material fine or settlement arising out of these investigations could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We are subject to the risks of current and future legal proceedings.

At any given time, we are a defendant in various material legal proceedings and litigations arising in the ordinary course of business, including litigation, claims and assessments that have been asserted against acquired businesses, which we have assumed. Although we maintain insurance policies, we can make no assurance that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A significant judgment against us, arising out of any of our current or future legal proceedings and litigation, could have a material adverse effect on our business, financial condition and future prospects. For a discussion of the material litigation to which we are currently a party, see "Part II — OTHER INFORMATION — Item 1. — Legal Proceedings" contained in our Quarterly Report on Form 10-Q for the three months ended September 30, 2005, which is incorporated herein by reference.

Several of our business operations involve rapidly evolving products and technological change.

The rapid change of technology is a key feature of most of the markets in which our products and systems oriented businesses operate. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-funded and internally funded research and development and through certain business acquisitions. We may not be able to continue to maintain comparable levels of research and development or successfully complete such acquisitions. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we may not be able to successfully identify new opportunities and may not have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

Consolidation and intense competition in the industries in which our businesses operate could limit our ability to attract and retain customers.

The defense industry and the other industries in which our businesses operate, and the market for defense applications, is highly competitive. We expect that the DoD's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

•	the effectiveness and innovation of our technologies and research and development programs;

•	our ability to offer better program performance than our competitors at a lower cost; and

•	the capabilities of our facilities, equipment and personnel to undertake the programs for which we compete.

We are the incumbent supplier or have been the sole provider for many years for certain programs. We refer to such contracts as "sole-source" contracts. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen or recompete the particular program to competition. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids. Additionally, some of our competitors are larger than us and have substantially greater financial and other resources than we have.

Our debt agreements restrict our ability to finance our future operations and, if we are unable to meet our financial ratios, could cause our existing debt to be accelerated.

Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

•	sell assets;

•	incur more indebtedness;

•	repay certain indebtedness;

•	pay dividends on the common stock of L-3 Holdings;

•	make certain investments or business acquisitions;

•	repurchase or redeem capital stock;

•	engage in business mergers or consolidations; and

•	engage in certain transactions with subsidiaries and affiliates.

These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and total consolidated debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

•	declare all outstanding debt, accrued interest and fees to be due and immediately payable;

•	require us to apply all of our available cash to repay our outstanding senior debt; and

•	prevent us from making debt service payments on our other debt.

Because of the subordination provisions relating to the guarantees of the CODES, if we were unable to repay any of these borrowings when due, the guarantors would be required to pay senior indebtedness, including the senior credit facility, in full before making payments on account of the guarantees of the CODES. If the indebtedness under the existing debt agreements were to be accelerated, our assets may not be sufficient to repay such indebtedness, including the CODES offered hereby, in full.

If we are unable to attract and retain key management and personnel, we may become unable to operate our business effectively.

Our future success depends to a significant degree upon the continued contributions of our management, including Mr. Lanza, our Chairman and Chief Executive Officer, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. We have an employment agreement with Mr. Lanza. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.

Environmental laws and regulation may subject us to significant liability.

Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur a significant amount of additional costs in the future and could decrease the amount of free cash flow available to us for other purposes, including capital expenditures, research and development and other investments.

Termination of our backlog of orders could negatively impact our results of operations and cash flows.

We currently have a backlog of orders, primarily under contracts with the U.S. Government. Our total funded backlog was $7,113.4 million at September 30, 2005. The U.S. Government may unilaterally modify or terminate its contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government, which would negatively impact our results of operations and cash flows.

Risks Related to the Titan Acquisition

If Titan does not comply with its plea agreement and consent to entry of judgment with the U.S. Government relating to the Foreign Corrupt Practices Act, it could be exposed to further liability.

During the first quarter of 2004, Titan learned of allegations that improper payments under the FCPA had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations, which were identified as part of internal reviews conducted by Titan and Lockheed Martin in connection with their failed merger, were reported at that time to the U.S. Government. Titan's board of directors established a committee of the board to oversee Titan's internal review of these matters. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the DoJ initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Tax Code.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three FCPA counts related to its overseas operations. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return.

In connection with the FCPA settlement, Titan made total payments of $28.5 million, including a DoJ-recommended fine of $13 million and payments to the SEC of $15.5 million. A federal judge also imposed a three-year term of supervised probation. As part of these agreements, Titan agreed to: (1)

implement a best-practices compliance program designed to detect and deter future violations of the FCPA; and (2) retain an independent consultant to review its policies and procedures with respect to FCPA compliance and to adopt the consultant's recommendations. If Titan fails to comply with its sentence or the consent to entry of a final judgment, it could be subject to additional criminal and civil fines or penalties and limitations on its ability to enter into or perform under U.S. Government contracts, which would have a material adverse effect on our business, financial condition and results of operations.

Titan has made voluntary disclosures to the U.S. Department of State (DoS) of suspected violations of law discovered in the course of Titan's internal FCPA investigation. The voluntary disclosures have not yet been resolved and may result in the assessment of fines or penalties against Titan or L-3. Further, as a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses for items regulated by the DoS. Titan has been working with the DoS to obtain relief from this licensing ineligibility rule, but there is no assurance that Titan will be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. In addition, Titan's privilege to export products or services under existing export licenses may also be suspended. If Titan were prevented from obtaining new licenses and/or exporting products or services under existing licenses for a significant period of time, this could breach its obligations under certain contracts and could cause Titan to suffer adverse consequences, including termination of contracts and/or claims for damages. Titan does not know when, or if, it will be able to obtain relief from the licensing ineligibility rule, or for any further export license suspensions. Certain of Titan's revenues are generated by contracts with international customers which require export licenses. For the year ended December 31, 2004, Titan had revenues of approximately $27 million that required it to have export licenses.

On March 2, 2005, the Navy, acting on behalf of the DoD, and Titan executed an administrative settlement agreement that would allow Titan to continue to receive U.S. Government contracts. The agreement imposes certain duties and limitations on Titan and provides that the Navy will monitor for three years Titan's compliance with, among other things, the FCPA and federal procurement laws and regulations. Under the agreement, the Navy agreed not to undertake any administrative action to propose Titan for debarment, but reserved the right to undertake appropriate administrative action, in its discretion, in the event of the indictment or conviction of any then-current (as of the date of execution of the agreement) officer or director of Titan or any of its wholly-owned subsidiaries arising out of continuing investigations into the underlying matters that were the subject of the Titan plea agreement or the final judgment entered by the SEC. The DoJ is continuing its investigation of individuals involved in these matters. The Navy agreement defines "Titan" to include, among other things, Titan's "affiliates." There is no assurance that, upon completion of the merger, L-3 will not be construed as Titan's affiliate under the agreement.

Titan has an ongoing obligation under its by-laws and under indemnity agreements with current and former employees to advance their costs of defense relating to the FCPA investigations and related class action and derivative litigation, subject to each individual undertaking to repay the costs of defense if it is ultimately determined that any such individual is not entitled to be indemnified by Titan.

Titan and several of its employees are under investigation by the U.S. Government, which could result in severe penalties.

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts and at Wright-Patterson Air Force Base in Ohio. Also, a senior Titan employee has provided handwriting exemplars in connection with this matter. Three Titan employees have previously testified before the grand jury in exchange for receiving immunity.

The investigation is on-going, and we are unable to predict their outcome at this time. Any penalties imposed by the U.S. Government in these matters could have a material adverse effect on our financial positions, results of operations, or cash flows and prospects.

Titan is a party to multiple lawsuits which, if decided adversely, could have a negative impact on our financial results.

Titan is named as a defendant in a number of lawsuits and may be subject to further litigation in the future.

These lawsuits include the following:

•	As a result of the SEC and DoJ investigations of Titan's violations of the FCPA, various actions, including securities class actions and derivative suits, have been brought against Titan and certain of its officers and directors in federal and state court. All of the parties to these actions executed stipulations of settlement on or about July 22, 2005 after completion of confirmatory discovery, including the review by plaintiffs' counsel of certain Titan and L-3 documents and the taking of several depositions. The settlement of the securities class action suit remains subject to court approval. If the settlement is not approved by the court, Titan, certain of its former officers and directors, and L-3 would have to defend the underlying lawsuits.

•	A number of class actions have been filed against Titan and certain of its officers and directors in connection with SureBeam, a former subsidiary of Titan, which was spun-off in an initial public offering and which subsequently filed for bankruptcy. These actions have been consolidated and are currently pending in a federal court in California. The bankruptcy trustee of SureBeam has also brought an action in a California state court against certain directors and officers of Titan who at one time also served as directors or officers of SureBeam. The basis of all of these lawsuits is that Titan and other defendants are liable for allegedly misleading and inaccurate statements about SureBeam. Although the parties to these actions have expressed an interest in settlement, and we have agreed to settle the bankruptcy trustee claim for $5.0 million, the outcome of the class action lawsuit is uncertain.

•	Two lawsuits have been filed against Titan and others alleging that certain employees of Titan who were acting as translators for the U.S. military in certain prison facilities in Iraq engaged in torture, assault and other acts of mental and physical abuse in violation of state, federal and international law. We cannot predict the outcome of these actions at this time.

Although Titan maintains insurance policies, we cannot assure you that this insurance will be adequate to protect it from all material expenses related to claims. We are unable to predict the precise nature of the relief that may be sought or granted in any lawsuits involving Titan or the effect that pending or future Titan cases may have on our business, operations, profitability or financial condition.

In addition, Titan may be subject to additional criminal investigations conducted by the U.S. Government. If the U.S. Government were to find that Titan failed to comply with applicable laws and regulations, it may be subject to criminal sanctions or civil remedies, including fines, injunctions, prohibitions on exporting, seizures or debarments from government contracts. The cost of compliance or the consequences of non-compliance, including debarments, could have a material adverse effect on our business and results of operations.

Titan depends on U.S. Government contracts for most of its revenues and the loss of U.S. Government contracts or a decline in funding of existing or future government contracts could adversely affect our revenues and cash flows and our ability to fund our growth.

Virtually all of Titan's revenue is from the sale of services and products to the U.S. Government. Titan's U.S. Government contracts are only funded on an annual basis, and the U.S. Government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget or decline to exercise option periods, any of which could reduce our revenues and cash flows from U.S. Government contracts. Titan's revenues and cash flow from U.S. Government contracts could also be reduced by declines in U.S. defense, homeland security and other federal agency budgets. As noted, related to the FCPA settlement, Titan and the Navy entered into an administrative settlement that will allow Titan to continue to receive U.S. Government contracts. The agreement in relevant part provides for Navy monitoring of Titan compliance activities for three years.

On a pro forma basis after giving effect to the Titan acquisition and certain other business acquisitions completed between January 1, 2004 and September 30, 2005, for the nine months ended September 30, 2005, Titan's linguist contract with the U.S. Army Intelligence and Security Command (InSCom) represented 4.1%, or $325.4 million, of our pro forma sales. InSCom is currently expected to procure the linguist services under a new program, Interpreter and Translator Management Services (ITMS), from multiple sources instead of under a sole source contract, which would increase competition. We cannot be certain that we will be able to win the re-compete for this business that is expected to be awarded in January 2006.

A substantial majority of Titan's total sales are for products and services under contracts with various agencies and procurement offices of the DoD or with prime contractors to the DoD, including the linguist contract with the U.S. Army and its contract with the U.S. Special Operations Command. Although these various parts of the DoD are subject to common budgetary pressures and other factors, Titan's various customers exercise independent purchasing decisions. Because of such concentration of Titan's contracts, if a significant number of our DoD contracts and subcontracts are simultaneously delayed or cancelled for budgetary performance or other reasons, it would have a material adverse effect on our revenues and cash flows.

At June 30, 2005, Titan's total funded backlog was approximately $945.9 million. In addition to contract cancellations and declines in agency budgets, our backlog and future financial results, including as they relate to Titan, may be adversely affected by:

•	curtailment of the U.S. Government's use of technology or other services and products providers, including curtailment due to government budget reductions and related fiscal matters;

•	developments in Iraq, Afghanistan or other geopolitical developments that affect demand for products and services;

•	our ability to hire and retain personnel to meet increasing demand for our services including our ability to meet demands for linguist services; and

•	technological developments that impact purchasing decisions or our competitive position.

These or other factors could cause U.S. defense and other federal agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts or limit our ability to obtain new contract awards. Any of these actions or any of the other actions described above could significantly reduce our revenues, operating income and cash flows.

Titan may face significant liability for violations of environmental law.

In December 2001, the current occupants of a property formerly owned by Titan commenced an environmental action against Titan and others in New Jersey state court. Plaintiffs contend that Titan is liable for the damages caused by hazardous waste materials originating from adjacent land to the extent that Titan purportedly provided indemnification to plaintiffs when it sold the property to them in 1986. Discovery is in progress, and we cannot predict the outcome of this litigation at this time. However, an adverse finding could have a significant impact on our results of operations and cash flows.

There may be other unknown risks inherent in the Titan acquisition.

Although we have conducted due diligence with respect to Titan, we may not be aware of all of the risks associated with the Titan acquisition. For example, we may not be aware of all of the existing litigation or governmental investigations involving Titan and its current and former employees. Any discovery of adverse information concerning Titan could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully integrate Titan's operations into L-3. In addition, the integration of Titan into L-3's operations may result in organizational conflicts of interests.

The process of integrating the operations of Titan into L-3 could cause an interruption of, or loss of momentum in, the activities of our or Titan's business or the loss of key personnel. In addition,

although we expect to be able to achieve certain synergies and eliminate certain duplicative costs, and realize other benefits related to the integration of Titan's business, we cannot give any assurance that we will be able to achieve such synergies, elimination of duplicative costs or other benefits. The diversion of management's attention and any delays or difficulties encountered with the integration of Titan's operations or our inability to achieve the expected synergies and costs savings could have an adverse effect on our business, results of operations and financial condition.

Our acquisition and integration of Titan could result in actual or perceived organizational conflicts of interests, or OCIs, which are restricted or prohibited by the Federal Acquisition Regulations. Under the Federal Acquisition Regulations, an OCI arises when an organization is in a position where: there is an actual or perceived activity that renders it unable, or potentially unable, to render impartial advice to the government; the organization's objectivity in performing work for the government is, or might be, impaired; or the organization has an unfair competitive advantage by virtue of its access to confidential information. Although we intend to implement steps to mitigate or eliminate any OCIs that may arise as a result of the Titan acquisition, we cannot be sure that those steps will be successful. If we are unable to successfully mitigate or eliminate those risks or the government does not agree to the implementation of these intended steps, we may be unable to continue to perform work under existing contracts or compete for certain new contracts, which in either case could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the CODES and the Common Stock into which the CODES are Convertible

You should consider the United States federal income tax consequences of owning the CODES.

We and each holder agree in the indenture to treat the CODES as "contingent payment debt instruments" subject to the contingent payment debt regulations and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the CODES as a contingent payment. As a result, a holder will be required to include amounts in income, as original issue discount, in advance of cash such holder receives on a CODES, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonconvertible borrowing (which we have determined to be 6.33%, compounded semi-annually), even though the CODES will have a significantly lower yield to maturity. A holder will recognize taxable income significantly in excess of cash received while the CODES are outstanding. In addition, a holder will recognize ordinary income upon a sale, exchange, conversion, repurchase or redemption of the CODES at a gain. Holders are urged to consult their tax advisors as to the United States federal, state and other tax consequences of acquiring, owning and disposing of the CODES and shares of common stock. See "Certain United States Federal Income and Estate Tax Considerations."

Under certain circumstances, you may be deemed to have received a taxable dividend without the receipt of any cash.

Under certain circumstances (including an increase in cash dividends on our common stock), an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in "Certain United States Federal Income and Estate Tax Considerations"), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. We may withhold this tax from any amount owed to a non-U.S. holder, including interest payments, cash or shares of common stock received upon conversion, redemption or repurchase of the CODES or any distributions subsequently made with respect to the common stock. See "Certain United States Federal Income and Estate Tax Considerations."

We cannot assure you that an active trading market will develop for the CODES, which may reduce their market price.

An active trading market for the CODES may not develop or be sustained. The initial purchasers are not obligated to make a market in the CODES and any such market making may be discontinued at any time at the sole discretion of the initial purchasers.

In addition, the liquidity of the trading market in the CODES and the market price quoted for the CODES may be adversely affected by changes in the overall market for convertible securities, changes in our prospects or financial performance or in the prospects for companies in our industry generally. If an active market for the CODES or our common stock fails to develop or be sustained, the trading price could fall. If an active trading market were to develop, they could trade at prices that may be lower than the initial offering price. Whether or not they could trade at lower prices depends on many factors, including:

•	prevailing interest rates;

•	the markets for similar securities;

•	general economic conditions; and

•	our financial condition, historical financial performance and future prospects.

The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your CODES as a result of such fundamental change.

If certain types of fundamental changes occur on or prior to the date when the CODES may be redeemed, we may adjust the conversion rate of the CODES to increase the number of shares issuable upon conversion. The number of additional shares to be issued will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under "Description of the CODES — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control." Although this adjustment is designed to compensate you for the lost option value of your CODES as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $78.10 or more than $250.00 (subject to adjustment), there will be no such adjustment.

The conditional conversion feature of the CODES could result in your receiving less than the value of the common stock into which a CODES is convertible.

The CODES are convertible into shares of our common stock only if specified conditions are met. If these conditions are not met, you will not be able to convert your CODES, and you may not be able to receive the value of the common stock into which the CODES would otherwise be convertible.

The price of our common stock, and therefore of the CODES, may fluctuate significantly, and this may make it difficult for you to resell the CODES or common stock issuable upon conversion of the CODES when you want or at prices you find attractive.

The price of our common stock on the New York Stock Exchange constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the CODES are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the CODES.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in general conditions in our industry and in the economy and the financial markets; and

•	departures of key personnel.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

Upon conversion of the CODES, we will pay cash in lieu of issuing shares of our common stock with respect to the principal amount of CODES converted and have the right to deliver cash, shares or a combination of cash and shares of our common stock with respect to the conversion value in excess thereof. Therefore, holders of the CODES may receive no shares of our common stock.

Upon conversion, in lieu of issuing shares of our common stock, we will pay cash with respect to the lesser of (i) the principal amount of CODES converted and (ii) the conversion value of the CODES converted and we have the right to satisfy any conversion value in excess of the principal amount by issuing shares of common stock, the cash value of such shares, or a combination thereof. Accordingly, upon conversion of a CODES, holders may not receive any shares of our common stock. Further, our liquidity may be reduced upon conversion of the CODES. In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the cash settlement averaging period (as defined under "Description of the CODES — Conversion Rights — Settlement Upon Conversion"), there is a risk that a bankruptcy court may decide a holder's claim to receive such cash and shares could be subordinated to the claims of our creditors as a result of such holder's claim being treated as an equity claim in bankruptcy.

The conversion rate of the CODES may not be adjusted for all dilutive events that may adversely affect the trading price of the CODES or the common stock issuable upon conversion of the CODES.

The conversion rate of the CODES is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under "Description of the CODES — Conversion Rights — Conversion Rate Adjustments." The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the CODES or the common stock issuable upon conversion of the CODES.

The guarantees of the CODES by our subsidiaries are subordinated to all the existing and future senior indebtedness of the guarantors, which may inhibit your ability to be repaid by the guarantors.

The guarantees of the CODES are contractually subordinated in right of payment to the existing and future senior indebtedness of the guarantors. At September 30, 2005, the guarantors had $750.0 million of senior debt, and had the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million) under our senior credit facility, all of which, if borrowed or drawn upon, would be senior debt.

Any incurrence of additional indebtedness by us or the guarantors may materially adversely impact our ability to service our debt, including the CODES. Due to the subordination provisions of the senior subordinated indebtedness of the guarantors, including the CODES, in the event of our insolvency, funds of the guarantors that would otherwise be used to pay the holders of the CODES and other senior subordinated indebtedness of the guarantors will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, general creditors may recover less, ratably, than the holders of senior indebtedness of the guarantors and the general creditors may recover more, ratably, than the holders of the CODES or other subordinated indebtedness of the guarantors. In addition, the holders of senior indebtedness of the guarantors may, under certain circumstances, restrict or prohibit the guarantors from making payments on the CODES.

The terms of our indebtedness could restrict our flexibility and limit our ability to satisfy obligations under the CODES.

We are subject to operational and financial covenants and other restrictions contained in the bank loan documents evidencing our senior indebtedness and the indentures evidencing the senior subordinated notes of L-3 Communications. These covenants could limit our operational flexibility and restrict our ability to borrow additional funds, if necessary, to finance operations and to make principal and interest payments on the CODES. Additionally, failure to comply with these operational and financial covenants could result in an event of default under the terms of this indebtedness which, if not cured or waived, could result in this indebtedness becoming due and payable. The effect of these covenants, or our failure to comply with them, could have a material adverse effect on our business, financial condition and results of operations.

The terms of the CODES do not contain restrictive covenants and provide only limited protection in the event of a fundamental change.

The indenture under which the CODES were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that limits our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the CODES upon a fundamental change is limited to the transactions specified in the definition of a "fundamental change" under "Description of the CODES — Repurchase at the Option of the Holder — Fundamental Change Put." Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a "non-stock change of control" are limited to circumstances where a CODES is converted in connection with such a transaction as set forth under "Description of the CODES — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control."

Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the CODES and common stock but would not constitute a fundamental change under the CODES.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the CODES.

Upon the occurrence of a fundamental change, you have the right to require us to offer to repurchase the CODES. However, the fundamental change provisions will not afford protection to holders of the CODES in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the CODES. In the event of any such transaction, the holders would not have the right to require us to repurchase the CODES, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the CODES.

Our ability to repurchase CODES with cash upon a fundamental change or as otherwise required by the terms of the CODES indenture may be limited.

In specific circumstances, including following a fundamental change of L-3 Holdings, you may require us to repurchase some or all of your CODES. We may not have sufficient financial resources at such time or be able to arrange financing to pay the repurchase price of the CODES in cash. Our ability to repurchase the CODES in such event may be limited by law, by the indentures of L-3 Communications, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our senior indebtedness in order to make such payments. We may not have the financial ability to repurchase the CODES in cash if payment for our senior indebtedness is accelerated.

The guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against the guarantors.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, further subordinate or avoid the guarantees if it found that the guarantees were incurred with actual intent to hinder, delay or defraud creditors, or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantees and that the guarantor was any of the following:

•	insolvent or rendered insolvent because of the guarantees;

•	engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

If a court voided a guaranty by one or more of our subsidiaries as the result of a fraudulent conveyance, or held it unenforceable for any other reason, holders of the CODES would cease to have a claim against the subsidiary based on the guaranty and would solely be creditors of L-3 Holdings and any guarantor whose guarantee was not similarly held unenforceable.

Not all of our subsidiaries are guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.

Many, but not all, of the direct and indirect subsidiaries of L-3 Holdings guarantee the CODES. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to L-3 Holdings. At September 30, 2005, the CODES were effectively junior to $353.0 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 12.1% of our sales for the nine months ended September 30, 2005 and held 10.8% of our consolidated assets at September 30, 2005.

Future sales of the common stock of L-3 Holdings in the public market could lower the stock price.

We may, in the future, sell additional shares of our common stock in subsequent public offerings. We may also issue additional shares of our common stock to finance future acquisitions, including acquisitions larger than those we have done in the past through the use of equity. Additionally, a substantial number of shares of our common stock is available for future sale pursuant to stock options and upon conversion of these CODES. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options, acquisition financing or the conversion of these CODES), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Delaware law, the charter documents of L-3 Holdings and the provisions of the CODES may impede or discourage a takeover, which could cause the market price of its shares to decline.

We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholders' approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, which could be used defensively if a takeover is threatened. Our certificate of incorporation and by-laws provide for a classified board of directors serving staggered three-year terms, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. Options issued under our stock option plans may be subject to vesting upon a change in control of L-3 Holdings. Our incorporation under Delaware law, the ability of our board of directors to create and issue a new series of preferred stock, the potential acceleration of the vesting of the outstanding stock options that we have granted upon a change in control of L-3 Holdings, and certain provisions of L-3 Holdings' certificate of incorporation and by-laws could impede a merger, takeover or other business combination involving L-3 Holdings or discourage a potential acquiror from making a tender offer for the common stock of L-3 Holdings, which, under certain circumstances, could reduce the market value of our common stock.

In addition, certain provisions of the CODES could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the CODES will have the right, at their option, to require us to repurchase all of their CODES or any portion of the principal amount of such CODES in integral multiples of $1,000, plus accrued and unpaid interest. We may also be required to issue additional shares upon conversion or provide for conversion into the acquirer's capital stock in the event of certain fundamental changes.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus and in the documents incorporated by reference herein contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance, and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors such as:

•	our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget;

•	our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

•	the extensive legal and regulatory requirements surrounding our contracts with the U.S. Government and the results of any investigation of our contracts undertaken by the U.S. Government;

•	our ability to obtain future government contracts on a timely basis;

•	the availability of government funding and changes in customer requirements for our products and services;

•	our significant amount of debt and the restrictions contained in our debt agreements;

•	our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees, as well as our ability to retain and hire employees with U.S. Government security clearances that are required to perform work on classified contracts for the U.S. Government;

•	actual future interest rates, volatility and other assumptions used in the determination of pension, benefits and stock options amounts;

•	our collective bargaining agreements and our ability to favorably resolve labor disputes should they arise;

•	the business and economic conditions in the markets we operate in, including those for the commercial aviation and communications markets;

•	economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

•	our extensive use of fixed-price type contracts as compared to cost-reimbursable type and time-and-material type contracts;

•	our ability to identify future business acquisition candidates or to integrate acquired business operations;

•	the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate;

•	our introduction of new products into civil and commercial markets or our investments in civil and commercial products or companies;

•	the outcomes of litigations material to us to which we currently are, or to which we may become in the future, a party;

•	the outcomes of current or future governmental investigations of our businesses, including acquired businesses;

•	costs or difficulties related to the integration of the businesses of us and Titan may be greater than expected;

•	anticipated cost savings from the Titan acquisition may not be fully realized or realized within the expected time frame;

•	operating results following the Titan acquisition may be lower than expected;

•	Titan's compliance with its plea agreement and consent to entry of judgment with the U.S. Government relating to the Foreign Corrupt Practices Act;

•	ultimate resolution of contingent matters, claims and investigations relating to Titan, including the impact on the final purchase price allocations;

•	competitive pressure among companies in our industry may increase significantly;

•	pension, environmental or legal matters or proceedings and various other market, competition and industry factors, many of which are beyond our control; and

•	the fair values of our assets, including identifiable intangible assets and the estimated fair value of the goodwill balances for our reporting units, which can be impaired or reduced by the other factors discussed above.

Readers of this prospectus are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this prospectus to reflect events or changes or circumstances or changes in expectations or the occurrence of anticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges presented below should be read together with our audited and unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, each of which is incorporated herein by reference, and "Unaudited Pro Forma Combined Condensed Financial Statements." In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

Nine Months Ended September 30,	Year Ended December 31,
2005	2004		2003	2002	2001	2000
4.4x (1)	4.5x	(1)	3.8x	3.2x	2.8x	2.3x

(1)	On a pro forma basis after giving effect to the Titan acquisition, the Acquisition Financing and certain other business acquisitions completed between January 1, 2004 and September 30, 2005 and their related financings, our ratio of earnings to fixed charges for the nine months ended September 30, 2005 and the year ended December 31, 2004 would have been 2.9x and 2.5x, respectively. The pro forma ratio of earnings to fixed charges is less than our historical ratio of earnings to fixed charges primarily due to charges for costs related to (a) the proposed merger between Titan and Lockheed Martin Corporation in 2004, (b), the settlement by Titan of SEC and Department of Justice (DoJ) investigations under the Foreign Corrupt Practices Act (FCPA), (c) the internal review by Titan of alleged FCPA violations, (d) the settlement by Titan of securities law class actions and derivative suits arising out of Titan's alleged violations of the FCPA and (e) our acquisition of Titan. These charges incurred by Titan amounted to $60.3 million for the year ended December 31, 2004 and $80.5 million for the nine months ended September 30, 2005. Also, for the year ended December 31, 2004, Titan recorded asset impairment charges totaling $15.5 million.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the CODES or the shares of common stock which are issuable upon conversion of the CODES.

DIVIDEND POLICY

L-3 Holdings currently pays a quarterly dividend of $0.125 per share. Any determination as to the payment of dividends in the future will, however, depend upon the future results of operations, capital requirements and financial condition of L-3 Holdings and its subsidiaries and such other facts as the board of directors of L-3 Holdings may consider, including any contractual or statutory restrictions on L-3 Holdings' ability to pay dividends. Moreover, L-3 Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from L-3 Communications. Certain outstanding debt instruments of L-3 Communications limit its ability to pay dividends or other distributions on its common stock or to make advances, loans or other cash transfers to L-3 Holdings.

PRICE RANGE OF COMMON STOCK

The common stock of L-3 Holdings trades on the New York Stock Exchange under the symbol "LLL." The last reported sale price for our common stock on November 22, 2005 was $74.50 per share, as reported on the NYSE. On February 25, 2005, there were approximately 86,000 holders of L-3 Holdings' common stock. The table below sets forth closing information on the high and low closing prices for our common stock during the periods indicated.

	Price Range of Common Stock
	High	Low
Fiscal Year Ended December 31, 2003:
Quarter Ended:
March 31, 2003	$47.90	$35.60
June 30, 2003	46.22	36.24
September 30, 2003	51.09	42.35
December 31, 2003	51.60	43.57
Fiscal Year Ended December 31, 2004:
Quarter Ended:
March 31, 2004	$59.48	$49.80
June 30, 2004	66.80	59.73
September 30, 2004	67.00	56.50
December 31, 2004	76.87	62.51
Fiscal Year Ended December 31, 2005:
Quarter Ended:
March 31, 2005	$76.61	$68.06
June 30, 2005	76.82	65.23
September 30, 2005	84.52	74.50
December 31, 2005 (through November 22, 2005)	82.05	74.00

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization at September 30, 2005.

You should read this table in conjunction with our financial statements and the related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" included elsewhere or incorporated by reference in this prospectus.

The financial data at September 30, 2005 in the following table are derived from our unaudited financial statements for the three and nine month periods ended September 30, 2005.

At September 30, 2005
(in millions)
Cash and cash equivalents	$226.3
Long-term debt:
Senior credit facility:(1)
Revolving credit facility	$—
Term loan facility	750.0
7 5/8% Senior Subordinated Notes due 2012	750.0
6 1/8% Senior Subordinated Notes due 2013	400.0
6 1/8% Senior Subordinated Notes due 2014	400.0
5 7/8% Senior Subordinated Notes due 2015	650.0
6 3/8% Senior Subordinated Notes due 2015	1,000.0
3% Convertible Contingent Debt Securities (CODES) due 2035	700.0
Principal amount of long-term debt	4,650.0
Unamortized discounts	(16.4)
Carrying amount of long-term debt	$4,633.6
Minority interests	80.7
Shareholders' equity:
Common stock	2,980.0
Retained earnings	1,408.7
Unearned compensation	(8.5)
Accumulated other comprehensive loss	(70.9)
Total shareholders' equity	4,309.3
Total capitalization	$9,023.6

(1)	At September 30, 2005, we had the ability to borrow (subject to compliance with covenants) up to an additional $886.7 million (after reducing for outstanding letters of credit of $113.3 million) under our senior credit facility.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been derived from our and Titan's audited historical consolidated financial statements, and our unaudited historical condensed consolidated financial statements, each of which are incorporated herein by reference, Titan's unaudited results of operations for the period from January 1, 2005 to July 29, 2005, and the unaudited consolidated financial statements from certain other business acquisitions not included or incorporated by reference herein.

The following unaudited pro forma combined condensed statements of operations data for the year ended December 31, 2004 and the nine months ended September 30, 2005 (pro forma statement of operations) give effect to the following transactions as if they had occurred on January 1, 2004: (1) the Titan acquisition and the Acquisition Financing, which was comprised of approximately $355.5 million of cash on hand (net of approximately $25.3 million which was acquired from Titan), $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, the net proceeds from the issuance by L-3 Holdings of $700.0 million of CODES and the issuance by L-3 Communications of $1,000.0 million of 6 3/8% senior subordinated notes, and (2) the acquisitions by L-3 of Cincinnati Electronics, Inc., the Canadian Navigation Systems and Space Sensors System business of Northrop Grumman, the Marine Controls division of CAE, the Propulsion Systems business unit of General Dynamics, and Mobile-Vision, Inc., and their related financings, which were completed between January 1, 2004 and September 30, 2005. Although these recent L-3 business acquisitions are not significant, individually or in the aggregate, to L-3's results of operations or financial position, we have included them in these pro forma statements of operations because their pre-acquisition results of operations are included when determining L-3's compliance with the financial covenants under L-3 Communications' senior credit facility. As discussed in the notes to the unaudited pro forma combined condensed financial statements, the results of operations of certain business acquisitions have been excluded. L-3 Communications is a wholly-owned subsidiary of L-3 Holdings. L-3 Holdings and its subsidiaries, including L-3 Communications, are referred to in this "Unaudited Pro Forma Combined Condensed Financial Statements" section as "L-3". We have not included our unaudited pro forma combined condensed balance sheet because Titan's balance sheet data is included in L-3's actual, unaudited consolidated balance sheet for September 30, 2005, which is incorporated herein by reference.

The pro forma adjustments are based on preliminary purchase price allocations for the business acquisitions. Actual allocations will be based on the final appraisals and other analyses of fair values of acquired contracts in process, inventories, identifiable intangible assets, goodwill, property, plant and equipment, deferred income taxes and litigation liabilities. L-3 will finalize the allocations after all of the data required to complete the final appraisals and analysis of fair values of the acquired assets and assumed liabilities is compiled and analyzed. Differences between the preliminary and final purchase price allocations are not expected to have a material impact on L-3's results of operations. However, as discussed in Note 4 to L-3's unaudited condensed consolidated financial statements of L-3 included in its quarterly report on Form 10-Q for the period ended September 30, 2005, which is incorporated herein by reference, the differences between the preliminary and final purchase price allocations on our financial position could be material. The unaudited pro forma combined condensed statement of operations do not reflect any cost savings that we believe could have resulted had the Titan and the other business acquisitions listed above occurred on January 1, 2004.

The unaudited pro forma combined condensed financial information should be read in conjunction with (1) the audited consolidated financial statements of L-3 for the year ended December 31, 2004, included in its Current Report on Form 8-K dated November 23, 2005, which is incorporated herein by reference, (2) the unaudited condensed consolidated financial statements of L-3 included in its quarterly report on Form 10-Q for the period ended September 30, 2005, which is incorporated herein by reference, and (3) the audited consolidated financial statements of Titan for the year ended December 31, 2004, included in L-3's Current Report on Form 8-K dated November 23, 2005, which is incorporated herein by reference, and (4) the unaudited condensed consolidated financial statements of Titan for the period ended June 30, 2005, included in L-3's Current Report on Form 8-K dated November 23, 2005, which is incorporated herein by reference.

The unaudited pro forma combined condensed financial information may not be indicative of the results of operations of L-3 that actually would have occurred had the Titan and the other business acquisitions listed above been completed on January 1, 2004, or the results of operations of L-3 that may be obtained in the future.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, except per share data)

	L-3 As Reported	Titan Historical(1)	Pro Forma Adjustments		L-3 & Titan Pro Forma	Other Acquisitions(6)(7)	Pro Forma Adjustments		Pro Forma
Sales	$6,544.5	$1,371.9	$—		$7,916.4	$39.3	$—		$7.955.7
Costs and expenses	5,853.9	1,342.8 (2)	9.1	(3)	7,205.8	34.7	—	(3)	7,240.5
Operating income (loss)	690.6	29.1	(9.1)		710.6	4.6	—		715.2
Other (income) expense, net	(6.4)	(2.1)	2.6	(4)	(5.9)	—	—		(5.9)
Interest expense	136.5	23.8	57.0	(4)	217.3	—	1.2	(8)	218.5
Minority interest	7.9	—	—		7.9	—	—		7.9
Income (loss) from continuing operations before income taxes	552.6	7.4	(68.7)		491.3	4.6	(1.2)		494.7
Provision (benefit) for income taxes	195.5	29.0	(23.6)	(5)	200.9	0.8	0.5	(9)	202.2
Income (loss) from continuing operations	$357.1	$(21.6)	$(45.1)		$290.4	$3.8	$(1.7)		$292.5
Earnings per share:
Basic	$3.02	n/a	n/a		$2.45	n/a	n/a		$2.47
Diluted	$2.95	n/a	n/a		$2.40	n/a	n/a		$2.42
Weighted average shares outstanding:
Basic	118.3	n/a	n/a		118.3	n/a	n/a		118.3
Diluted	120.9	n/a	n/a		120.9	n/a	n/a		120.9

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(in millions, except per share data)

	L-3 As Reported		Titan As Reported(1)		Pro Forma Adjustments		L-3 & Titan Pro Forma		Other Acquisitions(6)(10)	Pro Forma Adjustments		Pro Forma
Sales	$6,897.0		$2,046.5		$—		$8,943.5		$431.3	$—		$9,374.8
Costs and expenses	6,148.4		1,975.6	(2)	12.6	(3)	8,136.6		361.0	—	(3)	8,497.6
Operating income (loss)	748.6		70.9		(12.6)		806.9		70.3	—		877.2
Other (income) expense, net	(7.3)		2.5		4.0	(4)	(0.8)		1.8	—		1.0
Interest expense	145.3		37.7		101.0	(4)	284.0		5.1	30.9	(8)	320.0
Minority interest	8.9		—		—		8.9		—	—		8.9
Loss on retirement of debt	5.0		—		—		5.0		—	—		5.0
Income (loss) from continuing operations before income taxes	596.7		30.7		(117.6)		509.8		63.4	(30.9)		542.3
Provision (benefit) for income taxes	214.8		16.9		(42.4	)(5)	189.3		12.1	(1.2	)(9)	200.2
Income (loss) from continuing operations	$381.9		$13.8		$(75.2)		$320.5		$51.3	$(29.7)		$342.1
Earnings per share:
Basic	$3.54		$0.16		n/a		$2.97		n/a	n/a		$3.17
Diluted	$3.33	(11)	$0.16		n/a		$2.81	(11)	n/a	n/a		$2.99	(11)
Weighted average shares outstanding:
Basic	107.8		83.9		n/a		107.8		n/a	n/a		107.8
Diluted	117.4		87.0		n/a		117.4		n/a	n/a		117.4

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS

1.	On July 29, 2005, L-3 acquired all of the outstanding common stock of Titan for $23.10 per share in cash, or approximately $2,754.3 million, including the assumption of approximately $626.0 million of Titan's outstanding debt (all of which was repaid or redeemed concurrent with the Titan acquisition), net of cash acquired of $25.3 million. The acquisition was financed with a combination of approximately $355.5 million of cash on hand, $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, net proceeds from the issuance by L-3 Holdings of $700.0 million of CODES and the net proceeds from the issuance by L-3 Communications of $1,000.0 million of 6 3/8% senior subordinated notes. Titan's 2005 historical stand-alone results presented in the pro forma combined condensed statement of operations for the nine months ended September 30, 2005 represent Titan's unaudited historical results of operations from January 1, 2005 to July 29, 2005. The results of operations for Titan from the date of acquisition are included in the L-3 "as reported" amounts.

2.	Costs and expenses for Titan include charges for costs related to the proposed merger agreement between Titan and Lockheed Martin Corporation (which was terminated on June 26, 2004), the settlement of SEC and Department of Justice investigations of Titan under the FCPA, and the Titan internal review of the FCPA violations, shareholder settlements related to the securities law class actions and derivative suits arising out of Titan's alleged violations of the FCPA and the acquisition of Titan by L-3. These charges, which were recorded by Titan prior to its acquisition by L-3, amounted to $80.5 million for the nine months ended September 30, 2005 and $60.3 million for the year ended December 31, 2004. Costs and expenses for the year ended December 31, 2004 also include asset impairment charges totaling $15.5 million.

3.	The adjustment to costs and expenses relating to the Titan acquisition in the pro forma statement of operations consists of the amortization of identifiable intangible assets, partially offset by the elimination of intangible asset amortization expense included in the historical financial statements of Titan. The total preliminary estimates of identifiable intangible assets relating to the Titan acquisition that are subject to amortization will be amortized over their useful lives as the economic benefits from them are realized over an estimated useful life of 20 years. The adjustment to costs and expenses relating to the business acquisitions discussed below in Note 6 in the pro forma statement of operations consists of the amortization of identifiable intangible assets, primarily customer relationships acquired, offset by the elimination of intangible asset amortization expense included in the historical financial statements. The adjustments to L-3's pro forma costs and expenses to give effect to the Titan acquisition are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Amortization expense for estimated identifiable intangible assets	$10.5	$15.0
Less: Titan's historical identifiable intangible assets amortization expense	(1.4)	(2.4)
Pro forma costs and expenses adjustment	$9.1	$12.6

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS —(Continued)

4.	The adjustments to L-3's pro forma interest expense to give effect to the Acquisition Financing are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Interest on $1,000.0 6 3/8% Senior Subordinated Notes issued by L-3 Communications	$37.2	$63.8
Interest on $700.0 of 3.00% CODES issued by L-3 Holdings	12.3	21.0
Interest on $750.0 of borrowings under the term loan facility	21.7	37.2
Interest on $195.5 of borrowings under the revolving facility	5.6	9.7
Amortization of deferred debt issue costs and discounts	4.0	7.0
Less: Titan's historical interest expense	(23.8)	(37.7)
Pro forma interest expense adjustment	$57.0	$101.0

The adjustments for borrowings under the revolving facility and term loans are based on a current interest rate of 4.96%. For each 1/8% change in the applicable interest rates on our borrowings under the revolving facility and term loan facility, pro forma interest expense would change by $0.7 million for the nine months ended September 30, 2005 and $1.2 million for the year ended December 31, 2004.

Additionally, L-3's historical interest income has been adjusted to eliminate the estimated interest income earned on investments in cash and cash equivalents that was assumed to be used to finance the Titan acquisition amounting to $2.6 million for the nine months ended September 30, 2005 and $4.0 million for the year ended December 31, 2004.

5.	The pro forma adjustments were tax-effected, as appropriate, using an estimated statutory (federal and state) tax rate of 39.1%. The pro forma adjustments also include an estimated increase of 60 basis points (0.6%) to L-3's historical effective income tax rate for anticipated reductions to L-3's existing income tax benefits for research and experimentation (R&E) tax credits that are expected to occur because of the proposed Titan acquisition. The pro forma adjustments to reduce L-3's R&E tax credits and increase its effective tax rate would have increased L-3's provision for income taxes by $3.3 million for the nine months ended September 30, 2005 and $3.6 million for the year ended December 31, 2004.

6.	The pro forma statement of operations also includes the pre-acquisition results of operations for the following selected recent business acquisitions completed by L-3 between January 1, 2004 and September 30, 2005, because these results are included when determining our compliance with the financial covenants under L-3's senior credit facility. These business acquisitions had an aggregate purchase price, excluding acquisition costs, of $679.8 million, and were financed with a combination of (1) the net proceeds of $639.0 million from L-3 Communications' November 2004 offering of $650.0 million of 5.875% senior subordinated notes and (2) revolver borrowings under L-3 Communications' senior credit facility of $40.8 million. The following sets forth the acquisitions that are included in our pro forma statement of operations:

•	all of the outstanding stock of Cincinnati Electronics, Inc. for $176.3 million in cash, plus acquisition costs;

•	all of the outstanding stock of the Canadian Navigation Systems and Space Sensors System business of Northrop Grumman for $69.9 million in cash, plus acquisition costs. Following the acquisition the business was renamed L-3 Electronics Systems;

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS —(Continued)

•	substantially all of the operations of the Marine Controls Division of CAE for $196.8 million in cash, plus acquisition costs. The purchase price is subject to adjustment based on closing date net assets on February 5, 2005. The business was renamed L-3 Communications MAPPS Inc. ("MAPPS");

•	the Propulsion Systems business unit of General Dynamics Corporation for $196.8 million in cash, plus acquisition costs. The business was renamed L-3 Communications – Combat Propulsion Systems; and

•	all of the outstanding common stock of Mobile-Vision, Inc. for $40.0 million in cash, plus acquisition costs. The purchase price is subject to adjustment based on closing date net working capital on April 12, 2005.

7.	The unaudited pro forma statement of operations includes the following unaudited historical financial data for the MAPPS, Combat Propulsion Systems and Mobile-Vision business acquisitions for the nine months ended September 30, 2005. The Cincinnati Electronics and L-3 Electronics Systems business acquisitions are included in L-3's historical statement of operations for the nine months ended September 30, 2005.

	MAPPS(a)	Combat Propulsion Systems(a)	Mobile-Vision(a)	Total
	(in millions)
Sales	$10.9	$20.6	$7.8	$39.3
Costs and expenses	11.1	18.9	4.7	34.7
Operating income (loss)	(0.2)	1.7	3.1	4.6
Other (income) expense, net	—	—	—	—
Interest expense	—	—	—	—
Income (loss) from continuing operations before income taxes	(0.2)	1.7	3.1	4.6
Provision for income taxes	—	0.5	0.3	0.8
Income (loss) from continuing operations	$(0.2)	$1.2	$2.8	$3.8

(a)	Represents unaudited historical results of operations from January 1, 2005 to the business acquisition date.

The business acquisitions completed between January 1, 2004 and September 30, 2005 that are not included in the pro forma statement of operations for the nine months ended September 30, 2005 had sales of $36.9 million and a net loss of $5.3 million on a pro forma basis. These business acquisitions are not included in the pro forma statement of operations because they are not significant, individually, or in the aggregate, to L-3's results of operations or financial position and because their pre-acquisition results are not included when determining our compliance with the financial covenants under L-3's senior credit facility.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS —(Continued)

8.	The adjustments to L-3's pro forma interest expense to give effect to the financing of the business acquisitions discussed above in Note 6 are based on a current interest rate on the revolving credit borrowings and the completion of the 5.875% senior subordinated notes due 2015 offering on January 1, 2004 and are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Interest on $40.8 of revolving credit borrowings under the senior credit facility	$1.2	$2.0
Interest on $650.0 of 5.875% senior subordinated notes	—	33.0
Amortization of deferred debt issue costs	—	1.0
Less: other business acquisitions historical interest expense	—	(5.1)
Pro forma interest expense adjustment	$1.2	$30.9

9.	The historical results of MAPPS did not include a provision for income taxes because the business was a division of CAE and the income taxes on the income was accounted for by CAE rather than MAPPS. The historical results of Mobile-Vision did not include a provision for federal income taxes because it was an S Corporation and the federal income taxes on Mobile-Vision's income were paid by its individual stockholders. As such, the pro forma adjustments include an income tax provision or benefit for the periods below to record the income tax amount for the historical results of operations for MAPPS and Mobile-Vision.

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Income tax provision	$1.0	$10.8

10.	The unaudited pro forma statement of operations includes the following unaudited historical financial data for the Cincinnati Electronics, L-3 Electron Systems, MAPPS, Combat Propulsion Systems and Mobile-Vision business acquisitions for the year ended December 31, 2004:

	Cincinnati Electronics(a)	Electronics Systems(b)	MAPPS(b)	Combat Propulsion Systems(b)	Mobile-Vision(b)	Total
	(in millions)
Sales	$60.6	$95.8	$105.5	$144.4	$25.0	$431.3
Costs and expenses	48.5	85.0	86.3	125.0	16.2	361.0
Operating income	12.1	10.8	19.2	19.4	8.8	70.3
Other (income) expense, net	1.6	0.9	(0.4)	—	(0.3)	1.8
Interest expense	4.7	0.4	—	—	—	5.1
Income from continuing operations before income taxes	5.8	9.5	19.6	19.4	9.1	63.4
Provision for income taxes	2.3	3.6	—	5.8	0.4	12.1
Income from continuing operations	$3.5	$5.9	$19.6	$13.6	$8.7	$51.3

(a)	Represents unaudited historical results of operations from January 1, 2004 to the business acquisition date.

(b)	Represents unaudited historical results of operations for the year ended December 31, 2004.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS —(Continued)

The business acquisitions completed between January 1, 2004 and September 30, 2005 that are not included in the pro forma statement of operations for the year ended December 31, 2004 had sales of $273.8 million and a net loss of $15.7 million on a pro forma basis. The net loss was principally due to loss provisions for certain contracts in process of the Electron Dynamics Devices business, which is expected to be substantially completed by December 2005. L-3 acquired the Electron Dynamics Devices business from the Boeing Company on February 28, 2005. These business acquisitions are not included in the pro forma statement of operations because they are not significant, individually, or in the aggregate, to L-3's results of operations or financial position, and because their pre-acquisition results are not included when determining our compliance with the financial covenants under L-3's senior credit facility.

11.	L-3 Holdings' diluted weighted average shares outstanding and diluted earnings per share give effect to the assumed conversion of the 7,800,797 shares issued upon the conversion of L-3 Holdings' $420 million of 4% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011. The assumed conversion results in the addition of after-tax interest expense savings to reported income from continuing operations amounting to $9.1 million for the year ended December 31, 2004 for the purpose of calculating diluted earnings per share. During 2004, substantially all of the holders of the CODES due 2011 exercised their conversion rights and converted such CODES due 2011 into L-3 Holdings common stock. The remaining $0.2 million of CODES due 2011 which were not converted were redeemed for cash. There was no impact to L-3 Holdings diluted earnings per share from applying EITF 04-8 to L-3 Holdings' 3% Convertible Contingent Debt Securities because their conversion value was less than their maturity value.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility of L-3 Communications

On March 9, 2005, L-3 Communications entered into a five-year senior revolving credit facility with a syndicate of banks led by Bank of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent. In connection with the Titan acquisition, we entered into an amendment and restatement of the existing senior credit facility on July 29, 2005 (the "senior credit facility"). The senior credit facility provides for a $750.0 million term loan facility and a $1.0 billion revolving credit facility, both of which mature on March 9, 2010. As of September 30, 2005, we had approximately $886.7 million of available borrowings under the senior credit facility (after reductions for outstanding letters of credit of approximately $113.3 million).

Rates

Borrowings under the senior credit facility bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the Bank of America prime rate plus a spread ranging from 0.75% to 0.00% per annum depending on L-3 Communications' debt rating at the time of determination or (ii) the London Inter Bank Offering Rate (LIBOR) plus a spread ranging from 1.75% to 0.625% per annum depending on L-3 Communications' debt rating at the time of determination. The debt rating is based on the ratings as determined by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings of our non-credit-enhanced, senior unsecured long-term debt.

L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the senior credit facility at a rate ranging from 0.375% to 0.125% per annum, depending on L-3 Communications' debt rating in effect at the time of determination. L-3 Communications pays letter of credit fees calculated at a rate ranging from 1.3125% to 0.46875% per annum for performance and commercial letters of credit and 1.75% to 0.625% for financial letters of credit, in each case depending on L-3 Communications' debt rating at the time of determination.

Covenants

The senior credit facility contains financial and other restrictive covenants that limit, among other things, our ability to borrow additional funds, incur liens, make investments, merge or consolidate, dispose of assets, or pay dividends. As of September 30, 2005, we were in compliance with those covenants in all material respects. The senior credit facility contains covenants that require that (1) our "Consolidated Leverage Ratio" (as defined below) be less than or equal to (A) 4.5 to 1.0 for each fiscal quarter ending on or prior to December 31, 2005, (B) 4.25 to 1.0 for the fiscal quarter ending on March 31, 2006 and (C) 4.0 to 1.0 for each fiscal quarter ending on or after June 30, 2006, (2) our "Consolidated Senior Leverage Ratio" (as defined below) be less than or equal to 3.0 to 1.0 and (3) our "Consolidated Interest Coverage Ratio" (as defined below) be greater than or equal to 3.0 to 1.0. Calculations of the Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio and Consolidated Interest Coverage Ratio are to take into account acquisitions on a pro forma basis as if they had occurred at the beginning of the applicable period.

The "Consolidated Leverage Ratio" is defined as the ratio of Consolidated Funded Indebtedness, minus the lesser of actual unrestricted domestic cash balances in excess of $25.0 million and $250.0 million, to Consolidated EBITDA. Consolidated Funded Indebtedness is equal to the sum of (1) outstanding indebtedness for borrowed money or for preferred stock accounted for as indebtedness (which is referred to under the senior credit facility as "disqualified preferred stock"), (2) the deferred purchase price of property or services, (3) capitalized lease obligations and (4) outstanding indebtedness of L-3 Holdings guaranteed by L-3 Communications or its subsidiaries. Consolidated EBITDA is equal to consolidated net income of L-3 Communications (excluding (A) impairment losses incurred on goodwill and other intangible assets or on debt and equity investments, (B) gains or losses incurred on the retirement of debt, (C) extraordinary gains and losses, (D) gains and losses in connection with asset dispositions, and (E) non-cash gains or losses on discontinued operations) for the applicable period, plus consolidated interest expense (including consolidated interest expense of L-3 Holdings for indebtedness guaranteed by L-3 Communications and its subsidiaries), income taxes, depreciation and amortization expense and non-cash stock-based compensation expenses.

The "Consolidated Senior Leverage Ratio" is defined as the ratio of Consolidated Funded Indebtedness, minus subordinated debt of L-3 Communications and indebtedness of L-3 Holdings that is guaranteed by L-3 Communications on a subordinated basis, to Consolidated EBITDA.

The "Consolidated Interest Coverage Ratio" is defined as the ratio of Consolidated EBITDA to cash interest expense of L-3 Communications and its subsidiaries plus cash interest expense of L-3 Holdings with respect to indebtedness guaranteed by L-3 Communications or any of its subsidiaries.

The senior credit facility limits the ability of L-3 Communications to pay dividends to and make investments in L-3 Holdings. However, the senior credit facility permits L-3 Communications to:

•	fund payments of interest on indebtedness of L-3 Holdings and to fund payments of dividends on disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the proceeds received by L-3 Holdings from the issuance of such indebtedness or disqualified preferred stock have been invested by L-3 Holdings in L-3 Communications;

•	fund payments and prepayments of principal of indebtedness of L-3 Holdings and to fund optional and mandatory redemptions of disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the amount of such fundings does not exceed the aggregate amount of investments made by L-3 Holdings in L-3 Communications with the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 that is guaranteed by L-3 Communications;

•	pay regularly scheduled dividends on disqualified preferred stock issued by L-3 Communications;

•	redeem disqualified preferred stock issued by L-3 Communications so long as the amount of such redemptions does not exceed the aggregate proceeds received by L-3 Communications from the issuance of disqualified preferred stock after March 9, 2005; and

•	pay other dividends on and make other redemptions of its equity interests (including for the benefit of L-3 Holdings) and make other investments in L-3 Holdings, so long as no default or event of default has occurred and is continuing, up to an aggregate amount of $1.0 billion increased (or decreased) quarterly by an amount equal to 50% of the consolidated net income (or deficit) of L-3 Communications for the quarter, plus (1) 100% of the proceeds from any issuance of capital stock (other than disqualified preferred stock) by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications, plus (2) 100% of the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications and the indebtedness or disqualified preferred stock is not guaranteed by L-3 Communications, plus (3) 100% of the proceeds of any issuances of capital stock (other than disqualified preferred stock) by L-3 Communications after March 9, 2005, minus (4) the aggregate amount of subordinated debt of L-3 Communications prepaid after March 9, 2005 (other than in connection with a refinancing) in excess of the aggregate proceeds received from the issuance of subordinated debt by L-3 Communications after March 9, 2005 (other than in connection with a refinancing).

Subordination and Guarantees

The borrowings under the senior credit facility are guaranteed by L-3 Holdings and by substantially all of the material wholly-owned domestic subsidiaries of L-3 Communications on a senior basis. In the event that the long-term debt rating of L-3 Communications is reduced below BBB–, or the equivalent, by two of the three rating agencies, Standard & Poor's Ratings Services,

Moody's Investors Service, Inc. or Fitch Ratings, L-3 Holdings will be required, within 45 business days, to pledge 100% of the capital stock of L-3 Communications, and L-3 Communications and each subsidiary guarantor will be required to pledge 100% of the capital stock of each of their material wholly-owned domestic subsidiaries and 65% of their material wholly-owned foreign subsidiaries, in favor of the lenders under the senior credit facility.

Events of Default

Under the senior credit facility, each of the following items constitutes an event of default:

•	L-3 Communications fails to pay principal or amounts drawn under letters of credit when due;

•	L-3 Communications fails to pay interest within five days after that amount becomes due;

•	any representation or warranty made is incorrect in any material respect;

•	L-3 Communications does not comply with its financial and other covenants (and, for some of the other covenants, the default continues for 30 days);

•	L-3 Communications or any of its subsidiaries defaults under any indebtedness, guarantee obligation or interest rate hedging agreement in the aggregate amount of at least $40.0 million for more than 10 days (unless such default is a payment default or results in acceleration) and that default is a payment default or would enable the holder of the obligation to accelerate the obligation;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to L-3 Communications or any of its subsidiaries;

•	certain events occur with respect to any employee benefit plan of L-3 Communications or its affiliates covered by ERISA that would have a material adverse effect;

•	we fail to pay judgments aggregating in excess of $40.0 million, which judgments are not paid, covered by insurance, discharged or stayed for a period of 60 days;

•	any of the pledge agreements ceases to be in full force and effect or L-3 Communications or any party to any pledge agreement so asserts, or the lien under any of the pledge agreements ceases to be an enforceable first priority lien (subject to a grace period in certain cases);

•	the guarantees of the senior credit facility are held to be enforceable or invalid or cease to be in full force and effect, or any guarantor denies its obligations under its guarantee; and

•	a change of control.

If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization of L-3 Communications, the commitments under the senior credit facility will automatically terminate and the loans, including accrued interest, and all other amounts owed under the agreements will become immediately due and payable. If any other event of default occurs, then lenders holding the majority in aggregate principal amount of the loans under the senior credit facility may declare the commitments under the facility to be terminated and the loans, including accrued interest, and all other amounts owed under the facility to be immediately due and payable. Upon any acceleration, L-3 Communications must cash collateralize any undrawn letters of credit under the senior credit facility.

7 5/8% Senior Subordinated Notes due 2012

L-3 Communications has outstanding $750.0 million in aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2012 (the "2002 Notes"). The 2002 Notes are subject to the terms and conditions of an Indenture dated as of June 28, 2002, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York, as trustee (the "2002 Indenture"). The following summary of the material provisions of the 2002 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the 2002 Indenture and those terms made a part of the 2002 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 2002 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2002 Indenture.

General

The 2002 Notes will mature on June 15, 2012 and bear interest at 7 5/8% per annum, payable semi-annually on December 15 and June 15 of each year. The 2002 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the May 2003 Notes, the December 2003 Notes, the November 2004 and the 2005 Notes. The 2002 Notes also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

The 2002 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the May 2003 Notes, the December 2003 Notes, the November 2004 Notes and the 2005 Notes. These guarantees also rank pari passu in right of payment with the obligations of the guarantors under the CODES.

Optional Redemption

The 2002 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after June 15, 2007 at redemption prices (plus accrued and unpaid interest) starting at 103.813% of principal (plus accrued and unpaid interest) during the 12-month period beginning June 15, 2007 and declining annually to 100% of principal (plus accrued and unpaid interest) on June 15, 2010 and thereafter.

Change of Control

Upon the occurrence of a change of control, each holder of the 2002 Notes may require L-3 Communications to repurchase all or a portion of such holder's 2002 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The 2002 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The 2002 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the 2002 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 2002 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The 2002 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the 2002 Notes, and (ii) no guarantor of the 2002 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the 2002 Notes.

Certain Covenants

The 2002 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the 2002 Notes are assigned a rating of Baa3 or better by Moody's and BBB− or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2002 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB−, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the 2002 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the 2002 Notes;

•	default in payment when due of the principal of or premium, if any, on the 2002 Notes;

•	failure by L-3 Communications to comply with certain provision of the 2002 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the 2002 Indenture, any guarantee under the 2002 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the 2002 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2002 Notes may accelerate the maturity of all the 2002 Notes as provided in the 2002 Indenture.

6 1/8% Senior Subordinated Notes due 2013

L-3 Communications has outstanding $400.0 million in aggregate principal amount of 6 1/8% Senior Subordinated Notes due 2013 (the "May 2003 Notes"). The May 2003 Notes are subject to the terms and conditions of an Indenture dated as of May 21, 2003, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York, as trustee (the "May 2003 Indenture"). The following summary of the material provisions of the May 2003 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the May 2003 Indenture and those terms made a part of the May 2003 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the May 2003 Indenture and not otherwise defined herein are used below with the meanings set forth in the May 2003 Indenture.

General

The May 2003 Notes will mature on July 15, 2013 and bear interest at 6 1/8% per annum, payable semi-annually on July 15 and January 15 of each year. The May 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the December 2003 Notes, the November 2004 Notes and the 2005 Notes. The May 2003 Notes also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

The May 2003 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the 2002 Notes, the December 2003 Notes, the November 2004 Notes and the 2005 Notes. These guarantees also rank pari passu in right of payment with the obligations of the guarantors under the CODES.

Optional Redemption

The May 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after July 15, 2008 at redemption prices (plus accrued and unpaid interest) starting at 103.063% of principal (plus accrued and unpaid interest) during the 12-month period beginning July 15, 2008 and declining annually to 100% of principal (plus accrued and unpaid interest) on July 15, 2011 and thereafter.

Before July 15, 2006, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the May 2003 Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the May 2003 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the May 2003 Notes may require L-3 Communications to repurchase all or a portion of such holder's May 2003 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The May 2003 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The May 2003 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of

L-3 Communications' subsidiaries under the May 2003 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the May 2003 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The May 2003 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the May 2003 Notes, and (ii) no guarantor of the May 2003 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the May 2003 Notes.

Certain Covenants

The May 2003 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the May 2003 Notes are assigned a rating of Baa3 or better by Moody's and BBB− or better by S&P and no event of default has occurred and is continuing, certain covenants in the May 2003 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB−, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the May 2003 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the May 2003 Notes;

•	default in payment when due of the principal of or premium, if any, on the May 2003 Notes;

•	failure by L-3 Communications to comply with certain provision of the May 2003 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the May 2003 Indenture, any guarantee under the May 2003 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the May 2003 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding May 2003 Notes may accelerate the maturity of all the May 2003 Notes as provided in the May 2003 Indenture.

6 1/8% Senior Subordinated Notes due 2014

L-3 Communications has outstanding $400.0 million in aggregate principal amount of 6 1/8% Senior Subordinated Notes due 2014 (the "December 2003 Notes"). The December 2003 Notes are subject to the terms and conditions of an Indenture dated as of December 22, 2003, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York, as trustee (the "December 2003 Indenture"). The following summary of the material provisions of the December 2003 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the December 2003 Indenture and those terms made a part of the December 2003 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the December 2003 Indenture and not otherwise defined herein are used below with the meanings set forth in the December 2003 Indenture.

General

The December 2003 Notes will mature on January 15, 2014 and bear interest at 6 1/8% per annum, payable semi-annually on July 15 and January 15 of each year. The December 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the May 2003 Notes, the November 2004 Notes and the 2005 Notes. The December 2003 Notes also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

The December 2003 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the 2002 Notes, the May 2003 Notes and the November 2004 Notes. These guarantees also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

Optional Redemption

The December 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after January 15, 2009 at redemption prices (plus accrued and unpaid interest) starting at 103.063% of principal (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2009 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2012 and thereafter.

Before January 15, 2007, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the December 2003 Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the December 2003 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the December 2003 Notes may require L-3 Communications to repurchase all or a portion of such holder's December 2003 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The December 2003 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The December 2003 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the December 2003 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the December 2003 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The December 2003 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the December 2003 Notes, and (ii) no guarantor of the December 2003 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the December 2003 Notes.

Certain Covenants

The December 2003 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the December 2003 Notes are assigned a rating of Baa3 or better by Moody's and BBB− or better by S&P and no event of default has occurred and is continuing, certain covenants in the December 2003 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB−, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the December 2003 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the December 2003 Notes;

•	default in payment when due of the principal of or premium, if any, on the December 2003 Notes;

•	failure by L-3 Communications to comply with certain provision of the December 2003 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the December 2003 Indenture, any guarantee under the December 2003 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the December 2003 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding December 2003 Notes may accelerate the maturity of all the December 2003 Notes as provided in the December 2003 Indenture.

5 7/8% Senior Subordinated Notes due 2015

L-3 Communications has outstanding $650.0 million in aggregate principal amount of 5 7/8% Senior Subordinated Notes due 2015 (the "November 2004 Notes"). The November 2004 Notes are subject to the terms and conditions of an Indenture dated as of November 12, 2004, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York, as trustee (the "November 2004 Indenture"). The following summary of the material provisions of the November 2004 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the November 2004 Indenture and those terms made a part of the November 2004 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the November 2004 Indenture and not otherwise defined herein are used below with the meanings set forth in the November 2004 Indenture.

General

The November 2004 Notes will mature on January 15, 2014 and bear interest at 5 7/8% per annum, payable semi-annually on July 15 and January 15 of each year. The November 2004 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the 2005 Notes. The November 2004 Notes also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

The November 2004 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the 2005 Notes. These guarantees also rank pari passu in right of payment with the obligations of the guarantors under the CODES.

Optional Redemption

The November 2004 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after January 15, 2010 at redemption prices (plus accrued and unpaid interest) starting at 102.938% of principal (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2010 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2013 and thereafter.

Before January 15, 2008, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the November 2004 Notes originally issued at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the November 2004 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the November 2004 Notes may require L-3 Communications to repurchase all or a portion of such holder's November 2004 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The November 2004 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The November 2004 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the November 2004 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the November 2004 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The November 2004 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the November 2004 Notes, and (ii) no guarantor of the November 2004 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the November 2004 Notes.

Certain Covenants

The November 2004 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the November 2004 Notes are assigned a rating of Baa3 or better by Moody's and BBB− or better by S&P and no event of default has occurred and is continuing, certain covenants in the November 2004 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB−, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the November 2004 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the November 2004 Notes;

•	default in payment when due of the principal of or premium, if any, on the November 2004 Notes;

•	failure by L-3 Communications to comply with certain provisions of the November 2004 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the November 2004 Indenture, any guarantee under the November 2004 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the November 2004 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of significant subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding November 2004 Notes may accelerate the maturity of all the November 2004 Notes as provided in the November 2004 Indenture.

6 3/8% Senior Subordinated Notes due 2015

In connection with the Titan acquisition, L-3 Communications issued $1,000.0 million in aggregate principal amount of 6 3/8% Senior Subordinated Notes due 2015 (the "2005 Notes"). The 2005 Notes are subject to the terms and conditions of an Indenture dated as of July 29, 2005, among L-3 Communications, the guarantors named therein and The Bank of New York, as trustee (the "2005 Indenture"). The following is a summary of the material provisions of the 2005 Indenture and does not purport to be complete. All terms defined in the 2005 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2005 Indenture.

General

The 2005 Notes will mature on October 15, 2015 and bear interest at 6 3/8% per annum, payable semi-annually on April 15 and October 15 of each year. The 2005 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, May 2003 Notes, the December 2003 Notes and the November 2004 Notes. The 2005 Notes also rank pari passu in right of payment with L-3 Communications' guarantee of the CODES.

The 2005 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the 2002 Notes, May 2003 Notes, the December 2003 Notes and the November 2004 Notes. These guarantees also rank pari passu in right of payment with the obligations of the guarantors under the CODES.

Optional Redemption

The 2005 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after October 15, 2010 at redemption prices plus accrued and unpaid interest starting at 103.188% of principal (plus accrued and unpaid interest) during the 12-month period beginning October 15, 2010 and declining annually to 100% of principal (plus accrued and unpaid interest) on October 15, 2013 and thereafter.

In addition, before October 15, 2008, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the 2005 Notes originally issued at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the 2005 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the 2005 Notes may require L-3 Communications to repurchase all or a portion of such holder's 2005 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The 2005 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The 2005 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the 2005 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 2005 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The 2005 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the 2005 Notes, and (ii) no guarantor of the 2005 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the 2005 Notes.

Certain Covenants

The 2005 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the 2005 Notes are assigned a rating of Baa3 or better by Moody's and BBB− or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2005 Indenture will no longer be in effect.

Events of Default

Events of Default under the 2005 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the 2005 Notes;

•	default in payment when due of the principal of or premium, if any, on the 2005 Notes;

•	failure by L-3 Communications to comply with certain provision of the 2005 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $50.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the 2005 Indenture, any guarantee under the 2005 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the 2005 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of significant subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2005 Notes may accelerate the maturity of all the 2005 Notes as provided in the 2005 Indenture.

DESCRIPTION OF THE CODES

The CODES were issued under an indenture, dated as of July 29, 2005, among L-3 Communications Holdings, Inc., as issuer, the Guarantors and The Bank of New York, as trustee. The terms of the CODES include those provided in the indenture and those provided in the registration rights agreement, dated as of July 29, 2005, among us, the Guarantors and the initial purchasers.

The following description is only a summary of the material provisions of the CODES, the indenture and the registration rights agreement. We urge you to read the indenture and the registration rights agreement in their entirety because they, and not this description, define your rights as a holder of the CODES. You may request copies of these documents as set forth under the caption "Incorporation of Certain Documents by Reference."

When we refer to "L-3 Communications Holdings, Inc.," "L-3 Holdings," "we," "our" or "us" in this section, we refer only to L-3 Communications Holdings, Inc. and not to any of its subsidiaries.

Brief Description of the CODES

The CODES:

•	are limited to $700.0 million in aggregate principal amount;

•	bear interest at a rate of 3.00% per year, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2006;

•	beginning with the six-month interest period commencing February 1, 2011, bear contingent interest in the circumstances described under "— Contingent Interest;"

•	are general unsecured obligations, pari passu in right of payment to all of our existing and future senior debt and senior to all of our existing and future senior subordinated indebtedness;

•	are convertible by you at any time on or prior to the business day preceding the maturity date, only upon satisfaction of one of the conditions for conversion as described under "— Conversion Rights," into cash and under certain circumstances, shares of our common stock initially at a conversion rate of 9.7741 shares of our common stock per $1,000 in principal amount of CODES, which represents an initial conversion price of approximately $102.31 per share. Upon a conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value, calculated as described under "— Conversion Rights — Settlement Upon Conversion," of the principal amount of the CODES converted. If the conversion value exceeds the principal amount of the CODES converted, we will also deliver, at our election, cash or common stock or a combination of cash and common stock in an amount equal to the excess of the conversion value over the principal amount of the CODES converted.

•	In the event of certain types of fundamental changes, we will increase the conversion rate or, in lieu thereof, we may elect to adjust the conversion obligation and conversion rate so that the CODES are convertible into shares of the acquiring or surviving company, in each case as described herein;

•	are subject to redemption for cash by us at any time on or after February 1, 2011, in whole or in part, at a redemption price equal to 100% of the principal amount of the CODES being redeemed, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the redemption date;

•	are subject to repurchase by us, at your option, on February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031, at a cash repurchase price equal to 100% of the principal amount of the CODES, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date, as set forth under "— Repurchase at the Option of the Holder — Optional Put;"

•	are subject to repurchase by us, at your option, if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the CODES, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the repurchase date, as set forth under "— Repurchase at the Option of the Holder — Fundamental Change Put";

•	are unconditionally guaranteed, on a senior subordinated basis, by the Guarantors, which guarantees will be pari passu with the Guarantors' existing and future senior subordinated indebtedness, including the 2002 Notes, the May 2003 Notes, the December 2003 Notes, the 2004 Notes and the 2005 Notes (collectively, the "Outstanding Senior Subordinated Notes"); and

•	are due on August 1, 2035, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under "— Conversion Rights" and "— Repurchase at the Option of the Holder — Fundamental Change Put."

"2002 Notes" means the $750,000,000 in aggregate principal amount of L-3 Communications' 7 5/8% Senior Subordinated Notes due 2012.

"May 2003 Notes" means the $400,000,000 in aggregate principal amount of L-3 Communications' 6 1/8% Senior Subordinated Notes due 2013.

"December 2003 Notes" means the $400,000,000 in aggregate principal amount of L-3 Communications' 6 1/8% Senior Subordinated Notes due 2014.

"2004 Notes" means the $650,000,000 in aggregate principal amount of L-3 Communications' 5 7/8% Senior Subordinated Notes due 2015.

"2005 Notes" means the $1,000,000,000 in aggregate principal amount of L-3 Communications' Senior Subordinated Notes due 2015.

No sinking fund is provided for the CODES and the CODES is not be subject to defeasance.

The CODES were initially issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the CODES will be shown on, and transfers of beneficial interests in the CODES will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated CODES, except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global CODES held in DTC, see "— Form, Denomination and Registration — Global CODES Book-Entry Form."

If certificated CODES are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency of the trustee in New York City.

A holder of the CODES may not sell or otherwise transfer the CODES or shares of our common stock issuable upon conversion of the CODES, except in compliance with the provisions set forth below under "— Registration Rights."

Brief Description of the Guarantees

The CODES are jointly and severally guaranteed by existing and future domestic subsidiaries of L-3 Holdings that guarantee any other indebtedness of L-3 Holdings or any of its domestic subsidiaries as described below under "— The Subsidiary Guarantees."

The guarantees of the CODES:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Senior Debt (as defined herein) of each Guarantor; and

•	rank pari passu with all existing and future senior subordinated obligations of L-3 Communications and the other Guarantors, including the obligations under the Outstanding Senior Subordinated Notes.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of CODES, together with accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the maturity date. With respect to global CODES, principal and interest (including contingent interest and additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated CODES, principal and interest (including contingent interest and additional interest, if any) will be payable at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

The CODES initially bear interest at a rate of 3.00% per year. Interest accrues from July 29, 2005, or from the most recent date to which interest has been paid or duly provided for. Beginning with the six-month interest period commencing February 1, 2011, we will pay contingent interest under certain circumstances as described under "— Contingent Interest." We will pay interest (including contingent interest and additional interest, if any) semi-annually, in arrears on February 1 and August 1 of each year, commencing on February 1, 2006, to holders of record at 5:00 p.m., New York City time, on the preceding January 15 and July 15, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest (including contingent interest and any additional interest) on any CODES when they are converted, except as described under "— Conversion Rights;" and

•	we will pay accrued and unpaid interest (including contingent interest and additional interest, if any) to a person other than the holder of record on the record date on the maturity date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

We will pay interest on:

•	global CODES to DTC in immediately available funds;

•	any certificated CODES having a principal amount of less than $2,000,000, by check mailed to the holders of those CODES; provided, however, at maturity, interest will be payable as described under "— Payment at Maturity;" and

•	any certificated CODES having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these CODES duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under "— Payment at Maturity."

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest (including contingent interest and additional interest, if any) will accrue thereon.

To the extent lawful, payments of principal or interest (including contingent interest and additional interest, if any) on the CODES that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

Contingent Interest

Beginning with the six-month interest period commencing February 1, 2011, we will pay contingent interest during any six-month interest period to the holders of the CODES if the trading price of the CODES for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the CODES.

During any six-month period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the CODES will equal 0.25% of the average trading price of $1,000 principal amount of CODES during the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

"Trading price" for purposes of determining contingent interest shall have the meaning set forth under "— Conversion Rights — Conversion Upon Satisfaction of Trading Price Condition," except that, for purposes of determining the trading price for the contingent interest provisions only, if we cannot reasonably obtain at least one bid for $5,000,000 principal amount of the CODES from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the CODES will be deemed to equal the product of:

•	the conversion rate then in effect; and

•	the average closing sale price of our common stock over the five trading-day period ending on such determination date.

We will notify holders prior to the beginning of any six-month interest period that they will be entitled to receive contingent interest during such six-month interest period.

Conversion Rights

Holders may convert their CODES prior to 5:00 p.m., New York City time, on the business day preceding the maturity date based on an initial conversion rate of 9.7741 shares of common stock per $1,000 principal amount of CODES (equivalent to an initial conversion price of approximately $102.31 per share), only if the conditions for conversion described below are satisfied. The conversion rate will be subject to adjustment as described below. As described under "— Conversion Procedures — Settlement Upon Conversion," upon conversion of CODES, we will deliver an amount in cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value, calculated as described below, of the principal amount of CODES converted. If the conversion value exceeds the principal amount of the CODES converted, we will also deliver, at our election, cash or common stock or a combination of cash and common stock in an amount equal to the excess of the conversion value over the principal amount of the CODES converted. Unless we have previously redeemed or purchased the CODES, you will have the right to convert any portion of the principal amount of any CODES that is an integral multiple of $1,000 at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:

(1)	prior to August 1, 2033, on any date during any fiscal quarter beginning after September 30, 2005 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

(2)	on or after August 1, 2033, at all times on or after any date on which the closing sale price of our common stock is more than 120% of the then current conversion price of the CODES;

(3)	with respect to any CODES called for redemption, until the close of business on the business day prior to the redemption date;

(4)	if we distribute to all holders of our common stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution, as described below in more detail under "— Conversion Upon Specified Corporate Transactions";

(5)	if we distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, as described below in more detail under "— Conversion Upon Specified Corporate Transactions";

(6)	during a specified period if a fundamental change occurs, as described in more detail below under "— Conversion Upon a Fundamental Change"; or

(7)	during the five consecutive business-day period following any five consecutive trading-day period in which the average of the trading prices for the CODES for the five trading-day period was less than 98% of the average of the closing sale prices of our common stock during such five trading-day period multiplied by the then current conversion rate, as described in more detail below under "— Conversion Upon Satisfaction of Trading Price Condition" (the "trading price condition").

In the case of clauses (4) and (5) immediately above, we will notify you at least 20 calendar days prior to the ex-dividend date for such distribution; once we have given such notice, you may surrender your CODES for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-dividend date and any announcement by us that such distribution will not take place; in the case of a distribution identified in clauses (4) and (5) immediately above, you may not convert your CODES if you will otherwise participate in the distribution without conversion as a result of holding the CODES.

The "closing sale price" of our common stock on any trading date means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq System or by Pink Sheets LLC. In the absence of such a quotation, the closing sale price shall be determined by a nationally recognized securities dealer retained by us for that purpose. The "conversion price" on any day will equal $1,000 divided by the conversion rate in effect on that day.

Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest (including contingent interest and additional interest, if any) on the CODES. Accrued and unpaid interest (including contingent interest and additional interest, if any) and accrued tax original issue discount (if any) to the conversion date is deemed to be paid in full with the cash paid or combination of cash paid and shares of our common stock issued upon conversion rather than cancelled, extinguished or forfeited.

If you convert after 5:00 p.m., New York City time, on the record date for an interest payment but prior to 5:00 p.m., New York City time, on the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including contingent interest and additional interest, if any) accrued and unpaid on your CODES, notwithstanding your conversion of those CODES prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your CODES for conversion, you must pay us an amount equal to the interest (including contingent interest and additional interest, if any) that has accrued and will be paid on the CODES being converted on the corresponding interest payment date. You are not required to make such payment:

•	if you convert your CODES in connection with a redemption and we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if you convert your CODES in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue contingent interest, if any), if overdue interest (or overdue contingent interest) exists at the time of conversion with respect to your CODES.

Except as described under "— Conversion Rate Adjustments," we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the CODES.

We will not issue fractional shares of our common stock upon conversion of the CODES. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the trading day immediately preceding the conversion date.

Conversion Upon Specified Corporate Transactions

You will have the right to convert your CODES if we:

•	distribute to all holders of our common stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution; or

•	distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution.

We will notify you at least 20 calendar days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your CODES for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-dividend date or any announcement by us that such distribution will not take place. You may not convert any of your CODES based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the CODES.

Conversion Upon a Fundamental Change

If a fundamental change (as defined under "— Repurchase at the Option of the Holder — Fundamental Change Put") occurs, you will have the right to convert your CODES at any time beginning on the business day following the effective date of the fundamental change until 5:00 p.m., New York City time, on the business day preceding the repurchase date relating to such fundamental change. To the extent we are aware of any such effective date, we will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date. For each $1,000 in principal amount of CODES converted in connection with a fundamental change, you will receive:

•	(1) cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value and (2) if the conversion value exceeds the principal amount of the CODES converted, cash equal to such excess or, at our election, an amount of cash, securities and other assets or property equal to such excess based on the consideration that you would have received if you had held a number of shares of common stock based on the conversion rate immediately prior to the transaction, with the conversion value based on the consideration received in such transaction; and

•	under certain circumstances, the transaction consideration with respect to additional shares of common stock, which will be in an amount determined as set forth under "— Adjustment to Conversion Rate Upon a Non-Stock Change of Control" and which will be payable following certain types of fundamental change.

If you have submitted any or all of your CODES for repurchase and such CODES are not properly withdrawn in a timely fashion, your conversion rights on the CODES so subject to repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the repurchase date, unless we default in the payment of the repurchase price. If you have submitted any CODES for repurchase, such CODES may be converted only if you submit a withdrawal notice, and, if the CODES are evidenced by a global CODES, you comply with appropriate DTC procedures.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender your CODES for conversion prior to maturity during the five business-day period following any five consecutive trading-day period in which the "trading price" per $1,000 principal amount of CODES, as determined following a request by a holder of CODES in accordance with the procedures described below, for each trading day of such five-day trading period was less than 98% of the product of the average of the closing sale prices of our common stock for such five-day trading period and the then current conversion rate.

The "trading price" of the CODES on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of CODES obtained by us for $5,000,000 principal amount of the CODES at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include one or more of the initial purchasers, provided that if at least two such bids cannot reasonably be obtained by us, but one such bid can reasonably be obtained by us this one bid will be used. If we cannot reasonably obtain at least one bid for $5,000,000 principal amount of the CODES from a nationally recognized securities dealer then, for purposes of the trading price condition only, the trading price of the CODES will be deemed to be less than 98% of the applicable conversion rate of the CODES multiplied by the closing sale price of our common stock on such determination date.

We will have no obligation to determine the trading price of the CODES unless a holder of CODES requests that we do so and presents reasonable evidence that the trading price condition has been satisfied. If a holder provides such request, we will determine the trading price of the CODES for the applicable period.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global CODES, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to interest (including contingent interest and additional interest, if any) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated CODES, to convert you must:

•	complete and manually sign the conversion notice on the back of the CODES or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the CODES to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable (including contingent interest and additional interest, if any) on the next interest payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The CODES will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

Settlement Upon Conversion

Upon conversion, the settlement amount will be computed as follows:

(1)	if we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder for each $1,000 principal amount of the CODES converted cash in an amount equal to the conversion value; or

(2)	if we elect to satisfy the conversion obligation in a combination of cash and common stock, we will deliver to the holder for each $1,000 principal amount of the CODES converted:

•	cash in an amount equal to (i) the fixed dollar amount per $1,000 principal amount of the CODES of the conversion obligation to be satisfied in cash specified in the notice regarding our chosen method of settlement or, if lower, the conversion value, or (ii) the percentage of the conversion obligation to be satisfied in cash specified in the notice regarding our chosen method of settlement multiplied by the conversion value, as the case may be (the "cash amount"); provided that in either case the cash amount shall in no event be less than the lesser of (a) the principal amount of the CODES converted and (b) the conversion value, as calculated below; and

•	a number of shares for each of the 20 trading days in the conversion period equal to 1/20th of (i) the conversion rate then in effect minus (ii) the quotient of the cash amount divided by the closing sales price of our common stock for that day (plus cash in lieu of fractional shares, if applicable).

We will inform the holders through the trustee if we elect a cash amount that is more than $1,000 per $1,000 in principal amount of the CODES:

•	if we have called the CODES for redemption, in our notice of redemption;

•	if a fundamental change has occurred, in the notice of fundamental change described under "— Repurchase at the Option of the Holder — Fundamental Change Put";

•	in respect of the CODES to be converted during the period beginning 25 trading days preceding the maturity date and ending one trading day preceding the maturity date, at least 26 trading days preceding the maturity date; and

•	in all other cases, prior to the first day of the conversion period;

provided that if we do not provide such notice in a timely manner as described above, the cash amount will be $1,000 and any conversion value in excess thereof will be satisfied by delivery of shares of our common stock.

The "conversion period" means the 20 trading day period:

•	if we have called the CODES delivered for conversion for redemption, ending one trading day immediately preceding the redemption date;

•	with respect to conversion notices received during the period beginning 25 trading days preceding the maturity date and ending one trading day preceding the maturity date, ending one trading day immediately preceding the maturity date;

•	with respect to conversions in connection with a fundamental change, ending one trading day prior to the repurchase date relating to such fundamental change; and

•	in all other cases, beginning on the third trading day following our receipt of your conversion notice.

The "conversion value," for every $1,000 principal amount of CODES being converted, means an amount equal to the sum of the daily conversion values for each of the 20 trading days in the conversion period, where the "daily conversion value" for any trading day equals 1/20th of:

•	the conversion rate in effect on that day multiplied by

•	the closing sale price of our common stock on that day,

provided that, with respect to any conversion (i) during the period beginning 25 trading days preceding the maturity date and ending one trading day preceding the maturity date or (ii) of CODES called for redemption, if the closing sale price of our common stock on the conversion date exceeds the then applicable conversion price, the conversion value will not be less than $1,000.

Settlement in cash and/or shares of our common stock will occur on the second trading day following the final trading day of the conversion period (as defined above).

Conversion Rate Adjustments

We will adjust the conversion rate for certain events, including:

(1)	issuances of our common stock as a dividend or distribution on our common stock;

(2)	certain subdivisions, combinations or reclassifications of our common stock;

(3)	issuances to all or substantially all holders of our common stock of certain rights or warrants (other than pursuant to a rights plan) to purchase, for a period of up to 45 days, our common stock at less than the then-current market price of our common stock, provided that the conversion rate will be readjusted to the extent that any of the rights or warrants are not exercised prior to their expiration;

(4)	distributions to all or substantially all holders of our common stock, shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:

•	the rights and warrants referred to in clause (3) above;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the sixth succeeding paragraph below;

•	any dividends or distributions paid exclusively in cash; or

•	any dividends or distributions referred to in the clause (1) above;

(5)	dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation and other than quarterly cash dividends to the extent that such dividends do not exceed (i) $0.125 per share in any quarter or (ii) $0.50 per share in any calendar year (each such number, the "dividend threshold amount", which amount shall be subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5)), in which event the conversion rate will be adjusted by multiplying the conversion rate by a fraction:

•	the numerator of which will be the current market price of our common stock minus the dividend threshold amount and

•	the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution.

If an adjustment is required to be made as set forth in this clause (5) as a result of a distribution that is not a regular quarterly or annual dividend, the dividend threshold amount will be deemed to be zero; and

(6)	purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

For purposes of clause (3) and (5) above, "current market price" means the average closing sale price of our common stock for the 10 consecutive trading days immediately prior to the record date for the distribution requiring such computation.

To the extent that any future rights plan adopted by us is in effect upon conversion of the CODES into common stock only or a combination of cash and common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the CODES, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (4), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction or in certain other cases. In cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to stockholders:

•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the record date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, the holder of CODES will be entitled to receive upon conversion, in addition to the cash and shares of common stock, if any, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such CODES immediately prior to the record date for determining the stockholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In the event that we distribute shares of capital stock of a subsidiary of ours pursuant to clause (4) above, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•	consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding CODES will, without the consent of any holders of the CODES, become convertible only into the cash and other consideration the holders of the CODES would have received if they had converted their CODES immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, except in the limited case of a public acquirer change of control where we elect to have the CODES convertible into public acquirer common stock as described below under "— Conversion After a Public Acquirer Change of Control" and except that the provisions above under "— Settlement Upon Conversion" relating to the satisfaction of the conversion obligation in cash or a combination of cash and stock shall continue to apply following any such election, with the conversion value calculated based on the consideration received in such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income and Estate Tax Considerations."

We may from time to time, to the extent permitted by law, increase the conversion rate of the CODES by any amount for any period of at least 20 business days. In that case, we will give at least 15 days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the CODES and otherwise (b)(1) five business days prior to the maturity of the CODES (whether at stated maturity or otherwise) or (2) prior to the redemption date or repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release through Business Wire containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your CODES in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under "— Repurchase at the Option of the Holder — Fundamental Change Put" pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, which we refer to as a "non-stock change of control," we will increase the conversion rate as described below. The number of additional shares by which the conversion rate is increased (the "additional shares") will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the "effective date") and the price (the "stock price") paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. To the extent we are aware of the anticipated effective date of any non-stock change of control we will notify you of such date at least 20 calendar days prior to such date.

A conversion of the CODES by a holder will be deemed for these purposes to be "in connection with" a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before 5:00 p.m., New York City time, on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under "— Repurchase at the Option of the Holder — Fundamental Change Put").

The number of additional shares will be adjusted in the same manner as, and as of any date on which, the conversion rate of the CODES is adjusted as described above under "— Conversion Rate

Adjustments." The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares issuable per $1,000 principal amount of CODES:

Stock Price

Effective Date	$78.10	$90.00	$102.31	$110.00	$130.00	$160.00	$200.00	$250.00
August 1, 2005	3.03	2.19	1.62	1.37	0.94	0.60	0.38	0.24
August 1, 2006	2.93	2.05	1.48	1.23	0.81	0.50	0.31	0.20
August 1, 2007	2.85	1.92	1.32	1.07	0.66	0.39	0.24	0.16
August 1, 2008	2.77	1.75	1.12	0.87	0.49	0.27	0.16	0.11
August 1, 2009	2.70	1.55	0.86	0.60	0.27	0.13	0.08	0.06
August 1, 2010	2.71	1.28	0.44	0.20	0.01	0.00	0.00	0.00
February 1, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $250.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	less than $78.10 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the conversion rate exceed 12.8040 per $1,000 principal amount of the CODES, subject to adjustments in the same manner as the conversion rate.

Any conversion that entitles the converting holder to an adjustment to the conversion rate as described in this section shall be settled as described under "— Settlement Upon Conversion" above.

Conversion After a Public Acquirer Change of Control

Notwithstanding the foregoing, in the case of a non-stock change of control constituting a public acquirer change of control (as defined below), we may, in lieu of issuing additional shares upon conversion as described in "— Adjustment to Conversion Rate Upon a Non-Stock Change of Control" above, elect to adjust our conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the CODES will be entitled to convert their CODES (subject to the satisfaction of certain conditions) into cash and, to the extent the conversion value exceeds the principal amount of the CODES converted, shares of public acquirer common stock (as defined below), and the conversion rate in effect immediately before the public acquirer change of control will be adjusted by multiplying it by a fraction:

•	the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

A "public acquirer change of control" means a non-stock change of control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or that will be so traded or quoted when issued or exchanged in connection with such non-stock change of control (the "public acquirer common stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have "public acquirer common stock" if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, provided that such majority-owning corporation fully and unconditionally guarantees the CODES, in which case all references to public acquirer common stock will refer to such class of common stock. Majority owned for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change of control, if we so elect, holders may convert their CODES (subject to the satisfaction of the conditions to conversion described under "— Conversion Procedures — Procedures to be Followed by a Holder" above) for cash, and, to the extent noted above, shares of public acquirer common stock at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive additional shares upon conversion as described under "— Adjustment to Conversion Rate Upon a Non-Stock Change of Control." We are required to notify holders of our election in our notice to holders of such transaction. Following any such election, the provisions set forth herein, including those set forth under "— Settlement Upon Conversion", shall continue to apply except that reference to our common stock shall be deemed to refer to the public acquirer common stock. In addition, upon a public acquirer change of control, in lieu of converting the CODES, the holder can, subject to certain conditions, require us to repurchase all or a portion of the CODES owned by the holder as described below under "— Repurchase at the Option of Holders — Fundamental Change Put."

Optional Redemption

At any time on or after February 1, 2011, we may redeem all or a part of the CODES at a cash redemption price equal to 100% of the principal amount of the CODES being redeemed, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the redemption date. However, if the redemption date is after a record date and on or prior to the corresponding interest payment date, the interest (including contingent interest and additional interest, if any) will be paid on the redemption date to the holder of record on the record date.

We will give notice of redemption not less than 20 nor more than 60 days prior to the redemption date to all record holders of CODES at their addresses set forth in the register of the registrar. This notice will state, among other things:

•	that you have a right to convert the CODES called for redemption, and the conversion rate then in effect;

•	the date on which your right to convert the CODES called for redemption will expire;

•	whether we have elected to settle any conversion value in excess of $1,000 per $1,000 principal amount of the CODES converted by delivering shares of our common stock; and

•	the date on which the conversion period will begin.

If we do not redeem all of the CODES, the trustee will select the CODES to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If any CODES are to be redeemed in part only, we will issue a new CODES in principal amount equal to the unredeemed principal portion thereof. If a portion of your CODES is selected for partial redemption and you convert a portion of your CODES, the converted portion will be deemed to be taken from the portion selected for redemption.

Additionally, we will not be required to:

•	issue, register the transfer of, or exchange any CODES during the period of 15 days before the mailing of the notice of redemption, or

•	register the transfer of or exchange any CODES so selected for redemption, in whole or in part, except the unredeemed portion of any CODES being redeemed in part.

We may not redeem the CODES if we have failed to pay interest on the CODES and such failure to pay is continuing.

Repurchase at the Option of the Holder

Optional Put

On February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your CODES for which you have properly delivered and not withdrawn a written repurchase notice. The CODES submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the CODES being repurchased, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including contingent interest and additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your CODES upon your exercise of your repurchase right. Our ability to repurchase CODES in cash in the future may be limited by the terms of our then-existing borrowing agreements, if any, and the borrowing agreements of our subsidiaries. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

We will give notice at least 20 business days prior to each repurchase date to all record holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that you must follow to require us to repurchase your CODES.

To exercise your repurchase right, you must deliver at any time from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the applicable repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the CODES to be repurchased, if certificated CODES have been issued). The repurchase notice must state:

•	if you hold a beneficial interest in a global CODES, your repurchase notice must comply with appropriate DTC procedures;

•	if you hold certificated CODES, the CODES certificate numbers;

•	the portion of the principal amount of your CODES to be repurchased, which must be in $1,000 multiples; and

•	that the CODES are to be repurchased by us pursuant to the applicable provisions of the CODES and the indenture.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the applicable repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the CODES listed in the repurchase notice. The withdrawal notice must state:

•	if you hold a beneficial interest in a global CODES, your withdrawal notice must comply with appropriate DTC procedures;

•	if you hold certificated CODES, the certificate numbers of the withdrawn CODES;

•	the principal amount of the withdrawn CODES; and

•	the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for CODES for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the CODES, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the CODES will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the CODES, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the CODES that holders have elected to require us to repurchase, then, as of the repurchase date:

•	those CODES will cease to be outstanding and interest (including contingent interest and additional interest, if any) will cease to accrue, whether or not book-entry transfer of the CODES has been made or the CODES have been delivered to the paying agent, as the case may be; and

•	all other rights of the CODES holders will terminate, other than the right to receive the repurchase price upon delivery or transfer of the CODES.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the CODES;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the CODES; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the CODES.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the CODES, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your CODES for which you have properly delivered, and not withdrawn, a written repurchase notice. The CODES submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the CODES being repurchased, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including contingent interest and additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your CODES in cash upon a fundamental change. Our ability to repurchase CODES in cash in the future may be limited by the terms of our then-existing borrowing agreements, if any, and the borrowing agreements of our subsidiaries. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements, if any, and the borrowing agreements of our subsidiaries. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A "fundamental change" will be deemed to have occurred when any of the following has occurred:

(1)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the Principals and their Related Parties, becomes the "beneficial owner" (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (measured by voting power rather than number of shares); or

(2)	the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(3)	the adoption of a plan relating to our liquidation or dissolution; or

(4)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries (other than the Excluded Subsidiaries, as defined below under "— Subsidiary Guarantees"), taken as a whole, to any "person" (as such term is defined Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties; or

(5)	the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the CODES are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on The Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a fundamental change under clause (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on the Nasdaq National Market and, as a result of the transaction or transactions and the CODES become, subject to "— Conversion Procedures — Settlement Upon Conversion," convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

"Continuing Directors" means, as of any date of determination, any member of the board of directors of L-3 Holdings who:

•	was a member of the board of directors on the date of the indenture; or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of nomination or election.

"Principals" means any of Lehman Brothers Holdings Inc. and any of its affiliates and Frank C. Lanza.

"Related Party" with respect to any Principal means (i) any controlling stockholder, 50% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other persons referred to in the immediately preceding clause (i).

"Voting Stock" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

The definition of "fundamental change" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of CODES to require us to repurchase the CODES as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

On or before the fifth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the CODES on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your CODES.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the CODES to be repurchased, if certificated CODES have been issued). The repurchase notice must state:

•	if you hold a beneficial interest in a global CODES, your repurchase notice must comply with appropriate DTC procedures;

•	if you hold certificated CODES, the CODES certificate numbers;

•	the portion of the principal amount of the CODES to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the CODES are to be repurchased by us pursuant to the applicable provisions of the CODES and the indenture.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the CODES listed in the repurchase notice. The withdrawal notice must state:

•	if you hold a beneficial interest in a global CODES, your withdrawal notice must comply with appropriate DTC procedures;

•	if you hold certificated CODES, the certificate numbers of the withdrawn CODES;

•	the principal amount of the withdrawn CODES; and

•	the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for CODES for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the CODES, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the CODES will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the CODES, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the CODES that holders have elected to require us to repurchase, then, as of the repurchase date:

•	the CODES will cease to be outstanding and interest (including contingent interest and additional interest, if any) will cease to accrue, whether or not book-entry transfer of the CODES has been made or the CODES have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of CODES will terminate, other than the right to receive the repurchase price upon delivery or transfer of the CODES.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the CODES;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the CODES; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the CODES.

This fundamental change repurchase right could discourage a potential acquirer of L-3 Holdings. However, this fundamental change repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the CODES upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries') outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the CODES.

Consolidation, Merger and Sale of Assets by L-3 Holdings

The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

•	either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the CODES, the indenture and the registration rights agreement;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•	if as a result of such transaction the CODES become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor under the CODES, the indenture and the registration rights agreement; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which L-3 Holdings is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, L-3 Holdings, and L-3 Holdings shall be discharged from its obligations, under the CODES, the indenture and the registration rights agreement.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of L-3 Holdings "substantially as an entirety." There is no precise, established definition of the phrase "substantially as an entirety" under New York law, which governs the indenture and the CODES, or under the laws of Delaware, L-3 Holdings' state of incorporation. Accordingly, the ability of a holder of the CODES to require us to repurchase the CODES as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of L-3 Holdings may be uncertain.

An assumption by any person of L-3 Holdings' obligations under the CODES and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the CODES for new

CODES by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

The Subsidiary Guarantees

All of the existing and future domestic subsidiaries of L-3 Holdings that guarantee any other Indebtedness of L-3 Holdings or any of its subsidiaries (other than foreign subsidiaries) jointly and severally guarantee, on an unsecured senior subordinated basis, L-3 Holdings' obligations under the CODES. Each guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor and is pari passu with the guarantees of the Outstanding Senior Subordinated Notes. The obligations of each Guarantor under its guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors — The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly you could have no claim against the guarantors."

Guarantors may, without the consent of the holders of CODES, consolidate with, merge with or into or transfer all or substantially all of their assets to any other person organized under the laws of the United States or any of its political subdivisions provided that:

•	the surviving person assumes all of the Guarantor's obligations under the indenture;

•	at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.

The guarantee of a Guarantor will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation);

•	in connection with any sale of all of the capital stock of that Guarantor;

•	if that Guarantor is released from its guarantees of, and all pledges and security interests granted in connection with, Indebtedness of L-3 Holdings or any of its subsidiaries (other than a foreign subsidiary); or

•	if that guarantor becomes an Excluded Subsidiary.

Except as set forth in the second preceding paragraph, L-3 Communications shall guarantee the CODES so long as the CODES remain outstanding.

The indenture provides that if L-3 Holdings or any of its subsidiaries acquires or creates a subsidiary (other than a foreign subsidiary) after the date of this offering and such subsidiary guarantees any Indebtedness (as defined herein) of L-3 Holdings or any of its subsidiaries (other than a foreign subsidiary), then such subsidiary will execute a guarantee in accordance with the terms of the indenture.

"Excluded Subsidiaries" means:

•	any domestic subsidiary of L-3 Holdings that is not a Guarantor; and

•	any subsidiary of L-3 Holdings and L-3 Communications that has been designated as, or, if the indentures governing the Outstanding Senior Subordinated Notes are no longer in effect, could have been designated as "Unrestricted Subsidiaries" pursuant to the terms of the indentures governing any of the Outstanding Senior Subordinated Notes of L-3 Communications as the same are in effect on the date of the closing of this offering (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those outstanding Senior Subordinated Notes continue to be outstanding). As of the date of the indenture, Aviation Communications & Surveillance Systems, LLC, Honeywell TCAS Inc., L-3 Communications Army Fleet Support, LLC and L-3 Communications MAPPS Investments, LLC have been designated as Unrestricted Subsidiaries.

Subordination

The guarantee of the payment of principal of, premium and additional interest, if any, and interest (including contingent interest, if any) on the CODES is subordinated in right of payment, as set forth in the indenture, to the Guarantors prior payment in full in cash of all of their Senior Debt, whether outstanding on the issue date or thereafter incurred.

Upon any distribution to our creditors:

(1)	in a liquidation or dissolution of us;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the us or our property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshalling of the our assets and liabilities,

the holders of Senior Debt of the Guarantors will be entitled to receive, from the Guarantors, payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of CODES will be entitled to receive any payment, from the Guarantors with respect to the CODES, and, until all Obligations of the Guarantors with respect to their Senior Debt are paid by the Guarantors in full in cash, any distribution to which the Holders of CODES would be entitled shall be made to the holders of the Guarantors Senior Debt (except, in each case, that Holders of CODES may receive Permitted Junior Securities).

The Guarantors also may not make any payment upon or in respect of the CODES (except in Permitted Junior Securities) if:

(1)	a default in the payment of the principal of, premium, if any, or interest on their Designated Senior Debt occurs and is continuing; or

(2)	any other default occurs and is continuing with respect to their Designated Senior Debt that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the trustee receives a notice of such default (a "Payment Blockage Notice") from L-3 Holdings or the holders of any Designated Senior Debt.

Payments on the CODES may and shall be resumed:

(1)	in the case of a payment default, upon the date on which such default is cured or waived; and

(2)	in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new period of payment blockage may be commenced unless and until:

(1)	360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal and interest (including contingent interest and additional interest, if any) on the CODES that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

The indenture further requires that we promptly notify holders of Senior Debt if payment of the CODES is accelerated because of an event of default.

As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of CODES may recover less ratably than our creditors who are holders of Senior

Debt of the Guarantors. As of September 30, 2005, the Guarantors had $750.0 million of Senior Debt outstanding. In addition, as of September 30, 2005, L-3 Communications, one of the Guarantors, would have the ability to borrow up to an additional $886.7 million (excluding letters of credit, which aggregated $113.3 million) under our Senior Credit Facility, all of which if borrowed or drawn upon would be Senior Debt and would be guaranteed on a senior basis by the Guarantors.

"Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

"Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by us as "Designated Senior Debt."

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Payment Blockage Notice" means a notice provided to the trustee by us or a representative if a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity.

"Permitted Junior Securities" means Equity Interests in a Guarantor or debt securities that are subordinated to all Senior Debt of such Guarantor (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Guarantees are subordinated to Senior Debt under the indenture.

"Senior Credit Facility" means the amended and restated Credit Agreement, dated as of July 29, 2005, as in effect on the date of the indenture among L-3 Communications, the lenders party thereto, Bank of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements, indentures or otherwise).

"Senior Debt" means (i) all Indebtedness of L-3 Communications or any of its subsidiaries outstanding under the Senior Credit Facility and all hedging obligations with respect thereto, (ii) any other Indebtedness incurred by L-3 Communications or any of its subsidiaries, in each case, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the guarantees of the CODES and (iii) all obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by L-3 Communications or any of its subsidiaries, (ii) any Indebtedness of L-3 Communications to any of its subsidiaries or other affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the indenture governing the Senior Subordinated Notes. The Outstanding Senior Subordinated Notes shall be deemed to rank pari passu with the guarantees of the CODES and shall not constitute Senior Debt.

Antilayering Provision

The Indenture provides that no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any

Senior Debt of a Guarantor and senior in any respect in any right of payment to any of the guarantees of the CODES. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

Events of Default; Notice and Waiver

The following are events of default under the indenture:

•	we fail to pay any interest (including contingent interest and additional interest, if any) on the CODES when due and such failure continues for a period of 30 calendar days (whether or not prohibited by the subordination provisions of the indenture);

•	we fail to pay principal of the CODES when due at maturity, or we fail to pay the redemption price or repurchase price, in respect of any CODES when due (whether or not prohibited by the subordination provisions of the indenture);

•	we fail to deliver our common stock (including any additional shares), or cash in lieu thereof, or a combination of the foregoing, upon the conversion of any CODES and such failure continues for ten days following the scheduled settlement date for such conversion;

•	we fail to provide notice of the actual effective date of a fundamental change on a timely basis as required in the indenture and such failure continues for ten business days;

•	we fail for 60 days after notice to comply with any of our other agreements in the indenture;

•	we default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our subsidiaries (other than Excluded Subsidiaries) or the payment of which is guaranteed by us or any of our subsidiaries (other than Excluded Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the issue date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more;

•	failure by us or our subsidiaries (other than Excluded Subsidiaries) to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the indenture, any guarantee of the CODES shall be held in any judicial proceeding to be unenforceable or invalid; or

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our "significant subsidiaries" (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) or group of subsidiaries, taken as a whole, would constitute a significant subsidiary.

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the CODES notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the CODES of any default, except defaults in payment of principal, interest (including contingent interest, if any) or additional interest, if any, on the CODES, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us or any of our significant subsidiaries, the principal amount of the CODES and accrued and unpaid interest (including contingent interest and additional interest, if any) on the outstanding CODES will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding CODES may declare the principal amount of the CODES and accrued and unpaid interest (including contingent interest and additional interest, if any) on the outstanding CODES to be due and payable; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective with respect to any guarantee until the earlier of:

•	the day which is five business days after the receipt by the representative of Designated Senior Debt of such notice of acceleration; or

•	the date of the acceleration of any Designated Senior Debt.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the CODES outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including contingent interest and additional interest, if any) on all CODES; (2) the principal amount of any CODES that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including contingent interest, if any) and additional interest, if any; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including contingent interest and additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding CODES will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the CODES may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including contingent interest and additional interest, if any) on the CODES, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding CODES make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding CODES.

"Indebtedness" means with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any asset of such person (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person.

Waiver

The holders of a majority in aggregate principal amount of the CODES outstanding may, on behalf of the holders of all the CODES, waive any past default or event of default under the indenture and its consequences, except:

•	our failure to pay principal of or interest (including contingent interest and additional interest, if any) on any CODES when due;

•	our failure to convert any CODES into common stock (or cash or a combination of common stock and cash, if we so elect) as required by the indenture;

•	our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding CODES affected.

Modification

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the CODES) may not (with respect to any CODES held by a non-consenting holder) be modified or amended without the written consent or the affirmative vote of the holder of each CODES affected by such change to:

•	extend the maturity of any CODES;

•	reduce the rate or extend the time for payment of interest (including contingent interest, if any) on any CODES;

•	reduce the principal amount of any CODES;

•	reduce any amount payable upon redemption or repurchase of any CODES;

•	impair the right of a holder to institute suit for payment of any CODES;

•	change the currency in which any CODES is payable;

•	change our obligation to redeem any CODES called for redemption on a redemption date in a manner adverse to the holders;

•	change our obligation to repurchase any CODES at the option of the holder in a manner adverse to the holders;

•	change our obligation to repurchase any CODES upon a fundamental change in a manner adverse to the holders;

•	affect the right of a holder to convert any CODES into shares of our common stock (or, if we so elect, cash or a combination of cash and shares of our common stock) or reduce the number of shares of our common stock or any other property receivable upon conversion pursuant to the terms of the indenture;

•	change our obligation to maintain an office or agency in New York City;

•	subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

•	reduce the percentage of the CODES required for consent to any modification of the indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the CODES) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the CODES then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the CODES) may be modified or amended by us and the trustee, without the consent of the holders of the CODES, to, among other things:

•	provide for conversion rights of holders of the CODES and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

•	secure the CODES;

•	provide for the assumption of our obligations to the holders of the CODES in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	add to our covenants or the covenants of the guarantors for the benefit of the holders of the CODES;

•	surrender any right or power conferred upon us;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the CODES in any material respect; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the CODES contained in this prospectus will not be deemed to adversely affect the interests of the holders of the CODES;

•	make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not adversely affect the interests of the holders of the CODES in any material respect;

•	increase the conversion rate; provided, that the increase will not adversely affect the interests of the holders of the CODES;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the CODES;

•	make any changes or modifications necessary in connection with the registration of the CODES under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the CODES in any material respect; and

•	provide for a successor trustee.

Other

The consent of the holders of CODES is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

CODES Not Entitled to Consent

Any CODES held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding CODES have consented to a modification, amendment or waiver of the terms of the indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any CODES in the open market or by tender offer at any price or by private agreement. Any CODES repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any CODES surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Rule 144A Information

We will furnish to the holders or beneficial holders of the CODES or the common stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed The Bank of New York, the trustee under the indenture, as paying agent, conversion agent, CODES registrar and custodian for the CODES. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the CODES, the trustee must eliminate such conflict or resign.

EquiServe Trust Company, N.A. is the transfer agent and registrar for our common stock.

Governing Law

The CODES and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the CODES

We will be responsible for making all calculations called for under the CODES. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the CODES and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the CODES. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the CODES upon the request of that holder.

Form, Denomination and Registration

The CODES will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global CODES, Book-Entry Form

The CODES will be evidenced by one or more global CODES. We will deposit the global CODES with DTC and register the global CODES in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global CODES may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global CODES may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global CODES to such persons may be limited.

Beneficial interests in a global CODES held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global CODES, Cede & Co. for all purposes will be considered the sole holder of such global CODES. Except as provided below, owners of beneficial interests in a global CODES will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global CODES.

We will pay principal of, and interest (including contingent interest and additional interest, if any) on, and the redemption price and the repurchase price of, a global CODES to Cede & Co., as the registered owner of the global CODES, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global CODES; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the CODES, including the presentation of the CODES for conversion, only at the direction of one or more participants to whose account with DTC interests in the global CODES are credited, and only in respect of the principal amount of the CODES represented by the global CODES as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•	a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global CODES among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the CODES in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global CODES may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such CODES or the indenture. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global CODES. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights

We and the guarantors entered into a resale registration rights agreement with the initial purchasers of the CODES for the benefit of the holders of the CODES, the guarantees and our common stock. Pursuant to the agreement, we have filed with the SEC a shelf registration statement, of which this prospectus forms a part, covering resales by holders of the CODES, the guarantees and the common stock issuable upon conversion of the CODES. Under the terms of the registration rights agreement, we also agreed to use all commercially reasonable efforts to cause the registration statement to become effective as promptly as is practicable, but in no event later than 210 days after the date of original issuance of the CODES, and keep the registration statement effective until the earliest of:

(1)	two years following the last date of original issuance of CODES; or

(2)	the date when the holders of transfer restricted CODES and shares of common stock issued upon conversion of the CODES are able to sell all such securities immediately without restriction under Rule 144(k) under the Securities Act; or

(3)	the date when all transfer restricted CODES and shares of common stock issued upon conversion of the CODES are registered under the shelf registration statement and sold pursuant thereto; or

(4)	the date when all transfer restricted CODES and shares of common stock issued upon conversion of the CODES have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

We have mailed a notice of registration statement and selling securityholder election and questionnaire (the "questionnaire") to each holder to obtain certain information regarding the holder for inclusion in the prospectus. Holders are required to complete and deliver the questionnaire at least ten days prior to the effectiveness of the registration statement so that they may be named as selling security holders in the related prospectus at the time of effectiveness of the registration statement. Holders who have not delivered a questionnaire prior to the effectiveness of the shelf registration statement may receive a questionnaire from us upon request. Upon receipt of such a completed questionnaire from a holder following the effectiveness of the shelf registration statement, we will, within 20 business days, file such supplements to a related prospectus as are necessary to permit such holder to be named as a selling security holder in the prospectus. Notwithstanding anything in this section, we will not be required to add selling security holders if it requires us to file a post-effective amendment to the registration statement.

When we file the shelf registration statement, we will:

•	provide to each holder for whom the shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective;

•	notify each such holder of the commencement of any suspension period; and

•	take certain other actions as are required to permit unrestricted resales of the CODES and the common stock issuable upon conversion of the CODES.

Each holder who sells securities pursuant to the shelf registration statement generally will be:

•	required to be named as a selling security holder in the related prospectus;

•	required to deliver a prospectus to each purchaser;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

•	bound by the provisions of the resale registration rights agreement that are applicable to the holder (including certain indemnification rights and obligations).

We may suspend the holder's use of the prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, if:

•	the prospectus would, in our reasonable judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•	we reasonably determine that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. Each holder, by its acceptance of the CODES, agrees to hold any communication by us in confidence.

If,

•	the shelf registration statement, of which this prospectus forms a part, has not been declared effective prior to or on the 210th day following the earliest date of original issuance of the CODES (the "effectiveness target date"); or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described above, by the 45th or 60th day, as the case may be, or the suspension periods exceed an aggregate of 90 days in any 360-day period (each, a "registration default"), then additional interest will accrue on the CODES, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest, if any, will be paid semiannually in arrears, in cash, on each February 1 and August 1, and will accrue at a rate per year equal to:

•	0.25% of the principal amount of CODES to and including the 90th day following such registration default; and

•	0.50% of the principal amount of CODES from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%. Once you convert your CODES, you will cease to be entitled to receive any additional interest.

If the shelf registration statement, of which this prospectus forms a part, is not effective, the CODES may not be sold or otherwise transferred except in accordance with an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to these laws. In addition, holders of CODES should be aware of the following interpretation of A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling: "An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock against the box and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date."

DESCRIPTION OF CAPITAL STOCK

General

The current certificate of incorporation of L-3 Holdings authorizes 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of October 28, 2005, the outstanding capital stock of L-3 Holdings consisted of 120,135,222 shares of common stock. The following summaries of certain provisions of the common stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the certificate of incorporation and bylaws of Holdings and by applicable law.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders of L-3 Holdings, and do not have cumulative voting rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of L-3 Holdings' certificate of incorporation. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund. In the event of any liquidation, dissolution or winding up of L-3 Holdings, after payment of the debts and other liabilities of L-3 Holdings, and subject to the rights of holders of shares of preferred stock, holders of common stock are entitled to share in any distribution to the stockholders on a pro-rata basis. All of the outstanding shares of common stock of L-3 Holdings are, and the shares offered hereby will be, fully paid and non-assessable. See "Dividend Policy."

Preferred Stock

Our Board of Directors is authorized, without further vote or action by holders of common stock, to issue 50,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including voting, redemption and conversion rights. The Board of Directors may also designate dividend rights and preferences in liquidation. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of such shares without further action by holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of L-3 Holdings' securities or the removal of incumbent management, which could thereby depress the market price of L-3 Holdings' common stock. We do not currently have any preferred stock outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

The certificate of incorporation of L-3 Holdings provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors.

The certificate of incorporation of L-3 Holdings also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our stockholders may amend our bylaws or adopt new bylaws, by the affirmative vote of 66 2/3% of the outstanding voting securities, depending on which provision is being amended. A special meeting of the stockholders may be called by our Chairman or President, and shall be called by the Chairman or President at the request in writing of a majority of the board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control.

The classification of the board of directors and lack of cumulative voting will make it more difficult not only for another party to obtain control of us by replacing our board of directors, but also for our existing stockholders to replace our board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Our anti-takeover and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. Additionally, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

We, as a Delaware corporation, are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits us from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines "business combination" to include the following:

•	any merger or consolidation involving the interested stockholder and us;

•	any sale, transfer, pledge or other disposition of 10.0% or more of assets involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in our issuance or transfer of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock or any class or series of our stock beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through us.

In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15.0% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

CERTAIN UNITED STATES FEDERAL INCOME
AND ESTATE TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income and estate tax consequences of the purchase, ownership, and disposition of the CODES, and where noted, the common stock into which CODES may be converted, as of the date hereof. Except where noted, this summary deals only with a CODES or common stock held as a capital asset and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to investors in pass-through entities;

•	tax consequences to persons holding the CODES as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the CODES whose "functional currency" is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership holds the CODES, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the CODES, you should consult your own tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of the CODES or instruments similar to the CODES for U.S. federal income tax purposes. The Internal Revenue Service (the "IRS") has issued a revenue ruling with respect to instruments similar to the CODES. This ruling supports certain aspects of the treatment described below. However, no rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences regarding this particular offering. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering purchasing the CODES, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of CODES.

For purposes of this discussion, a U.S. holder is a beneficial owner of a CODES that is:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Classification of the CODES

Under the indenture governing the CODES, we and each holder of the CODES agree, for U.S. federal income tax purposes, to treat the CODES as indebtedness that is subject to the regulations governing contingent payment debt instruments (the Contingent Debt Regulations) in the manner described below. The remainder of this discussion assumes that the CODES will be so treated and does not address any possible differing treatments of the CODES. However, the application of the Contingent Debt Regulations to instruments such as the CODES is uncertain in several respects, and no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the CODES. In particular, a holder might be required to accrue original issue discount at a lower rate, might not recognize income, gain or loss upon conversion of the CODES to common stock, and might recognize capital gain or loss upon a taxable disposition of its CODES. Holders should consult their tax advisors concerning the tax treatment of holding the CODES.

Accrual of Interest

Under the Contingent Debt Regulations, actual cash payments on the CODES, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the CODES;

•	require you to accrue original issue discount at the comparable yield (as described below) which will be substantially in excess of interest payments actually received by you; and

•	generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the CODES.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the CODES that equals:

•	the product of (i) the adjusted issue price (as defined below) of the CODES as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the CODES, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the CODES.

The issue price of a CODES is the first price at which a substantial amount of the CODES were sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a CODES is its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the CODES. If you purchase a CODES at a price other than its adjusted issue price, see the discussion under the caption "Purchasers of CODES at a Price other than the Adjusted Issue Price."

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the CODES. We have determined the comparable yield of the CODES based on the rate, as of the initial issue date, at which we would issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the CODES. Accordingly, we have determined that the comparable yield is an annual rate of 6.33%, compounded semi-annually. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us.

We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the CODES and estimates the amount and timing of contingent interest payments and payment upon maturity on the CODES taking into account the fair market value of the common stock that might be paid upon a conversion of the CODES. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in "Incorporation of Certain Documents by Reference". By purchasing the CODES, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the CODES.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the CODES and do not constitute a projection or representation regarding the actual amount of the payments on a CODES.

Adjustments to Interest Accruals on the CODES

If the actual contingent payments made on the CODES differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual payments with respect to the CODES for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. If you receive in a taxable year actual payments with respect to the CODES for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;

•	second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the CODES, reduced to the extent such prior original issue discount was offset by prior negative adjustments; and

•	third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Sale, Exchange, Conversion, Repurchase or Redemption

Upon the sale, exchange, conversion, repurchase or redemption of a CODES, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the CODES. As a holder of a CODES, you agree that under the Contingent Debt Regulations, we will report the amount realized as including the fair market value of our stock that you receive on conversion as a contingent payment. Such gain on a CODES generally will be treated as ordinary income. Loss from the disposition of a CODES will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the CODES. Any loss in excess of that amount will be treated as capital loss, which will be long-term if the CODES were held for greater than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Special rules apply in determining the tax basis of a CODES. Your tax basis in a CODES is generally increased by original issue discount (before taking into account any adjustments) you previously accrued on the CODES, and reduced by the projected amount of any payments scheduled to be made previously on the CODES.

Under this treatment, your adjusted tax basis in the common stock received upon conversion of a CODES will equal the then current fair market value of such common stock. Your holding period for our common stock received will commence on the day of conversion.

Given the uncertain tax treatment of instruments such as the CODES, you should contact your tax advisers concerning the tax treatment on conversion of a CODES and the ownership of the common stock.

Purchasers of CODES at a Price other than the Adjusted Issue Price

If you purchase a CODES in the secondary market for an amount that differs from the adjusted issue price of the CODES at the time of purchase, you will be required to accrue interest income on the note in accordance with the comparable yield even if market conditions have changed since the date of issuance. You must reasonably determine whether the difference between the purchase price for a CODES and the adjusted issue price of a CODES is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the CODES, a change in interest rates since the CODES were issued, or both, and allocate the difference accordingly. Adjustments allocated to a change in interest rates will cause, as the case may be, a "positive adjustment" or a "negative adjustment" to your interest inclusion. If the purchase price of a CODES is less than its adjusted issue price, a positive adjustment will result, and if the purchase price is more than the adjusted issue price of a CODES, a negative adjustment will result.

To the extent that an adjustment is attributable to a change in interest rates, it must be reasonably allocated to the daily portions of interest over the remaining term of the CODES. To the extent that the difference between your purchase price for the CODES and the adjusted issue price of the CODES is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the CODES (and not to a change in the market interest rates), you will be required to reasonably allocate that difference to the contingent payments. Adjustments allocated to the contingent payments will be taken into account when the contingent payments are made. Any negative or positive adjustment of the kind described above made by you will decrease or increase, respectively, your tax basis in the CODES.

Certain U.S. holders will receive Forms 1099-OID reporting interest accruals on their CODES. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from your purchase of a CODES in the secondary market at a price that differs from its adjusted issue price on the date of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.

Constructive Distributions

The conversion rate of the CODES will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the CODES, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the CODES (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in "Possible Effect of the Adjustment to Conversion Rate Upon a Non-Stock Change of Control") will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of CODES will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to non-corporate holders would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received under recently enacted legislation. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. You should consult your tax advisors concerning the tax treatment of such constructive dividends received by you.

Possible Effect of the Adjustment to Conversion Rate Upon a Non-Stock Change of Control

In certain situations, we may be obligated to adjust the conversion rate of the CODES (as described above under "Description of the CODES — Adjustment to Conversion Rate Upon a Non-Stock Change of Control") or in lieu of such adjustment, provide for the conversion of the CODES into shares of a public acquirer (as described above under "Description of the CODES — Conversion After a Public Acquirer Change of Control"). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified CODES could be treated as newly issued at that time. U.S. holders should consult their tax advisors regarding the tax consequences of such adjustments.

Non-U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of CODES or shares of common stock. The term "non-U.S. holder" means a beneficial owner of a CODES or share of common stock (other than a partnership) that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations", "passive foreign investment companies", corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments with Respect to the CODES

The 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under "— U.S. Holders" and a payment of common stock pursuant to a conversion) on a CODES, provided that:

•	interest paid on the CODES is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest (including original issue discount) on a CODES is described in Section 881(c)(3)(A) of the Code;

•	our common stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a "U.S. real property holding corporation"; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) you hold your CODES through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to holders that are pass-through entities.

If you cannot satisfy the requirements described above, payments of interest (including original issue discount) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest (including original issue discount) paid on the CODES is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest (including original issue discount) on a CODES is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax if you satisfy the certification requirement described in the preceding paragraph) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a "branch profits tax" equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

To the extent that cash and common stock received upon the conversion of the CODES by you is subject to U.S. withholding tax and is not sufficient to comply with our U.S. withholding obligations, we may recoup or set-off against any amounts owed to you, including, but not limited to any actual cash dividends or distributions subsequently made with respect to such common stock, the applicable U.S. federal withholding tax that we are required to pay on your behalf.

Payments on Common Stock and Constructive Dividends

Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see "— U.S. Holders — Constructive Distributions" above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, interest payments, cash or shares of common stock received upon conversion, redemption or repurchase, or any actual cash dividends or distributions subsequently made with respect to such common stock. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Disposition of Shares of Common Stock

Any gain realized upon the sale, exchange, or redemption of a share of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment),

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

•	we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption, or other disposition, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a "branch profits tax" at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

We believe that we are not and do not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes. If we are or become a "United States real property holding corporation" and our common stock is and continues to be regularly traded on an established securities market, only a non-United States holder of common stock who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of our common stock.

U.S. Federal Estate Tax

The U.S. federal estate tax will not apply to CODES owned by you at the time of your death, provided that any payment to you on the CODES, including original issue discount, would be eligible for exemption from the 30% federal withholding tax under the rules described under "Payments with Respect to the CODES" without regard to the sixth bullet point. However, shares of common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a U.S. holder of CODES or shares of common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a CODES or share of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income.

In general, if you are a non-U.S. holder, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under "— Payments With Respect to the CODES." We must report annually to the IRS and to each non-U.S. holder the amount of interest and dividends paid to such holder and the tax withheld with respect to such interest and dividends, regardless of whether withholding was required. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

In addition, if you are a non-U.S. holder, payments of the proceeds of a sale of a CODES or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries are subject to both backup withholding and information reporting unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

The selling holders are offering CODES and shares of common stock issuable upon conversion of the CODES under this prospectus pursuant to existing registration rights conferred by the Registration Rights Agreement dated as of July 29, 2005 among L-3 Holdings, the Guarantors named therein and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC, as initial purchasers. The following table sets forth information, as of November 21, 2005 with respect to the selling holders and the principal amounts of CODES and number of shares of common stock into which the CODES are convertible beneficially owned by each selling holder that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling holders.

The selling holders may offer all, some or none of the CODES or common stock into which the CODES are convertible. Because the selling holders may offer all or some portion of the CODES or the common stock, no estimate can be given as to the amount of the CODES or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their CODES in transactions exempt from the registration requirements of the Securities Act or pursuant to our Registration Statement on Form S-3 and amendments or supplements thereto.

Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the CODES and common stock into which the CODES are convertible. Identification of any additional selling holders, if any, who exercise their registration rights, pursuant to the registration rights agreement mentioned above, will be made in the applicable prospectus supplement.

Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, additional information concerning ownership of the CODES and the underlying stock may rest with holders of the CODES or the common stock not named in the table below and of whom we are unaware.

While we can elect, upon conversion of each CODES, to deliver to the converting holder cash or cash and shares of our common stock, the number of shares of common stock shown in the table below assumes conversion of the full amount of CODES held by such holder at the initial conversion rate of 9.7741 shares per $1,000 principal amount of CODES. This conversion rate is subject to certain adjustments. Accordingly, the number of shares of common stock issuable upon conversion of the securities may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the CODES. Cash will be paid instead of fractional shares, if any.

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
1976 Distribution Trust FBO A.R. Lauder/Zinterhofer(57)	$7,000	*	68.42	*
2000 Revocable Trust Lauder Zinterhofer(57)	7,000	*	68.42	*
Agere Systems Inc.(31)	100,000	*	977.41	*
Alabama Children's Hospital Foundation(3)	65,000	*	635.32	*
Alcon Laboratories(57)	509,000	*	4,975.02	*
Alexandra Global Master Fund, Ltd.(59)	5,000,000	*	48,870.50	*
Allstate Insurance Company(11)(43)	6,500,000	*	63,531.65	*
Aloha Airlines Non-Pilots Pension Trust(3)	90,000	*	879.67	*
AM International E Mac 63 Ltd.(28)	1,680,000	*	16,420.49	*
AM Master Fund I LP(28)	9,100,000	1.3%	88,944.31	*
American Beacon Funds(4)	415,000	*	4,056.25	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
American Investors Life Insurance Company(5)	700,000	*	6,841.87	*
American Medical Association(31)	50,000	*	488.71	*
American Skandia Trust(7)	1,000,000	*	9,774.10	*
Arkansas PERS(3)	1,865,000	*	18,228.70	*
Arkansas Teacher Retirement(6)	5,860,000	*	57,276.23	*
Arlington County Employees Retirement System(57)	1,078,000	*	10,536.48	*
Asante Health Systems(57)	167,000	*	1,632.27	*
Asante Health Systems(4)	167,000	*	1,632.27	*
Associated Electric & Gas Services Limited(31)	250,000	*	2,443.53	*
AstraZeneca Holdings Pension(3)	565,000	*	5,522.37	*
Attorney's Title Insurance Fund(3)	210,000	*	2,052.56	*
AT&T Long Term Investment Trust(34)	280,000	*	2,736.75	*
Aventis Pension Master Trust(4)	635,000	*	6,206.55	*
B.C. McCabe Foundation of California No. 2145(7)	125,000	*	733.06	*
Bancroft Convertible Fund, Inc.(8).	1,500,000	*	14,661.15	*
Baptist Health of South Florida(6)	1,060,000	*	10,360.55	*
Beamtenversicherungskasse des Kantons Zurich(9)	5,500,000	*	53,757.55	*
Bernische Lehreversicherungskasse(9)	1,400,000	*	13,683.74	*
Black & Decker Defined Benefit(34)	65,000	*	635.32	*
BNP Paribas Arbitrage(10)(11)	4,000,000	*	39,096.40	*
Boilermakers - Blacksmith Pension Trust(4)	4,610,000	*	45,058.60	*
Boilermakers Blacksmith Pension Trust(3)	3,195,000	*	31,228.25	*
Boston Income Portfolio(35)	5,745,000	*	56,152.20	*
British Virgin Islands Social Security Board(57)	148,000	*	1,446.57	*
C&H Sugar Company Inc.(3)	125,000	*	1,221.76	*
CALAMOS® Convertible Fund - CALAMOS® Investment Trust(4)	19,400,000	2.8%	189,617.54	*
CALAMOS® Global Growth & Income Fund - CALAMOS® Investment Trust(4)	3,800,000	*	37,141.58	*
CALAMOS® Growth & Income Fund – CALAMOS® Investment Trust(4)	50,000,000	7.1%	488,705.00	*
CALAMOS® Growth & Income Portfolio - CALAMOS® Advisors Trust(4)	325,000	*	3,176.58	*
CALAMOS® High Yield Fund - CALAMOS® Investment Trust(4)	2,100,000	*	20,525.61	*
California Correctional Peace Officers Assoc (CAL)(35)	25,000	*	244.35	*
Castle Convertible Fund, Inc.(11)(56)	500,000	*	4,887.05	*
CEMEX Pension Plan(4)	290,000	*	2,834.49	*
Cervantes Portfolio LLC(31)	300,000	*	2,932.23	*
CF Core Plus F.I.(34)	15,000	*	146.61	*
CGNU Life Fund(12)	1,300,000	*	12,706.33	*
Children's Hospital Fixed(34)	80,000	*	781.93	*
Chrysler Corporation Master Retirement Trust(55)	6,330,000	*	61,870.05	*
CIGNA - Connecticut General Life Insurance Company(31)	500,000	*	4,887.05	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
CIGNA - Connecticut Life Insurance Company of North America(31)	200,000	*	1,954.82	*
Citadel Equity Fund Ltd.(11)(13)	17,500,000	2.5%	171,046.75	*
City and County of San Francisco Retirement System(57)	1,794,000	*	17,534.74	*
City of Cincinnati Retirement System(31)	250,000	*	2,443.53	*
City of Shreveport (LA) Employees Retirement System(7)	175,000	*	977.41	*
City University of New York(57)	168,000	*	1,642.05	*
CMH Strategies(14)	53,000	*	518.03	*
The Cockrell Foundation(4)	167,000	*	1,632.27	*
Coda - KHPE Convertible Portfolio(15)(33)	430,000	*	4,202.86	*
Coda - NMIC Convertible Portfolio(15)(33)	1,505,000	*	14,710.02	*
Coda Capital Management, LLC(15)(33)	730,000	*	7,135.09	*
Coda Capital ND Portfolio(15)(33)	205,000	*	2,003.69	*
The Colonial Williamsburg Endowment(34)	45,000	*	439.83	*
Columbia Convertible Securities Fund(22)	11,095,000	1.6%	108,443.64	*
Commercial Union Life Fund(12)	1,600,000	*	15,638.56	*
Commissioners of the Land Office(7)	990,000	*	6,255.42	*
Confederated Tribes of the Grande(34)	30,000	*	293.22	*
Convertible Securities Fund(22)	30,000	*	293.22	*
Core Bond Plus Pool-Core Plus(34)	10,000	*	97.74	*
CQS Convertible and Quantitative Strategies Master Fund Ltd.(53)	4,000,000	*	39,096.40	*
Credit Suisse Asset Management(44)	1,450,000	*	14,172.45	*
Credit Suisse First Boston LLC(15)	1,125,000	*	10,995.86	*
Daimler Chrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89(30)	4,055,000	*	39,633.98	*
Deerfield Academy(34)	35,000	*	342.09	*
Delaware Group Equity Funds V - Global Dividend Income Fund(51).	1,500,000	*	14,661.15	*
Delaware PERS(3).	1,085,000	*	10,604.90	*
Delaware Public Employees Retirement System(57)	1,457,000	*	14,240.86	*
Delta Airlines Master Trust(3)	705,000	*	6,890.74	*
Delta Airlines Master Trust(4)	2,285,000	*	22,333.82	*
Delta Air Lines Master Trust – CV(55)	1,240,000	*	12,119.88	*
Delta Pilots Disability and Survivorship Trust(4)	865,000	*	8,454.60	*
Delta Pilots Disability and Survivorship Trust – CV(55)	675,000	*	6,597.52	*
Diversified High Yield Bond Fund(35)	1,305,000	*	12,755.20	*
DL Trust(31)	50,000	*	488.71	*
Dorinco Reinsurance Company(4)	1,880,000	*	18,375.31	*
The Dow Chemical Company Employees' Retirement Plan(4)	3,865,000	*	37,776.90	*
Dreyfus High Yield Shares(34)	10,000	*	97.74	*
Dreyfus High Yield Strategies(34)	550,000	*	5,375.76	*
Dreyfus Intermediate(34)	440,000	*	4,300.60	*
Dreyfus Premier Core Bond(34)	625,000	*	6,108.81	*
Dreyfus Premier Ltd Term High Yield(34)	550,000	*	5,375.76	*
Dreyfus Premier Managed Income Fund(34)	45,000	*	439.83	*
Dreyfus Variable Core Bond Portfolio(34)	60,000	*	586.45	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Dreyfus Var-Ltd Term High Income Portfolio(34)	35,000	*	342.09	*
Duke Endowment(3)	600,000	*	5,864.46	*
EB Core Plus F.I.(34)	15,000	*	146.61	*
Elizabeth D Bruce Tr U/W(15)(33)	55,000	*	537.58	*
Ellsworth Convertible Growth and Income Fund, Inc.(8).	1,000,000	*	9,774.10	*
Employees' Retirement System of Rhode Island(31)	250,000	*	2,443.53	*
Engineers Joint Pension Fund(6)	455,000	*	4,447.22	*
EV Limited Duation Income Fund (LDI)(35)	3,540,000	*	34,600.31	*
Exchange Indemnity Company(34)	35,000	*	342.09	*
Factory Mutual Insurance Company(34)	200,000	*	1,954.82	*
Fairfax County Employees Retirement System(31)	100,000	*	977.41	*
Floating Rate Income Trust (EFT)(35)	345,000	*	3,372.06	*
F.M. Kirby Foundation, Inc.(55)	1,040,000	*	10,165.06	*
The Fondren Foundation(4)	150,000	*	1,466.12	*
Ford AUW Benefits Trust(34)	45,000	*	439.83	*
Ford Motor Company(34)	775,000	*	7,574.93	*
Fortis IM(52)	9,500,000	1.4%	92,853.95	*
FPL Group Employee Pension Plan(30)	600,000	*	5,864.46	*
Franklin and Marshall College(30)	190,000	*	1,857.08	*
Franklin Convertible Securities Fund(41)	15,000,000	2.1%	146,611.50	*
Franklin Templeton Investment Funds(42)	5,000,000	*	48,870.50	*
Froley Revy Convertible Arbitrage Offshore(3).	450,000	*	4,398.35	*
FrontPoint Convertible Arbitrage Fund L.P.(29)	2,000,000	*	19,548.20	*
FTVIP Income Securities Fund(41)	20,000,000	2.9%	195,482.00	*
Fuji US Income Open(7)	875,000	*	8,552.34	*
Gemini Sammelstiftung Zur Forderung Der Personalvorsorge(9)	400,000	*	3,909.64	*
General Motors Broad Mandate(11)(47)	950,000	*	9,285.40	*
General Motors Investment Corp.(11)(47)	10,500,000	1.5%	102,628.05	*
Genesee County Employees' Retirement System(4)	820,000	*	8,014.76	*
GMAM Investment Funds Trust(31)	2,000,000	*	19,548.20	*
Government of Singapore Investment Corporation Pte Ltd.(45)	20,500,000	2.9%	200,369.05	*
The Grable Foundation(57)	99,000	*	967.64	*
Grady Hospital Foundation(57)	158,000	*	1,544.31	*
Greek Catholic Union of the USA(4)	150,000	*	1,466.12	*
Hallmark Convertible Securities Fund(3)	105,000	*	1,026.28	*
Hallmark Master Trust High Yield Fund(35)	335,000	*	3,274.32	*
The Hartford High Yield Fund(50)	330,000	*	3,225.45	*
The Hartford High Yield HLS Fund(50)	770,000	*	7,526.06	*
Hartford Life Insurance Company - Intermediate Core Plus(11)(49)	5,000	*	48.87	*
Hartford Life Insurance Separate Account B - Core Plus Fixed Income(11)(49)	680,000	*	6,646.39	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Hartford Life Insurance Separate Account BF(11)(49)	1,290,000	*	12,608.59	*
The Hartford Total Return Bond Fund(50)	1,975,000	*	19,303.85	*
Hartford Total Return Bond HLS Fund(50)	11,410,000	1.6%	111,522.48	*
Hawaiian Electric Industries Inc.(34)	90,000	*	879.67	*
HFRCA Select Fund(36)	1,100,000	*	10,751.51	*
High Income Portfolio(35)	3,890,000	*	38,021.25	*
Howard County Retirement Plan(34)	15,000	*	146.61	*
ICI American Holdings Trust(3)	410,000	*	4,007.38	*
IIU Convertible Arbitrage Fund Limited(14)	147,000	*	1,436.79	*
Independence Blue Cross(57)	894,000	*	8,738.05	*
Inflective Convertible Opportunity Fund I, L.P(5)	1,250,000	*	12,217.63	*
Inflective Convertible Opportunity Fund I, Limited(5)	4,000,000	*	39,096.40	*
ING Convertible Fund(37)	2,850,000	*	27,856.19	*
ING Equity Income Fund(15)(16)(17)	3,425,000	*	33,476.29	*
ING VP Convertible Portfolio(37)	150,000	*	1,466.12	*
Innovest Finanzdienstle(6)	1,500,000	*	14,661.15	*
INOVA Health Care Services(4)	435,000	*	4,251.73	*
Institutional Benchmark Series (MasterFeeder)(36)	1,500,000	*	14,661.15	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(7)	750,000	*	7,330.58	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(55)	535,000	*	5,229.14	*
International Truck & Engine Corporation Retiree Health Benefit Trust(55)	320,000	*	3,127.71	*
International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust(7)	530,000	*	8,601.21	*
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(55)	295,000	*	2,883.36	*
International Union of Operating Engineers(34)	40,000	*	390.96	*
International Union of Operating Engineers (ENG)(35)	85,000	*	830.80	*
Jackson County Employees' Retirement System(4)	460,000	*	4,496.09	*
James Mellor Trust(15)(33)	42,000	*	410.51	*
Janus Adviser High Yield Fund(11)(48)	5,000	*	48.87	*
Janus High Yield Fund(11)(48)	1,050,000	*	10,262.81	*
Janus World High-Yield Fund(11)(48)	1,950,000	*	19,059.50	*
Jefferies Umbrella Fund Global Convertible Bonds(9)	2,960,000	*	28,931.34	*
Jefferies Umbrella Fund U.S. Convertible Bonds(9)	250,000	*	2,443.53	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
KBC Financial Products (Cayman Islands) Ltd.(58)	5,000,000	*	48,870.50	*
Kellogg Co. Master Retirement Trust(31)	250,000	*	2,443.53	*
The Kellogg Company - Welfare Benefit Trust(31)	50,000	*	488.71	*
Kettering Medical Center Funded Depreciation Account(4)	230,000	*	2,248.04	*
KeySpan Foundation(7)	60,000	*	390.96	*
KeySpan Insurance Company(7)	100,000	*	586.45	*
Knoxville Utilities Board Retirement System(4)	290,000	*	2,834.49	*
LeeDavid Investments 2002 LP(15)(33)	40,000	*	390.96	*
Lehman Brothers, Inc.(15)(46)	17,295,000	2.5%	169,043.06	*
Leland Stanford Jr. University(31)	50,000	*	488.71	*
Lord Abbett Bond Debenture Fund, Inc.(7)	15,000,000	1.2%	85,034.67	*
Lord Abbett Investment Trust – LA Convertible Fund(7)	3,435,000	*	17,984.34	*
Lord Abbett Series Fund – Bond Debenture Portfolio(7)	750,000	*	7,330.58	*
Louisiana CCRF(3).	300,000	*	2,932.23	*
Louisiana Workers Compensation Corporation(4)	840,000	*	8,210.24	*
Lyxor/AM Investment Fund Ltd.(28)	1,400,000	*	13,683.74	*
Lyxor/Inflective Convertible Opportunity Fund(5)	1,250,000	*	12,217.63	*
Lyxor/Quest Fund Ltd.(18).	1,250,000	*	12,217.63	*
Mackay Shields LLC as investment advisor to Aftra Health Fund(19)	320,000	*	3,127.71	*
Mackay Shields LLC as investment advisor to Bay County Employees Retirement System(19)	185,000	*	1,808.21	*
Mackay Shields LLC as investment advisor to Mainstay Convertible Fund(19)	6,455,000	*	63,091.82	*
Mackay Shields LLC as investment advisor to Mainstay VP Convertible Fund(19)	4,360,000	*	42,615.08	*
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Post 82)(19)	4,680,000	*	45,742.79	*
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Pre 82)(19)	2,080,000	*	20,330.13	*
Mackay Shields LLC as investment advisor to New York Life Separate A/C 7(19)	130,000	*	1,270.63	*
Mackay Shields LLC as investment advisor to United Overseas Bank (USD)(19)	60,000	*	586.45	*
Mackay Shields LLC as investment advisor to United Overseas Bank (SGD)(19)	145,000	*	1,417.24	*
Macomb County Employees' Retirement System(4)	665,000	*	6,499.78	*
Managed Asset Trust(11)(47)	300,000	*	2,932.23	*
Mellon Global High Yield Portfolio(34)	40,000	*	390.96	*
Merrill Lynch Insurance Group(57)	386,000	*	3,772.80	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Merrill Lynch Insurance Group Bond Debenture Portfolio(7)	25,000	*	244.35	*
Met Investor Series Trust – Bond Debenture(7)	3,500,000	*	34,209.35	*
Microsoft Corporation(55)	1,305,000	*	12,755.20	*
Monsanto(34)	55,000	*	537.58	*
Morgan Stanley Convertible Securities Trust(15)(20)(21)	3,000,000	*	29,322.30	*
Morgan Stanley Fundamental Value Fund(15)(20)(21)	354,000	*	3,460.03	*
Municipal Employees(57)	333,000	*	3,254.78	*
Municipal Employees Benefit Trust(4)	415,000	*	4,056.25	*
National Bank of Canada(28)	1,820,000	*	17,788.86	*
National Electrical Benefit Fund(34)	125,000	*	1,221.76	*
National Fuel & Gas Company Retirement Plan(7)	680,000	*	3,029.97	*
New Orleans Firefighters Pension Relief Fund(57)	99,000	*	967.64	*
New York City Employees' Retirement System(31)	1,000,000	*	9,774.10	*
NFS-SCI Funeral and Merchandise Fixed Common Trust(7)	100,000	*	977.41	*
Nicholas Applegate Capital Management U.S. Convertible Mutual Fund(6)	500,000	*	4,887.05	*
NORCAL Mutual Insurance Company(4)	820,000	*	8,014.76	*
Norwich Union Life and Pension(12)	2,300,000	*	22,480.43	*
The Noyce Foundation(31)	125,000	*	1,221.76	*
Nuveen Preferred and Convertible Fund JQC(3).	9,450,000	1.4%	92,365.25	*
Nuveen Preferred and Convertible Income Fund JPC(3).	6,900,000	*	67,441.29	*
Occidental Fire & Casualty Company(34)	20,000	*	195.48	*
Occidental Petroleum Corporation(57)	363,000	*	3,548.00	*
OCLC Online Computer Library Center Inc.(3)	50,000	*	488.71	*
OCM Convertible Trust(55)	2,160,000	*	21,112.06	*
OCM Global Convertible Securities Fund(55)	345,000	*	3,372.06	*
Ohio Bureau of Workers Compensation(57)	213,000	*	2,081.88	*
Pacific Select Fund - High Yield Bond Portfolio(54)	500,000	*	4,887.05	*
Pacific Retirement Services(34)	10,000	*	97.74	*
Partner Reinsurance Company Ltd.(55)	1,225,000	*	11,973.27	*
Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan(7)	600,000	*	3,665.29	*
Pensionkasse Der Antalis AG(9)	70,000	*	684.19	*
Pensionkasse Der GMS-Dottikon AG(9)	130,000	*	1,270.63	*
Pensionkasse Der GMS-Gruppe AG(9)	90,000	*	879.67	*
Pensionkasse Der Lonza AG(9)	180,000	*	1,759.34	*
Pensionkasse Der Rockwell Automation AG(9)	110,000	*	1,075.15	*
Pensionkasse Huntsman (Switzerland)(9)	140,000	*	1,368.37	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Personalfursorgestiftung Der Gebaudeversicherung Des Kantons Bern(9)	250,000	*	2,443.53	*
Personalvorsorge der PV Promea(9)	290,000	*	2,834.49	*
Policeman and Fireman Retirement System of the City of Detroit(57)	646,000	*	6,314.07	*
Pomona College(34)	45,000	*	439.83	*
Port Authority of Allegheny County Consolidated Trust Fund(4)	118,000	*	1,153.34	*
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union(4)	1,355,000	*	13,243.91	*
Prisma Foundation(4)	210,000	*	2,052.56	*
Privilege Portfolio Sicav(12)	11,050,000	1.6%	108,003.81	*
Pro-Mutual(57)	1,059,000	*	10,350.77	*
Prudential Insurance Co. of America(3).	105,000	*	1,026.28	*
Public Service Entreprise Group Inc.(34)	195,000	*	1,905.95	*
Quest Global Convertible Master Fund Ltd(18)	1,250,000	*	12,217.63	*
Qwest Occupational Health Trust(55)	545,000	*	5,326.88	*
Qwest Pension Trust(55)	1,310,000	*	12,804.07	*
Rampart Enhanced Convertible Investors, LLC(30)	655,000	*	6,402.04	*
Richard Mueller(15)(33)	53,000	*	518.03	*
RWDSU Local 338 High Yield Fund(35)	100,000	*	977.41	*
The Salvation Army Central Board(34)	50,000	*	488.71	*
Salvation Army Central-Kroc Cons.(34)	10,000	*	97.74	*
Salvation Army Central-Kroc Endo(34)	5,000	*	48.87	*
Salvation Army Central Territory(34)	15,000	*	146.61	*
The St. Paul Travelers Companies, Inc. – Commercial Lines(55)	1,940,000	*	18,961.75	*
The Salvation Army - Eastern Territory(31)	125,000	*	1,221.76	*
San Diego City Retirement(6)	1,185,000	*	11,582.31	*
San Diego County Convertible(6)	1,610,000	*	15,736.30	*
Senior Floating Rate Trust (EFR)(35)	310,000	*	3,029.97	*
Senior Income Trust (SIT)(35)	170,000	*	1,661.60	*
SEPTA High Yield Fund(35)	100,000	*	977.41	*
Silverback Master, Ltd.(23)	10,000,000	1.4%	97,741.00	*
Smith Barney Convertible Fund(11)(47)	1,700,000	*	16,615.97	*
SOCs Ltd.(32)	3,000,000	*	29,322.30	*
Southern Farm Bureau Life Insurance(3)	910,000	*	8,894.43	*
Southern Farm Bureau Life Insurance Company(4)	1,750,000	*	17,104.68	*
Southwest Carpenters Pension Trust(31)	100,000	*	977.41	*
SPT(4)	3,200,000	*	31,277.12	*
Standish High Yield Portfolio(34)	20,000	*	195.48	*
Standish Mellon Opp High Yield(34)	25,000	*	244.35	*
State Employees' Retirement Fund of the State of Delaware(55)	1,750,000	*	17,104.68	*
State of Oregon Equity(3)	5,280,000	*	51,607.25	*
Sterling Investment Co.(3)	900,000	*	8,796.69	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Syngenta AG(3)	300,000	*	2,932.23	*
Tenor Opportunity Master Fund Ltd.(24)	1,000,000	*	9,774.10	*
Texas County & District Retirement System(31)	500,000	*	4,887.05	*
Thrivent Financial for Lutherans(11)(38)(39)	4,000,000	*	39,096.40	*
Thrivent High Yield Fund(11)(38)(40)	1,280,000	*	12,510.85	*
Thrivent Partner High Yield Fund(11)(38)(40)	290,000	*	2,834.49	*
Thrivent Partner High Yield Portfolio(11)(38)(40)	200,000	*	1,954.82	*
Thrivent Series Fund, Inc. - High Yield Portfolio(11)(38)(40)	1,730,000	*	16,909.19	*
Total Fina Elf Finance-SA, Inc.(4)	300,000	*	1,661.60	*
Travelers Series Trust Convertible Bond Portfolio(11)(47)	1,600,000	*	15,638.56	*
Trust Mark Insurance(57)	415,000	*	4,056.25	*
TXU Retirement Plan(34)	200,000	*	1,954.82	*
UBS (Lux.) Bond Sicav – Convert Global (USD) B(25)	2,000,000	*	19,548.20	*
UBS O'Connor LLC f/b/o O'Connor Global Convertible Bond Master Limited(25)	350,000	*	3,420.94	*
UIF Equity Income Fund(15)(16)(17)	1,002,000	*	9,793.65	*
Union Carbide Retirement Account(4)	2,000,000	*	19,548.20	*
Univar USA Inc. Retirement Plan(4)	845,000	*	8,259.11	*
Universal Investmentgesellschaft MBH, Ref. Aventis(9)	4,000,000	*	39,096.40	*
University of Southern California(31)	150,000	*	1,466.12	*
UnumProvident Corporation(55)	685,000	*	6,695.26	*
US Allianz Equity Income Fund(15)(16)(17)	420,000	*	4,105.12	*
Van Kampen Equity and Income Fund(15)(16)(17)	44,799,000	6.4%	437,869.91	*
Van Kampen Harbor Fund(15)(16)(17)	4,500,000	*	43,983.45	*
Vermont Mutual Insurance Company(7)	175,000	*	977.41	*
Vicis Capital Master Fund(26)	22,750,000	*	195.48	*
Virginia Retirement System(55)	3,000,000	*	29,322.30	*
Volkswagen High Yield Bond Fund(35)	50,000	*	488.71	*
W.R. Grace & Co.(34)	70,000	*	684.19	*
Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust(7)	60,000	*	586.45	*
Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund(7)	20,000	*	195.48	*
Wachovia Capital Markets LLC(11)(27)	4,000,000	*	39,096.40	*
Wilshire Insurance Company(34)	20,000	*	195.48	*
Wyeth Retirement Plan - U.S. Master Trust(31)	250,000	*	2,443.53	*
Wyoming State Treasurer(6)	980,000	*	9,578.62	*
Zazove Convertible Arbitrage Fund, L.P.(36)	6,000,000	*	58,644.60	*
Zazove Hedged Convertible Fund, L.P.(36)	2,400,000	*	23,457.84	*
Subtotal	$632,517,000	90.4%	6,182,284.6	5.1%

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
All other holders of CODES or future transferees, pledgees, donees, assignees or successors of any such holders(60)(61)	$67,483,000	9.6%	659,599.4	0.6%
Total	$700,000,000	100.00%	6,841,884	5.7%

*	Less than one percent.

(1)	The percentages are based on $700,000,000 principal amount of CODES outstanding.

(2)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 120,135,222 shares of common stock outstanding as of October 28, 2005. In calculating this amount for each holder, the number of shares of common stock issuable upon conversion of all of that holder's CODES are treated as outstanding, but no other holder's CODES are assumed to have been converted.

(3)	Ann Houlihan CCO, on behalf of Froley, Revy Investment Co., Inc., has voting and investment power over the securities identified above as beneficially owned by Alabama Children's Hospital Foundation, Aloha Airlines Non-Pilots Pension Trust, Arkansas PERS, AstraZeneca Holdings Pension, Attorney's Title Insurance Fund, Boilermakers Blacksmith Pension Trust, C&H Sugar Company Inc., Delaware PERS, Delta Airlines Master Trust, Duke Endowment, Froley Revy Convertible Arbitrage Offshore, Hallmark Convertible Securities Fund, ICI American Holdings Trust, Louisiana CCRF, Nuveen Preferred and Convertible Fund JQC, Nuveen Preferred and Convertible Income Fund JPC, OCLC Online Computer Library Center Inc., Prudential Insurance Co. of America, Southern Farm Bureau Life Insurance, State of Oregon Equity, Sterling Investment Co. and Syngenta AG.

(4)	Nick Calamos has voting and investment power over the securities identified above as beneficially owned by American Beacon Funds, Asante Health Systems, Aventis Pension Master Trust, Boilermakers – Blacksmith Pension Trust, CALAMOS® Convertible Fund - CALAMOS® Investment Trust, CALAMOS® Global Growth & Income Fund - CALAMOS® Investment Trust, CALAMOS® Growth & Income Fund - CALAMOS® Investment Trust, CALAMOS® Growth & Income Portfolio - CALAMOS® Advisors Trust, CALAMOS® High Yield Fund - CALAMOS® Investment Trust, CEMEX Pension Plan, The Cockrell Foundation, Delta Airlines Master Trust, Delta Pilots Disability and Survivorship Trust, Dorinco Reinsurance Company, The Fondren Foundation, Genesee County Employees' Retirement System, Greek Catholic Union of the USA, INOVA Health Care Services, Jackson County Employees' Retirement System, Kettering Medical Center Funded Depreciation Account, KeySpan Foundation, KeySpan Insurance Company, Knoxville Utilities Board Retirement System, Louisiana Workers Compensation Corporation, Macomb County Employees' Retirement System, Municipal Employees Benefit Trust, NORCAL Mutual Insurance Company, Port Authority of Allegheny County Consolidated Trust Fund, Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union, Prisma Foundation, SPT, Southern Farm Bureau Life Insurance Company, Union Carbide Retirement Account and Univar USA Inc. Retirement Plan.

(5)	Thomas J. Roy, on behalf of Inflective Asset Management, LLC, has voting and investment power over the securities identified above as beneficially owned by American Investors Life Insurance Company, Inflective Convertible Opportunity Fund I, L.P., Inflective Convertible Opportunity Fund I, Limited and Lyxor/Inflective Convertible Opportunity Fund.

(6)	This selling holder has delegated full authority to Nicholas-Applegate Capital Management ("Nicholas-Applegate") as investment advisor over these securities, including full voting and dispositive power. The chief investment officer of Nicholas-Applegate is Horacio Valeiras who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. Nicholas-Applegate's proxy committee sets policies on the voting of all of Nicholas-Applegate's clients' securities to be voted by Nicholas-Applegate for clients. These policies are available to clients of Nicholas-Applegate upon request.

(7)	Maren Lindstrom, on behalf of Lord Abbett & Co., has voting and investment power over the securities identified above as beneficially owned by B.C. McCabe Foundation of California No. 2145, City of Shreveport (LA) Employees Retirement System, Commissioners of the Land Office, Fuji US Income Open, International Truck & Engine Corp. Non-Contributory Retirement Plan Trust, International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust, KeySpan Foundation, KeySpan Insurance Company, Lord Abbett Bond Debenture Fund, Inc., Lord Abbett Investment Trust – LA Convertible Fund, Lord Abbett Series Fund – Bond Debenture Portfolio, Merrill Lynch Insurance Group Bond Debenture Portfolio, Met Investor Series Trust – Bond Debenture, National Fuel & Gas Company Retirement Plan, NFS-SCI Funeral and Merchandise Fixed Common Trust, Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan, Total Fino Elf Finance-SA, Inc., Vermont Mutual Insurance Company, Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust and Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund.

(8)	Thomas H. Dinsmore acts as portfolio manager of the adviser, Davis-Dinsmore Management Co. Thomas H. Dinsmore has voting and investment power over these securities.

(9)	Andy Sager, on behalf of Jefferies (Switzerland) Ltd., has voting and investment power over the securities identified above as beneficially owned by Jefferies Asset Management Ltd.

(10)	The selling holder is affiliated with BNP Paribas Securities Corp.

(11)	This selling holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" for additional information.

(12)	David Clott, portfolio manager of Morley Fund Management International, has voting and investment power over these securities.

(13)	Citadel Limited Partnership ("Citadel") is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel disclaims beneficial ownership of the shares beneficially owned by Citadel Equity Fund Ltd. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. Mr. Griffin disclaims beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(14)	Teresa Memery has voting and investment power over the securities identified above as beneficially owned by CMH Strategies and IIU Convertible Arbitrage Fund Limited.

(15)	This selling holder has identified itself as a registered broker-dealer. See "Plan of Distribution" for additional information.

(16)	Van Kampen Asset Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by ING Equity Income Fund, UIF Equity Income Fund, US Allianz Equity Income Fund, Van Kampen Harbor Fund and Van Kampen Equity and Income Fund.

(17)	Van Kampen Asset Mangement is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Van Kampen Asset Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(18)	Frank Campana and James Doolin have voting and investment power over the securities identified above as beneficially owned by Quest Investment Management.

(19)	Mackay Shields LLC has voting and investment power over the securities identified above as beneficially owned by Aftra Health Funds, Bay County Employees Retirement System, Mainstay Convertible Fund, Mainstay VP Convertible Fund, New York Life Insurance Co (Pre 82), New York Life Insurance Co (Post 82), New York Life Separate A/C 7, United Overseas Bank (USD) and United Overseas Bank (SGD). Mackay Shields LLC is a wholly-owned subsidiary of New York Life Investment Holdings, which is a wholly-owned subsidiary of New York Life Insurance Company.

(20)	Morgan Stanley Investment Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by Morgan Stanley Fundamental Value Fund and Morgan Stanley Convertible Securities Trust.

(21)	Morgan Stanley Investment Management is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Morgan Stanley Investment Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(22)	Yanfang (Emma) Yan, on behalf of Banc of America Capital Management, has voting and investment power over the securities identified above as beneficially owned by Convertible Securities Fund and Nations Convertible Securities Fund.

(23)	Elliot Bossen has voting and investment power over the securities identified above as beneficially owned by Silverback Master Ltd.

(24)	Robin R. Shah & Alexander C. Robinson have voting and investment power over the securities identified above as beneficially owned by Tenor Opportunity Master Fund Ltd.

(25)	This selling holder is a wholly-owned subsidiary of UBS AG, a Switzerland corporation, which is a publicly traded entity.

(26)	Sky Lucas, John Succo and Shad Stastney, as members, on behalf of Vicis Capital LLC, have voting and investment power over the securities identified above as beneficially owned by Vicis Capital Master Fund.

(27)	Wachovia Capital Markets LLC is a subsidiary of Wachovia Corporation.

(28)	AM Investment Partners LLC has the authority to vote over the company's securities as investment managers. Adam Stern and Mark Friedman are the partners.

(29)	FrontPoint Convertible Arbitrage Fund GP LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of its management committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(30)	Palisade Capital is the investment advisor for the securities identified above as beneficially owned by DaimlerChrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89, Franklin and Marshall College, FPL Group Employee Pension Plan and Rampart Enhanced Convertible Investors, LLC. Jack Feiler has voting authority.

(31)	Shenkman Capital Management, Inc. acts as investment manager to the selling holder. Shenkman Capital Management, Inc. is the investment adviser and as such has power to direct the voting and disposition of securities held by the selling holder. Mark Shenkman is the chief investment officer of Shenkman Capital Management, Inc. and has oversight authority over all portfolio managers at Shenkman Capital Management, Inc.

(32)	Dan Baldwin, Steve Alfieri, Kevin Murphy, Chris Janson, Sarah Street, and Chris Greetham, as management committee members of Stanfield Capital Partners, have voting and investment power over these securities.

(33)	Jeremiah P. O'Grady, managing partner and portfolio manager, on behalf of Gartmore Global Investments, has voting and investment power over these securities.

(34)	Jason Bilodeau, Michael Dunn, Michael Chevalier, Stephen Chambers, Diana Lambert, Diane Correir-Viera and Keith Traverse, on behalf of Standish Mellon Asset Management, have voting and investment power over these securities.

(35)	Michael Weilheimer, on behalf of Eaton Vance Management High Yield Group, has voting and investment power over these securities.

(36)	Gene T. Pretti has voting and investment power over the securities identified above as beneficially owned by Zazove Associates, LLC.

(37)	Anu Sahai, vice president and portfolio manager, has voting and investment power over these securities.

(38)	Thrivent Investment Management Inc., a registered broker-dealer, is an indirect, wholly-owned subsidiary of Thrivent Financial for Lutherans.

(39)	Thrivent Financial for Lutherans is a corporation organized as a fraternal benefits society and is owned by its members.

(40)	The portfolio is an open-ended mutual fund registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

(41)	Franklin convertible Securities Fund and FTVIP Income Securities Fund are both registered investment companies. David P. Gross, vice president, has voting and investment power over these securities.

(42)	Gregory E. McGowan, director, has voting and investment power over these securities.

(43)	Allstate Insurance Company ("AIC") is a subsidiary of Allstate Corporation, which a publicly traded company on the New York Stock Exchange. AIC, directly and through its subsidiaries, is one of the largest property and liability insurance companies in the United States. The Public Equity Group of the Investment Department of AIC, which has responsibility for the securities described herein, is not aware of any positions, offices or other material relationships involving AIC or its subsidiaries which should be disclosed in response to the questions contained in the selling holders questionnaire. No independent investigation has been made, however, as to whether there are or may have been such transactions as a result of insurance activities, investment activities of other groups or divisions or actions with respect to or by such investee companies.

(44)	Alexander Mueller, director, has voting and investment power over these securities.

(45)	The Government of Singapore Investment Corporation Pte is a government institution and not a publicly-held entity.

(46)	Lehman Brothers, Inc. was a joint bookrunner for these securities.

(47)	Salomon Brothers Asset Management, Inc. ("SBAM") acts as the discretionary investment advisor with respect to these selling holders. SBAM is a subsidiary of Citigroup, which is a publicly traded entity.

(48)	Janus Capital Management LLC serves as the investment adviser to the Janus funds. Janus Distributors LLC is a wholly-owned subsidiary of Janus Capital Management LLC. Janus Distributors is registered as a broker-dealer under the Securities and Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. Janus Distributors acts as the agent of the Funds in connection with the sale of their shares.

(49)	Hartford Life Insurance Company – Intermediate Core Plus, Hartford Life Insurance Company Separate Account BF and Hartford Life Insurance Company Separate Account B – Core Plus Fixed Income are each wholly owned subsidiaries of the Hartford Financial Services Group, Inc., as is Woodbury Financial Services, Inc. (WFS). WFS is a registered broker dealer but had no connection to the purchases of the securities by these selling holders.

(50)	The investment manager of the selling holder is a wholly owned subsidiary of the Hartford Financial Services Group, Inc., which is a public company.

(51)	William J. Dwyer has voting and investment power over these securities.

(52)	K. Deblandey, portfolio manager, has voting and investment power over these securities.

(53)	Michael Hintze has voting and investment power over these securities.

(54)	Michael Long and Lori Johnstone, assistant vice presidents and in their capacity as investment advisers for Pacific Life Insurance Company, have voting and investment power over these securities.

(55)	Oaktree Capital Management LLC ("Oaktree") is the investment manager of the selling holder. It does not own any equity interest in the selling holder but has voting and dispositive power over the aggregate principal amount. Lawrence Keele is a principal of Oaktree and is the portfolio manager of the selling holder.

(56)	Fred Alger Management, Inc., the advisor to the selling holder, is a wholly-owned subsidiary of Fred Alger & Co., Inc., a registered broker-dealer. Fred M. Alger has voting and investment power over these securities.

(57)	Paul Iatronica has voting and investment power over these securities.

(58)	KBC Financial Products (Cayman Islands) Ltd. is an indirect wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(59)	Alexandra Investment Management, LLC, a Delaware limited liability company ("Alexandra"), serves as investment adviser to the Selling Securityholder (beneficial owner). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the Selling Securityholder. Alexandra disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov ("Filimonov") and Dimitri Sogoloff ("Sogoloff") are managing members of Alexandra. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the Selling Securityholder. Filimonov and Sogoloff disclaim beneficial ownership of such shares of common stock.

(60)	Only selling holders identified above who beneficially own the CODES set forth opposite their names in the foregoing table on the effective date of the registration statement of which this prospectus is a part, or any amendment thereof or supplement thereto, may sell the CODES or shares of common stock issuable upon conversion of the CODES pursuant to the registration statement. Prior to any use of this prospectus in connection with the offering of CODES or common stock by any holder not identified above, this prospectus will be amended or supplemented as required to set forth the name and principal amount or number of securities to be offered.

(61)	Assumes that any other holders of the CODES or any future pledgees, donees assignees, transferees or successors of or from any other such holders of the CODES do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the CODES at the current conversion rate.

Selling holders that are also broker-dealers may be deemed to be "underwriters" within the meaning of that term under the Securities Act. We have been advised that none of the selling holders identified herein are broker-dealers except for Van Kampen Asset Management, Morgan Stanley Investment Management, Thrivent Investment Management, Inc., Gartmore Global Investments, Credit Suisse First Boston LLC and Lehman Brothers, Inc. These holders did not purchase the CODES directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities by these holders. None of these broker-dealers have the right to designate or nominate a member or members of our Board of Directors. We have also been advised that, with respect to any selling holders identified herein who are affiliates of broker-dealers, (1) the selling holder purchased the CODES in the ordinary course of business and (2) at the time of the purchase of the CODES to be resold, the selling holder had no agreements or understandings, directly or indirectly, with any person to distribute the CODES or the underlying common stock.

PLAN OF DISTRIBUTION

The selling holders and their successors, including their transferees, pledgees or donees or their successors, may sell the CODES and the common stock into which the CODES are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The CODES and the common stock into which the CODES are convertible may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the CODES or the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

In connection with the sale of the CODES and the common stock into which the CODES are convertible or otherwise, the selling holders may enter into hedging transactions with the broker-dealers or other financial institutions, which may in turn engage in short sales of the CODES or the common stock into which the CODES are convertible in the course of hedging the positions they assume. The selling holders may also sell the CODES or the common stock into which the CODES are convertible short and deliver these securities to close out their short positions, or loans or pledge the CODES or the common stock into which the CODES are convertible to broker-dealers that in turn may sell these securities.

The selling holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The aggregate proceeds to the selling holders from the sale of the CODES or common stock into which the CODES are convertible offered by them will be the purchase price of the CODES or common stock less discounts and commissions, if any. Each of the selling holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of CODES or common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling holders of the CODES or the common stock into which the CODES are convertible.

Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the CODES on any national market or exchange. Although the initial purchasers of the CODES have advised us that they intend to make a market in the CODES, they are not obligated to do so. Therefore, we cannot assure you of the liquidity of the trading market for the CODES.

In order to comply with the securities laws of some states, if applicable, the CODES and common stock into which the CODES are convertible may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the CODES and common stock into which the CODES are convertible may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling holders and any underwriters, broker-dealers or agents that participate in the sale of the CODES and common stock into which the CODES are convertible may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the CODES and the underlying common stock by selling holders who are, or are deemed to be, underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. Selling holders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling holder may not sell any CODES or common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

To the extent required, the specific CODES or common stock to be sold, the names of the selling holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commission or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of holders of the CODES to register their CODES and common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling holders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the CODES and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling holders incident to the offering and sale of the CODES and the common stock.

LEGAL MATTERS

The validity of the CODES, the guarantees and of the shares of common stock issuable upon conversion thereof offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of L-3 Holdings and L-3 Communications as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 incorporated in this prospectus by reference to L-3 Holdings' and L-3 Communications' Current Report on Form 8-K dated November 23, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of The Titan Corporation as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the Commission. Such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Information about the operation of the Public Reference Section of the Commission may be obtained by calling the Commission at 1-800-SEC-0330.

So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the Commission to the trustee and the holders of the CODES. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the Commission, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the CODES as if we were subject to such periodic reporting requirements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, except for such portions of the Annual Report on Form 10-K, including our audited financial statements, that have been revised to reflect the recent change in our reportable segments, which portions are incorporated by reference from L-3 Holdings' and L-3 Communications' Current Report on Form 8-K dated November 23, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

•	Our Current Reports on Form 8-K filed on March 7, 2005, June 6, 2005, July 1, 2005, August 2, 2005, October 14, 2005 and November 23, 2005.

You can request a copy of these filings at no cost, by writing or calling us at the following address:

L-3 Communications Holdings, Inc. 600 Third Avenue New York, New York 10016 (212) 697-1111 Attention: Vice President–Finance

You should only rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

$700,000,000

L-3 COMMUNICATIONS HOLDINGS, INC.

3.00% Convertible Contingent Debt SecuritiesSM

(CODESSM) due 2035

and 6,841,884 Shares of Common Stock
Issuable Upon Conversion of the CODES

PROSPECTUS
                 , 2005

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee	$82,390
New York Stock Exchange listing fee	$2,500
Legal fees and expenses	$150,000
Accounting fees and expenses	$150,000
Trustee's fees and expenses	$3,000
Printing and engraving expenses	$65,000
Miscellaneous expenses	$10,000
Total	$462,890

Item 15.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

(i)	permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii)	permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii)	mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv)	that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

In addition to the indemnification provisions of the DGCL described above, our Certificate of Incorporation (the "Certificate of Incorporation") provides that we shall, to the fullest extent permitted by the DGCL, (i) indemnify our officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

Our Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the board of directors.

The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

Our Certificate of Incorporation limits the personal liability of our directors to us or our stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

We maintain officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.    Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.    Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected on the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By: /s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank C. Lanza	Chairman, Chief Executive Officer and Director	November 23, 2005

Frank C. Lanza

/s/ Michael T. Strianese	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 23, 2005

Michael T. Strianese

/s/ Ralph G. D'Ambrosio	Vice President – Finance (Principal Accounting Officer)	November 23, 2005

Ralph G. D'Ambrosio

/s/ Claude R. Canizares	Director	November 23, 2005

Claude R. Canizares

/s/ Peter A. Cohen	Director	November 23, 2005

Peter A. Cohen

/s/ Thomas A. Corcoran	Director	November 23, 2005

Thomas A. Corcoran

Signature	Title	Date

/s/ Robert B. Millard	Director	November 23, 2005

Robert B. Millard

Director

John M. Shalikashvili

/s/ Arthur L. Simon	Director	November 23, 2005

Arthur L. Simon

/s/ Alan H. Washkowitz	Director	November 23, 2005

Alan H. Washkowitz

/s/ John P. White	Director	November 23, 2005

John P. White

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

APCOM, INC.
BROADCAST SPORTS INC.
D.P. ASSOCIATES INC.
ELECTRODYNAMICS, INC.
HENSCHEL INC.
HYGIENETICS ENVIRONMENTAL SERVICES, INC.
INTELLIGENCE DATA SYSTEMS, INC.

INTERSTATE ELECTRONICS CORPORATION
KDI PRECISION PRODUCTS, INC.
L-3 COMMUNICATIONS AEROMET, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS ADVANCED LASER SYSTEMS     TECHNOLOGY, INC.
L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.
L-3 COMMUNICATIONS AVISYS CORPORATION
L-3 COMMUNICATIONS CSI, INC.
L-3 COMMUNICATIONS AYDIN CORPORATION
L-3 COMMUNICATIONS CE HOLDINGS, INC.
L-3 COMMUNICATIONS CINCINNATI ELECTRONICS     CORPORATION
L-3 COMMUNICATIONS EO/IR, INC.
L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES,     INC.
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS GOVERNMENT SERVICES, INC.
L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
L-3 COMMUNICATIONS INFRAREDVISION
    TECHNOLOGY CORPORATION
L-3 COMMUNICATIONS INVESTMENTS INC.
L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.
L-3 COMMUNICATIONS MAS (US) CORPORATION
L-3 COMMUNICATIONS MOBILE-VISION, INC.
L-3 COMMUNICATIONS SECURITY AND DETECTION     SYSTEMS, INC.
L-3 COMMUNICATIONS SONOMA EO, INC.
L-3 COMMUNICATIONS TITAN CORPORATION
L-3 COMMUNICATIONS WESTWOOD CORPORATION
LINCOM WIRELESS, INC.
MCTI ACQUISITION CORPORATION
MICRODYNE COMMUNICATIONS TECHNOLOGIES     INCORPORATED
MICRODYNE CORPORATION
MICRODYNE OUTSOURCING INCORPORATED
MPRI, INC.
PAC ORD INC.
POWER PARAGON, INC.
PROCOM SERVICES, INC.
SHELLCO, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD SWITCHGEAR, INC.
SYCOLEMAN CORPORATION

TITAN FACILITIES, INC. TITAN SCAN TECHNOLOGIES CORPORATION TROLL TECHNOLOGY CORPORATION WESCAM AIR OPS INC. WESCAM HOLDINGS (US) INC. WOLF COACH, INC.
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS VERTEX AEROSPACE LLC
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC L-3 COMMUNICATIONS FLIGHT CAPITAL LLC L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC
By: L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, as Sole Member
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria
Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

INTERNATIONAL SYSTEMS LLC

By:	L-3 COMMUNICATIONS TITAN CORPORATION
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

WESCAM AIR OPS LLC
By: L-3 COMMUNICATIONS EO/IR, INC. as Sole Member
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications EO/IR, Inc.	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

WESCAM LLC
By: L-3 COMMUNICATIONS CORPORATION, as Sole Member
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christoper C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the CODES, common stock into which the CODES are convertible and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Senior Vice President, Secretary and General Counsel of L-3 Communications Corporation	November 23, 2005
Christopher C. Cambria

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to L-3 Communications' and L-3 Communications Holdings' Quarterly Report on Form 10-Q for the period ended June 30, 2002)
3.2	By-laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to L-3 Communications Holdings' Registration Statement on Form S-1 (File No. 333-46975) filed on May 15, 1998)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to L-3 Communications Holdings' Registration Statement on Form S-1 (File No. 333-46975) filed on May 15, 1998)
4.2	Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings, inc. and the stockholders parties thereto (incorporated by reference to Exhibit 10.3 to L-3 Communications Holdings' Registration Statement on Form S-1 (File No. 333-46975), filed on May 15, 1998)
4.3	Registration Rights Agreement dated as of July 29, 2005 (incorporated by reference to Exhibit 10.74 to L-3 Communications' and L-3 Communications Holdings' Quarterly Report on Form 10-Q for the period ended June 30, 2005)
4.4	Indenture dated as of July 29, 2005 (incorporated by reference to Exhibit 10.70 to L-3 Communications' and L-3 Communications Holdings' Quarterly Report on Form 10-Q for the period ended June 30, 2005)
4.5	Supplemental Indenture dated as of November 1, 2005 (incorporated by reference to Exhibit 10.72 to L-3 Communications' and L-3 Communications Holdings' Quarterly Report on Form 10-Q for the period ended September 30, 2005)
4.6	Form of CODES (included as an exhibit to the Indenture)
*5.1	Opinion of Simpson Thacher & Bartlett LLP
*8.1	Opinion of Simpson Thacher & Bartlett LLP as to certain U.S. federal income tax matters
12.1	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to L-3 Communications' and L-3 Communications Holdings' Quarterly Report on Form 10-Q for the period ended September 30, 2005 and Exhibit 12 to L-3 Communications' and L-3 Communications Holdings' Annual Report on Form 10-K for the year ended December 31, 2004)
*23.1	Consent of PricewaterhouseCoopers LLP
*23.2	Consent of KPMG LLP
*23.3	Consents of Simpson Thacher & Bartlett LLP (contained in their opinions filed as Exhibits 5.1 and 8.1)
*24.1	Powers of Attorney (included on the signature pages to this registration statement)
*25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith.